                                                                    EXHIBIT 4(e)


================================================================================

                               TERM LOAN AGREEMENT


                          Dated as of October 17, 2002

                                      among

                            CONSUMERS ENERGY COMPANY,
                                as the Borrower,

             THE FINANCIAL INSTITUTIONS NAMED HEREIN, as the Banks,

                     BANK ONE, NA, as Administrative Agent,

                                       and

                     BARCLAYS BANK PLC, as Syndication Agent


================================================================================
               BANC ONE CAPITAL MARKETS, INC. and BARCLAYS CAPITAL
                    as Lead Arrangers and Joint Book Runners
================================================================================

                                Table of Contents

                                                                                          Page
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ARTICLE I:    DEFINITIONS ..............................................................    1
        1.1   Definitions ..............................................................    1
        1.2   Singular and Plural ......................................................   11
        1.3   Accounting Terms .........................................................   11

ARTICLE II:   THE TERM LOANS ...........................................................   11
        2.1   Initial Term Loans .......................................................   11
        2.2   Deferred Draw Term Loans .................................................   11
        2.3   Making of Term Loans .....................................................   12
        2.4   Repayment of Term Loans ..................................................   12
        2.5   Commitment Fee and Reductions of Commitment. .............................   12
        2.6   Optional Principal Payments ..............................................   13
        2.7   Mandatory Prepayments. ...................................................   14
        2.8   Conversion and Continuation of Outstanding Term Loans ....................   14
        2.9   Interest Rates, Interest Payment Dates ...................................   14
        2.10  Rate after Maturity ......................................................   15
        2.11  Method of Payment ........................................................   15
        2.12  Bonds; Record-keeping; Telephonic Notices. ...............................   15
        2.13  Lending Installations ....................................................   16
        2.14  Non-Receipt of Funds by the Agent ........................................   16

ARTICLE III:  [RESERVED] ...............................................................   17

ARTICLE IV:   CHANGE IN CIRCUMSTANCES ..................................................   17
        4.1   Yield Protection .........................................................   17
        4.2   Replacement Bank .........................................................   18
        4.3   Availability of Eurodollar Rate Loans ....................................   18
        4.4   Funding Indemnification ..................................................   18
        4.5   Taxes. ...................................................................   18
        4.6   Bank Certificates, Survival of Indemnity .................................   20

ARTICLE V:    REPRESENTATIONS AND WARRANTIES ...........................................   21
        5.1   Incorporation and Good Standing ..........................................   21
        5.2   Corporate Power and Authority; No Conflicts ..............................   21
        5.3   Governmental Approvals ...................................................   21
        5.4   Legally Enforceable Agreements ...........................................   21
        5.5   Financial Statements .....................................................   21
        5.6   Litigation ...............................................................   22
        5.7   Margin Stock .............................................................   22
        5.8   ERISA ....................................................................   22

                                Table of Contents
                                   (continued)


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                                                                                          ----
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        5.9   Insurance ................................................................   22
        5.10  Taxes ....................................................................   22
        5.11  Investment Company Act ...................................................   22
        5.12  Public Utility Holding Company Act .......................................   22
        5.13  Bonds ....................................................................   22

ARTICLE VI:   AFFIRMATIVE COVENANTS ....................................................   23
        6.1   Payment of Taxes, Etc ....................................................   23
        6.2   Maintenance of Insurance .................................................   23
        6.3   Preservation of Corporate Existence, Etc .................................   23
        6.4   Compliance with Laws, Etc ................................................   23
        6.5   Visitation Rights ........................................................   23
        6.6   Keeping of Books .........................................................   23
        6.7   Reporting Requirements ...................................................   24
        6.8   Use of Proceeds ..........................................................   25
        6.9   Maintenance of Properties, Etc ...........................................   25
        6.10  Bonds ....................................................................   26

ARTICLE VII:  NEGATIVE COVENANTS .......................................................   26
        7.1   Liens ....................................................................   26
        7.2   Sale of Assets ...........................................................   27
        7.3   Mergers, Etc .............................................................   28
        7.4   Compliance with ERISA ....................................................   28
        7.5   Change in Nature of Business .............................................   28
        7.6   Restricted Payments ......................................................   28
        7.7   Off-Balance Sheet Liabilities ............................................   28

ARTICLE VIII: FINANCIAL COVENANTS ......................................................   28
        8.1   Debt to Capital Ratio ....................................................   28
        8.2   Interest Coverage Ratio ..................................................   28

ARTICLE IX:   EVENTS OF DEFAULT ........................................................   29
        9.1   Events of Default ........................................................   29
        9.2   Remedies .................................................................   30

ARTICLE X:    WAIVERS, AMENDMENTS AND REMEDIES .........................................   31
        10.1  Amendments ...............................................................   31
        10.2  Preservation of Rights ...................................................   31

ARTICLE XI:   CONDITIONS PRECEDENT .....................................................   32
        11.1  Initial Term Loan ........................................................   32

                                Table of Contents
                                   (continued)

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        11.2   Incremental Deferred Draw Commitment; Deferred Draw Term Loans ............  33
        11.3   Each Term Loan ............................................................  33

ARTICLE XII:   GENERAL PROVISIONS ........................................................  34
        12.1   Successors and Assigns ....................................................  34
        12.2   Survival of Representations ...............................................  36
        12.3   Governmental Regulation ...................................................  36
        12.4   Taxes .....................................................................  36
        12.5   Choice of Law; Waiver of Jury Trial .......................................  36
        12.6   Headings ..................................................................  36
        12.7   Entire Agreement ..........................................................  36
        12.8   Expenses; Indemnification .................................................  36
        12.9   [Intentionally Omitted] ...................................................  37
        12.10  Severability of Provisions ................................................  37
        12.11  Setoff ....................................................................  37
        12.12  Ratable Payments ..........................................................  37
        12.13  Nonliability of Banks .....................................................  37

ARTICLE XIII:  THE AGENT .................................................................  38
        13.1   Appointment ...............................................................  38
        13.2   Powers ....................................................................  38
        13.3   General Immunity ..........................................................  38
        13.4   No Responsibility for Loans, Recitals, Etc ................................  38
        13.5   Action on Instructions of Banks ...........................................  38
        13.6   Employment of Agents and Counsel ..........................................  39
        13.7   Reliance on Documents; Counsel ............................................  39
        13.8   Agent's Reimbursement and Indemnification .................................  39
        13.9   Rights as a Bank ..........................................................  39
        13.10  Bank Credit Decision ......................................................  39
        13.11  Successor Agent ...........................................................  40
        13.12  Agent and Arrangers Fees ..................................................  40

ARTICLE XIV:   NOTICES ...................................................................  40
        14.1   Giving Notice .............................................................  40
        14.2   Change of Address .........................................................  40

ARTICLE XV: COUNTERPARTS .................................................................  41

SCHEDULES

COMMITMENT SCHEDULE

EXHIBITS

Exhibit A-1       Form of Supplemental Indenture
Exhibit A-2       Form of Incremental Supplemental Indenture
Exhibit B-1       Required Opinions from Michael D. VanHemert, Esq.
Exhibit B-2       Required Opinions from Skadden, Arps, Slate, Meagher & Flom, LLP
Exhibit B-3       Required Opinions from Miller, Canfield, Paddock and Stone, P.L.C.
Exhibit C         Form of Compliance Certificate
Exhibit D         Form of Assignment and Assumption Agreement
Exhibit E         Terms of Subordination (Junior Subordinated Debt)
Exhibit F         Terms of Subordination (Guaranty of Hybrid Preferred Securities)
Exhibit G-1       Form of Bond Delivery Agreement (Supplemental Indenture)
Exhibit G-2       Form of Bond Delivery Agreement (Incremental Supplemental Indenture)

                               TERM LOAN AGREEMENT

         This Term Loan Agreement, dated as of October 17, 2002, is among Consumers Energy Company, a Michigan corporation (the "Company"), the financial institutions listed on the signature pages hereof (together with their respective successors and assigns, the "Banks") and Bank One, NA, a national banking association having its principal office in Chicago, Illinois, as Agent.


                                   WITNESSETH:

         WHEREAS, the Company has requested, and the Banks have agreed to enter into, a credit facility providing for (i) an initial Term Loan in an aggregate amount of $70,000,000 and (ii) subsequent Term Loans up to a maximum aggregate amount of $5,000,000, or, subject to additional terms and conditions as set forth herein, $85,000,000;

         NOW THEREFORE, the parties hereto agree as follows:

                             ARTICLE I: DEFINITIONS

                  1.1 Definitions.  As used in this Agreement:

         "Accounting Changes" - see Section 1.3.

         "Agent" means Bank One in its capacity as administrative agent for the Banks pursuant to Article XIII, and not in its individual capacity as a Bank, and any successor Agent appointed pursuant to Article XIII.

         "Agreement" means this Term Loan Agreement, as amended from time to time.

         "Alternate Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

         "Applicable Margin" means, (i) with respect to Eurodollar Rate Loans at any time, 3.00% per annum, and (ii) with respect to Floating Rate Loans at any time, 2.00% per annum; provided, however, that for any period from and after December 1, 2002 during which the Interest Rate Reduction Conditions shall remain unsatisfied, the Applicable Margin with respect to Eurodollar Rate Loans during such period shall be 4.00% per annum, and the Applicable Margin with respect to Floating Rate Loans during such period shall be 3.00% per annum.

         "Arrangers" - see Section 13.12.

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Assignment Agreement" - see Section 12.1(E).

         "Banks" - see the preamble.

         "Bank One" means Bank One, NA (Main Office - Chicago), in its individual capacity, and its successors and assigns.

         "Base Eurodollar Rate" means, with respect to a Eurodollar Rate Loan for the relevant Interest Period, the per annum interest rate determined by the offered rate per annum at which deposits in U.S. dollars, for a period equal or comparable to such Interest Period, appears on Telerate page 3750 (or any successor page) as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or in the event such offered rate is not available from the Telerate page, the rate offered on deposits in U.S. dollars, for a period equal or comparable to such Interest Period, by Bank One's London Office to prime banks in the London interbank market at approximately 11:00 a.m. (London time), two Business Days prior to the first day of such Interest Period, and in an amount substantially equal to the amount of Bank One's relevant Eurodollar Rate Loan for such Interest Period.

         "Bonds" means one or more series of First Mortgage Bonds created under the Supplemental Indenture and the Incremental Supplemental Indenture issued in favor of, and in form and substance satisfactory to, the Agent.

         "Bond Delivery Agreement" means a bond delivery agreement whereby the Agent (x) acknowledges delivery of the applicable Bonds and (y) agrees to hold the applicable Bonds for the benefit of the Banks and to distribute all payments made by the Company on account thereof to the Banks, substantially in the form of Exhibit G-1 with respect to the Bonds issued under the Supplemental Indenture and substantially in the form of Exhibit G-2 with respect to the Bonds issued under the Incremental Supplemental Indenture.

         "Borrowing Date" means a date on which a Term Loan is made hereunder.

         "Borrowing Notice" - see Section 2.1.

         "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Rate Loans, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois and New York, New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois and New York, New York for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

         "Capital Lease" means any lease which has been or would be capitalized on the books of the lessee in accordance with GAAP.

         "CMS" means CMS Energy Corporation, a Michigan corporation.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" means all property and interests in property now owned or hereafter acquired by the Company or any of its Subsidiaries in or upon which a security interest, lien or mortgage is granted to the Agent, for the benefit of the Banks, under the Inventory Security Agreement.

         "Commitments" the Initial Term Loan Commitments, the Deferred Draw Term Loan Commitments and the Incremental Deferred Draw Commitments.

         "Commitment Fee" - see Section 2.5.

         "Commitment Schedule" means the Schedule identifying each Bank's Initial Term Loan Commitment, Deferred Draw Term Loan Commitment and Incremental Deferred Draw Commitment as of the date hereof attached hereto and identified as such.

         "Company" - see the preamble.

         "Consolidated EBIT" means Consolidated Net Income plus, (i) to the extent deducted from revenues in determining Consolidated Net Income (without duplication), (a) Consolidated Interest Expense, (b) expense for taxes paid or accrued, (c) any non-cash write-offs and write-downs contained in the Company's Consolidated Net Income, including, without limitation, write-offs or write-downs related to the sale of assets, impairment of assets and loss on contracts, and (d) the pre-tax write-off for the fiscal period ending December 31, 2001 in an amount not to exceed $126,000,000 arising from the loss on Power Purchase Agreement - MCV Partnership, minus, (ii) to the extent included in Consolidated Net Income, extraordinary gains realized other than in the ordinary course of business, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "Consolidated Interest Expense" means with respect to any period for which the amount thereof is to be determined, an amount equal to interest expense on Debt, including payments in the nature of interest under Capital Leases, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries calculated on a consolidated basis for such period.

         "Consolidated Subsidiary" means any Subsidiary whose accounts are or are required to be consolidated with the accounts of the Company in accordance with GAAP.

         "Conversion/Continuation Notice - see Section 2.8.

         "Credit Documents" means this Agreement, the Inventory Security Agreement, the Supplemental Indenture, the Incremental Supplemental Indenture and the Bonds.

         "Debt" means, with respect to any Person, and without duplication, (a) all indebtedness of such Person for borrowed money, (b) all indebtedness of such Person for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business which are not overdue), (c) all Unfunded Vested Liabilities of such Person (if such Person is not the Company, determined in a manner analogous to that of determining Unfunded Vested Liabilities of the Company), (d) all obligations of such Person arising under acceptance facilities, (e) all obligations of such Person as lessee under Capital Leases, (f) all obligations of such Person arising under any interest rate swap, "cap", "collar" or other hedging agreement; provided that for purposes of the calculation of Debt for this clause (f) only, the actual amount of Debt of such Person shall be determined on a net basis to the extent such agreements permit such amounts to be calculated on a net basis, and (g) all guaranties, endorsements (other than for collection in the ordinary course of business) and other contingent obligations of such Person to assure a creditor against loss (whether by the purchase of goods or services, the provision of funds for payment, the supply of funds to invest in any Person or otherwise) in respect of indebtedness or obligations of any other Person of the kinds referred to in clauses (a) through (f) above.

         "Default" means an event which but for the giving of notice or lapse of time, or both, would constitute an Event of Default.

         "Deferred Draw Date" means any Business Day on or prior to November 25, 2002, which date shall be the date the Company shall pay the initial installment of the "Term Loan" under (and as defined in) the Inventory Term Loan Agreement.

         "Deferred Draw Term Loan" - see Section 2.2.

         "Deferred Draw Term Loan Commitment" means, for each Bank, the obligation of such Bank to make a term loan to the Company on the Deferred Draw Date in an amount not exceeding the amount set forth on the Commitment Schedule as its Deferred Draw Term Loan Commitment or as set forth in any Assignment Agreement that has become effective pursuant to Section 12.1, as such amount may be modified from time to time.

         "Designated Officer" means the Chief Financial Officer, the Treasurer, an Assistant Treasurer, any Vice President in charge of financial or accounting matters or the principal accounting officer of the Company.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company or is under common control (within the meaning of Section 414(c) of the Code) with the Company.

         "Eurodollar Rate" means, with respect to any Interest Period applicable to a Eurodollar Rate Loan, an interest rate per annum equal to the sum of (i) the quotient obtained by dividing (a) the Base Eurodollar Rate applicable to such Interest Period by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the Applicable Margin.

         "Eurodollar Rate Loan" means a Term Loan which bears interest by reference to the Eurodollar Rate.

         "Event of Default" means an event described in Article IX.

         "Excluded Taxes" means, in the case of each Bank or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Bank or the Agent is incorporated or organized or (ii) the jurisdiction in which the Agent's or such Bank's principal executive office or such Bank's applicable Lending Installation is located.

         "Face Amount" means, with respect to any Bond, the face amount of such Bond.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         "First Mortgage Bonds" means bonds issued by the Company pursuant to the Indenture.

         "Fitch" means Fitch, Inc. or any successor thereto.

         "Floating Rate" means a rate per annum equal to (i) the Alternate Base Rate plus (ii) the Applicable Margin, changing when and as the Alternate Base Rate or the Applicable Margin changes.

         "Floating Rate Loan" means a Term Loan which bears interest at the Floating Rate.

         "FRB" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect on the date hereof, applied on a basis consistent with those used in the preparation of the financial statements referred to in
Section 5.5 (except, for purposes of the financial statements required to be delivered pursuant to Sections 6.7(B) and (C), for changes concurred in by the Company's independent public accountants).

         "Hybrid Preferred Securities" means any preferred securities issued by a Hybrid Preferred Securities Subsidiary, where such preferred securities have the following characteristics:

                  (i) such Hybrid Preferred Securities Subsidiary lends substantially all of the proceeds from the issuance of such preferred securities to the Company or a wholly-owned direct or indirect Subsidiary of the Company in exchange for Junior Subordinated Debt issued by the Company or such wholly-owned direct or indirect Subsidiary, respectively;

                  (ii) such preferred securities contain terms providing for the deferral of interest payments corresponding to provisions providing for the deferral of interest payments on the Junior Subordinated Debt; and

                  (iii) the Company or a wholly-owned direct or indirect Subsidiary of the Company (as the case may be) makes periodic interest payments on the Junior Subordinated Debt, which interest payments are in turn used by the Hybrid Preferred Securities Subsidiary to make corresponding payments to the holders of the preferred securities.

         "Hybrid Preferred Securities Subsidiary" means any Delaware business trust (or similar entity) (i) all of the common equity interest of which is owned (either directly or indirectly through one or more wholly-owned Subsidiaries of the Company) at all times by the Company or a wholly-owned direct or indirect Subsidiary of the Company, (ii) that has been formed for the purpose of issuing Hybrid Preferred Securities and (iii) substantially all of the assets of which consist at all times solely of Junior Subordinated Debt issued by the Company or a wholly-owned direct or indirect Subsidiary of the Company (as the case may be) and payments made from time to time on such Junior Subordinated Debt.

         "Incremental Deferred Draw Commitment" means, for each Bank, the obligation of such Bank to make a term loan to the Company on the Deferred Draw Date, which commitment shall not be effective until, and shall be subject to, the full satisfaction of the conditions set forth in Section 11.2, in an amount not exceeding the amount set forth on the Commitment Schedule as its Incremental Deferred Draw Commitment or as set forth in any Assignment Agreement that has become effective pursuant to Section 12.1, as such amount may be modified from time to time.

         "Incremental Supplemental Indenture" means a supplemental indenture substantially in the form of Exhibit A-2.

         "Indenture" means the Indenture, dated as of September 1, 1945, as supplemented and amended from time to time, from the Company to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as successor Trustee.

         "Initial Borrowing Date"  means October 17, 2002.

         "Initial Term Loan Commitment" means, for each Bank, the obligation of such Bank to make a term loan to the Company on the Initial Borrowing Date in an amount not exceeding the amount set forth on the Commitment Schedule as its Initial Term Loan Commitment.

         "Interest Period" means, with respect to a Eurodollar Rate Loan, a period of one, two, three or six months, or such shorter period agreed to by the Company and the Banks, commencing on a Business Day selected by the Company pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter (or such shorter period agreed to by the Company and the Banks; provided such shorter period shall not exceed ten periods at any time), provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month (or such shorter period, as applicable), such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month (or such shorter period, as applicable). If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day. The Company may not select any Interest Period that ends after the Maturity Date.

         "Interest Rate Reduction Conditions" means the delivery by the Company to the Agent and the Banks of (i) restated audited financial statements for CMS Energy Corporation for the 2000 and 2001 fiscal years, certified by independent certified public accountants acceptable to the Banks, together with copies of the certifications thereof executed by the chief executive officer and chief financial officer of CMS Energy Corporation and delivered to the SEC, and (ii) a certificate from the chief financial officer of the Company stating that upon the Agent's request the Company shall promptly deliver a bring-down letter from independent certified public accountants acceptable to the Agent with respect to the Company's financial statements for the period since the date of the most recently delivered and reviewed financial statements of the Company as set forth in the Company's most recent quarterly report on Form 10-Q filed with the SEC.

         "Inventory Security Agreement" means that certain Security Agreement, dated as of October 17, 2002, by and between the Company and the Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Inventory Term Loan Agreement" means the Inventory Term Loan Agreement, dated as of October 17, 2002, by and among the Company, the various financial institutions from time to time parties thereto, and Bank One, NA, as Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Junior Subordinated Debt" means any unsecured Debt of the Company or a Subsidiary of the Company (i) issued in exchange for the proceeds of Hybrid Preferred Securities and (ii) subordinated to the rights of the Banks hereunder and under the other Credit Documents pursuant to terms of subordination substantially similar to those set forth in Exhibit E, or pursuant to other terms and conditions satisfactory to the Majority Banks.

         "Lending Installation" means any office, branch, subsidiary or affiliate of a Bank.

         "Lien" means any lien (statutory or otherwise), security interest, mortgage, deed of trust, priority, pledge, charge, conditional sale, title retention agreement, financing lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

         "Loan" means a Floating Rate Loan or a Eurodollar Rate Loan, as applicable.

         "Majority Banks" means, as of any date of determination, Banks whose Pro Rata Shares, in the aggregate, are 66 2/3% or more of the sum of the aggregate amount of all of the Deferred Draw Term Loan Commitments and Incremental Deferred Draw Commitments, if any, plus the outstanding principal balance of all Term Loans as of such date.

         "Material Adverse Change" means any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the business, assets, property, financial condition, results of operations or prospects of the Company and its Subsidiaries, considered as a whole, (b) the Company's ability to perform its obligations under this Agreement and the other Credit Documents, (c) the validity or enforceability of any Credit Document or the rights or remedies of the Agent or the Banks thereunder, or (d) the perfection or priority of the Agent's Liens with respect to the Collateral.

         "Maturity Date" means April 15, 2003.

         "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

         "Net Proceeds" means, with respect to any sale or issuance of securities or incurrence of Debt by any Person, the excess of (i) the gross cash proceeds received by or on behalf of such Person in respect of such sale, issuance or incurrence (as the case may be) over (ii) customary underwriting commissions, auditing and legal fees, printing costs, rating agency fees and other customary and reasonable fees and expenses incurred by such Person in connection therewith.

         "Net Worth" means, with respect to any Person, the excess of such Person's total assets over its total liabilities, total assets and total liabilities each to be determined in accordance with GAAP consistently applied, excluding, however, from the determination of total assets (i) goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles, (ii) cash held in a sinking or other analogous fund established for the purpose of redemption, retirement or prepayment of capital stock or Debt, and (iii) any items not included in clauses
(i) or (ii) above, that are treated as intangibles in conformity with GAAP.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Term Loans, all accrued and unpaid Commitment Fees and all other obligations of the Company to the Banks or to any Bank, any Arranger or the Agent arising under the Credit Documents.

         "Off-Balance Sheet Liability" of a Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any sale and leaseback transaction which is not a Capital Lease, (iii) any liability under any so-called "synthetic lease" transaction entered into by such Person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from this clause
(iv) Operating Leases.

         "Operating Lease" of a Person means any lease of Property (other than a Capital Lease) by such Person as lessee.

         "Other Taxes" - see Section 4.5(B).

         "Payment Date" means the second Business Day of each calendar quarter occurring after the Initial Borrowing Date.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

         "Plan" means any employee benefit plan (other than a Multiemployer
Plan) maintained for employees of the Company or any ERISA Affiliate and covered by Title IV of ERISA.

         "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Pro Rata Share" means, with respect to any Bank, at any time, the percentage obtained by dividing (i) the sum of such Bank's Deferred Draw Term Loan Commitment and Incremental Deferred Draw Commitment, if any, at such time plus the outstanding principal balance of such Bank's Term Loans at such time by
(ii) the sum of the aggregate amount of all of the Deferred Draw Term Loan Commitments and Incremental Deferred Draw Commitments, if any, plus the outstanding principal balance of all Term Loans.

         "Regulation D" means Regulation D of the FRB from time to time in effect and shall include any successor or other regulation or official interpretation of said FRB relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation U" means Regulation U of the FRB from time to time in effect and shall include any successor or other regulation or official interpretation of said FRB relating to the extension of credit by banks, non-banks and non-broker-dealers for the purpose of purchasing or carrying margin stocks.

         "Reportable Event" has the meaning assigned to that term in Title IV of ERISA.

         "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

         "S&P" means Standard and Poor's Rating Services, a division of The McGraw Hill Companies, Inc. or any successor thereto.

         "SEC" means the Securities and Exchange Commission or any governmental authority which may be substituted therefor.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Securitized Bonds" shall mean any nonrecourse bonds or similar asset-backed securities issued by a special-purpose Subsidiary of the Company which are payable solely from specialized charges authorized by the utility commission of the relevant state in connection with the recovery of regulatory assets or other stranded costs.

         "Senior Debt" means the First Mortgage Bonds.

         "Single Employer Plan" means a Plan maintained by the Company or any ERISA Affiliate for employees of the Company or any ERISA Affiliate.

         "Subsidiary" means, as to any Person, any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other Persons performing similar functions are at the time owned directly or indirectly by such Person.

         "Supplemental Indenture" means a supplemental indenture substantially in the form of Exhibit A-1.

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

         "Term Loans" means the Initial Term Loans and the Deferred Draw Term Loans.

         "Termination Event" means (a) a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations), or (b) the withdrawal of the Company or any of its ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001 (a) (2) of ERISA, or (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate a Plan by the PBGC or to appoint a trustee to administer any Plan.

         "Total Consolidated Capitalization" means, at any date of determination, the sum of (a) Total Consolidated Debt, (b) equity of the common stockholders of the Company, (c) equity of the preference stockholders of the Company and (d) equity of the preferred stockholders of the Company, in each case determined at such date.

         "Total Consolidated Debt" means, at any date of determination, the aggregate Debt of the Company and its Consolidated Subsidiaries; provided, that Total Consolidated Debt shall exclude (i) the principal amount of any Securitized Bonds, (ii) any Junior Subordinated Debt owned by any Hybrid Preferred Securities Subsidiary, (iii) any guaranty by the Company of payments with respect to any Hybrid Preferred Securities, provided that such guaranty is subordinated to the rights of the Banks hereunder and under the other Credit Documents pursuant to terms of subordination substantially similar to those set forth in Exhibit F, or pursuant to other terms and conditions satisfactory to the Majority Banks, (iv) such percentage of the Net Proceeds from any issuance of hybrid debt/equity securities (other than Junior Subordinated Debt and Hybrid Preferred Securities) by the Company or any Consolidated Subsidiary as shall be agreed to be deemed equity by the Agent and the Company prior to the issuance thereof (which determination shall be based on, among other things, the treatment (if any) given to such securities by the applicable rating agencies).

         "Type" means, with respect to any Loan, the character of such Loan as a Eurodollar Rate Loan or a Floating Rate Loan.

         "Unfunded Vested Liabilities" means, (i) in the case of Single Employer Plans, the amount (if any) by which the present value of all vested nonforfeitable benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, and (ii) in the case of Multiemployer Plans, the withdrawal liability of the Company and its ERISA Affiliates.

                  1.2 Singular and Plural. The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                  1.3 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. If any changes in generally accepted accounting principles are hereafter required or permitted and are adopted by the Company or any of its Subsidiaries, or the Company or any of its Subsidiaries shall change its application of generally accepted accounting principles with respect to any Off-Balance Sheet Liabilities, in each case with the agreement of its independent certified public accountants, and such changes result in a change in the method of calculation of any of the financial covenants, tests, restrictions or standards herein or in the related definitions or terms used therein ("Accounting Changes"), the parties hereto agree, at the Company's request, to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating the Company's and its Subsidiaries' financial condition shall be the same after such changes as if such changes had not been made; provided, however, until such provisions are amended in a manner reasonably satisfactory to the Agent, the Arrangers and the Majority Banks, no Accounting Change shall be given effect in such calculations. In the event such amendment is entered into, all references in this Agreement to GAAP shall mean generally accepted accounting principles as of the date of such amendment.

                           ARTICLE II: THE TERM LOANS

                  2.1 Initial Term Loans. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make a term loan to the Company on the Initial Borrowing Date in an amount equal to such Bank's Initial Term Loan Commitment (each individually, an "Initial Term Loan" and, collectively, the "Initial Term Loans"). The Company shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m.
(Chicago time) on the Initial Borrowing Date, specifying (i) the Borrowing Date, which shall be the Initial Borrowing Date, and (ii) the aggregate amount of the Initial Term Loans. The Initial Term Loans shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Rate Loans in the manner provided in Section 2.8.

                  2.2 Deferred Draw Term Loans. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make a term loan to the Company on the Deferred Draw Date in an amount equal to such Bank's Deferred Draw Term Loan Commitment plus its then effective Incremental Deferred Draw Commitment, if any (each individually, a "Deferred Draw Term Loan" and, collectively, the "Deferred Draw Term Loans"). The Company shall give the Agent an irrevocable Borrowing Notice not later than 10:00 a.m. (Chicago time) on the third Business Day prior to the proposed Borrowing Date, specifying (i) the Borrowing Date, which shall be a Business Day, (ii) the aggregate amount of the Deferred Draw Term Loans, (iii) whether the Deferred Draw Term Loans initially will be Floating Rate Loans or Eurodollar Rate Loans and (iv) in the case of Eurodollar Rate Loans, the initial Interest Period applicable thereto. If the Deferred Draw Term Loans are not borrowed by the Company on the Deferred Draw Date, the Deferred Draw Term Loan Commitments and the Incremental Deferred Draw Commitments, if any, shall terminate on November 25, 2002 unless earlier terminated by the Company pursuant to Section 2.5(B). The Deferred Draw Term Loans, if requested, shall be drawn in a single borrowing, and the excess, if any, of the aggregate Deferred Draw Term Loan Commitments and the Incremental Deferred Draw Commitments on the Borrowing Date over the aggregate amount of the Deferred Draw Term Loans requested by the Company on such Borrowing Date shall terminate on such Borrowing Date.

                  2.3 Making of Term Loans. Promptly after receipt thereof, the Agent will notify each Bank of the contents of each Borrowing Notice. Not later than 12:00 noon (Chicago time) on each Borrowing Date, each Bank shall make available its applicable Term Loan in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIV. To the extent funds are received from the Banks, the Agent will make such funds available to the Company at the Agent's aforesaid address. No Bank's obligation to make any Term Loan shall be affected by any other Bank's failure to make any Term Loan.

                  2.4 Repayment of Term Loans. The Term Loans shall be repaid in four (4) installments, payable on the dates set forth below, commencing on January 31, 2003 and continuing thereafter until the Maturity Date, and the Term Loans shall be permanently reduced by the amount of each installment on the date payment thereof is made hereunder. The installments shall be in the aggregate amounts set forth below:

Installment Date                              Term Loan Installment Amount
----------------                              ----------------------------
January 31, 2003                    $ 29,000,000
February 28, 2003                   $ 45,000,000
March 31, 2003                      $ 36,000,000
April 15, 2003                      $ 45,000,000 (or, if less, the then
                                    outstanding principal balance of the Term Loans)

Notwithstanding the foregoing, the final installment shall be in the amount of the then outstanding principal balance of the Term Loans. No installment of any Term Loan may be reborrowed once repaid.

                  2.5 Commitment Fee and Reductions of Commitment.

                  (A) The Company agrees to pay to the Agent for the account of each Bank according to its Pro Rata Share a commitment fee (the "Commitment Fee") at the rate of 0.50% per annum on the aggregate Deferred Draw Term Loan Commitments from the

         Initial Borrowing Date to but not including the earlier of (i) the Borrowing Date of the Deferred Draw Term Loans and (ii) the date on which the Deferred Draw Term Loan Commitments are terminated in full (the earlier of such dates being the "Termination Date"). The Commitment Fee shall be payable quarterly in arrears on each Payment Date (for the quarter then most recently ended) and on the Termination Date (for the period then ended for which such fee has not previously been paid). The Commitment Fee shall be calculated for actual days elapsed on the basis of a 360 day year.

                  (B) The Company may permanently reduce the aggregate Deferred Draw Term Loan Commitments and the Incremental Deferred Draw Commitments in whole, or in part ratably among the Banks in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), upon at least five Business Days' written notice to the Agent, which shall specify the amount of any such reduction. All accrued Commitment Fees shall be payable on the effective date of any termination of the obligation of the Banks to make Deferred Draw Term Loans hereunder. Upon any permanent reduction in the aggregate Deferred Draw Term Loan Commitments pursuant to the terms of this Section 2.5(B), the Agent shall, upon request of the Company, promptly surrender to or upon the order of the Company one or more Bonds specified by the Company; provided that the Company remains in compliance with Section 6.10.

                  2.6 Optional Principal Payments. From and after the date that all of the obligations under the Inventory Term Loan Agreement shall have been paid in full and the Inventory Term Loan Agreement shall have been terminated, the Company may, upon at least one (1) Business Days' prior written notice to the Agent (which the Agent shall promptly transmit to each Bank), without penalty or premium, prepay the Term Loans which are Floating Rate Loans, in whole or in part. Term Loans which are Eurodollar Rate Loans may be prepaid in whole or in part upon at least three (3) Business Days' prior written notice to the Agent (which the Agent shall promptly transmit to each Bank), (A) on the expiration date of the then applicable Interest Period therefor, and (B) subject to the payment of the amounts required by Section 4.4, but otherwise without penalty or premium, on any other date. Any notice of prepayment given to the Agent under this Section 2.6 shall specify the date (which shall be a Business
Day) of prepayment, the aggregate principal amount of the prepayment and any allocation of such amount among the then remaining installments of the Term Loans and among the Floating Rate Loans and Eurodollar Rate Loans. When notice of prepayment is delivered as provided herein, the principal amount of the Term Loans specified in the notice shall become due and payable on the prepayment date specified in such notice. Unless the aggregate outstanding principal balance of the Term Loans is to be prepaid in full, voluntary prepayments of the Term Loans shall be in an aggregate minimum amount of $10,000,000 and integral multiples of $1,000,000 in excess of that amount. Each voluntary prepayment of the Term Loans shall be allocated first to Term Loans which are Floating Rate Loans until paid in full and then to Term Loans which are Eurodollar Rate Loans. Amounts prepaid hereunder may not be reborrowed. Upon any prepayment of the Term Loans pursuant to the terms of this Section 2.6, the Agent shall, upon request of the Company, promptly surrender to or upon the order of the Company one or more Bonds specified by the Company; provided that the Company remains in compliance with Section 6.10.

                  2.7 Mandatory Prepayments. Within three Business Days after the Company's or any of its Subsidiaries' receipt of any Net Proceeds with respect to any sale or issuance of debt securities by the Company or any of its Subsidiaries in the capital markets (other than Net Proceeds up to $100,000,000 in the aggregate in respect of debt securities with a maturity date one year or more from the date of issuance thereof provided that such securities shall not contain representations, warranties, covenants, events of default and remedies more restrictive than the terms and conditions set forth in this Agreement), the Company shall make a mandatory prepayment of the Term Loans and the "Term Loans" under (and as defined in) the Inventory Term Loan Agreement, ratably, in an amount equal to 100% of such Net Proceeds. Amounts prepaid hereunder shall be applied to outstanding accrued interest and then ratably to each of the then remaining installments payable under the Term Loans and may not be reborrowed. Upon any prepayment of the Term Loans pursuant to the terms of this Section 2.7, the Agent shall, upon request of the Company, promptly surrender to or upon the order of the Company one or more Bonds specified by the Company; provided that the Company remains in compliance with Section 6.10.

                  2.8 Conversion and Continuation of Outstanding Term Loans. Floating Rate Loans shall continue as Floating Rate Loans unless and until such Floating Rate Loans are converted into Eurodollar Rate Loans pursuant to this
Section 2.8 or are repaid in accordance with Sections 2.4 or 2.6. Each Eurodollar Rate Loan shall continue as a Eurodollar Rate Loan until the end of the then applicable Interest Period therefor, at which time such Eurodollar Rate Loan shall be automatically converted into a Floating Rate Loan unless (x) such Eurodollar Rate Loan is or was repaid in accordance with Sections 2.4 or 2.6 or
(y) the Company shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Rate Loan continue as a Eurodollar Rate Loan for the same or another Interest Period. The Company may elect from time to time to convert all or any part (in the minimum amount of $10,000,000 and in integral multiples of $1,000,000 in excess thereof) of a Floating Rate Loan into a Eurodollar Rate Loan. There shall be no more than ten (10) Interest Periods in effect at any time. The Company shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Loan into a Eurodollar Rate Loan or continuation of a Eurodollar Rate Loan not later than 11:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

      (i) the requested date, which shall be a Business Day, of such conversion or continuation;

      (ii) the aggregate amount and Type of the Loan which is to be converted or continued; and

      (iii) the amount of the Loan which is to be converted into or continued as a Eurodollar Rate Loan and the duration of the Interest Period applicable thereto.

                  2.9 Interest Rates, Interest Payment Dates. (A) Subject to
Section 2.10, each Loan shall bear interest as follows:

                  (i) at any time such Loan is a Floating Rate Loan, at a rate per annum equal to the Floating Rate from time to time in effect; and

                  (ii) at any time such Loan is a Eurodollar Rate Loan, at a rate per annum equal to the Eurodollar Rate for each applicable Interest Period therein.

Changes in the rate of interest on that portion of any Term Loan maintained as a Floating Rate Loan will take effect simultaneously with each change in the Floating Rate.

                  (B) Interest accrued on each Floating Rate Loan shall be payable on each Payment Date and at maturity. Interest accrued on each Eurodollar Rate Loan shall be payable on the last day of its applicable Interest Period, on any date on which such Eurodollar Rate Loan is prepaid and at maturity. Interest accrued on each Eurodollar Rate Loan having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. All fees hereunder and all interest on all Term Loans shall be calculated for actual days elapsed on the basis of a 360-day year. Interest on each Term Loan shall accrue from and including the date such Term Loan is made to but excluding the date payment thereof is received in accordance with Section 2.11. If any payment of principal of or interest on an Term Loan shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

                  2.10 Rate after Maturity. Any Term Loan not paid by the Company at maturity, whether by acceleration or otherwise, shall bear interest until paid in full at a rate per annum equal to the higher of the rate otherwise applicable thereto plus 1% or the Floating Rate plus 1%.

                  2.11 Method of Payment. All payments of principal, interest and fees hereunder shall be made in immediately available funds to the Agent at its address specified on its signature page to this Agreement (or at any other Lending Installation of the Agent specified in writing by the Agent to the Company) not later than noon (Chicago time) on the date when due and shall be applied ratably by the Agent among the Banks. Funds received after such time shall be deemed received on the following Business Day unless the Agent shall have received from, or on behalf of, the Company a Federal Reserve reference number with respect to such payment before 3:00 p.m. (Chicago time) on the date of such payment. Each payment delivered to the Agent for the account of any Bank shall be delivered promptly by the Agent in the same type of funds received by the Agent to such Bank at the address specified for such Bank on its signature page to this Agreement or at any Lending Installation specified in a notice received by the Agent from such Bank. The Agent is hereby authorized to charge the account of the Company maintained with Bank One, if any, for each payment of principal, interest, and fees as such payment becomes due hereunder.

                  2.12 Bonds; Record-keeping; Telephonic Notices.

                  (A) The obligation of the Company to repay the Obligations shall be evidenced by one or more Bonds.

                  (B) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Bank resulting from each Term Loan made by such Bank from time to time, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder.

                  (C) The Agent shall also maintain accounts in which it will record (i) the amount of each Term Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Bank hereunder, and (iii) the amount of any sum received by the Agent hereunder from the Company and each Bank's share thereof.

                  (D) The entries maintained in the accounts maintained pursuant to paragraphs (B) and (C) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Bank to maintain such accounts or any error therein shall not in any manner affect the obligation of the Company to repay the Obligations in accordance with their terms.

                  (E) The Company hereby authorizes the Banks and the Agent to make, convert or continue Term Loans based on telephonic notices made by any person or persons the Agent or any Bank in good faith believes to be acting on behalf of the Company. The Company agrees to deliver promptly to the Agent a written confirmation of each telephonic notice signed by a Designated Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Banks, the records of the Agent and the Banks shall govern absent manifest error.

                  2.13 Lending Installations. Subject to the provisions of
Section 4.6, each Bank may book its Term Loans at any Lending Installation selected by such Bank, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Term Loans shall be deemed held by the applicable Bank for the benefit of such Lending Installation. Each Bank may, by written or facsimile notice to the Company, designate a Lending Installation through which Term Loans will be made by it and for whose account payments on the Term Loans are to be made.

                  2.14 Non-Receipt of Funds by the Agent. Unless a Bank or the Company, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Bank, the proceeds of a Term Loan or (ii) in the case of the Company, a payment of principal, interest or fees to the Agent for the account of the Banks, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Bank or the Company, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Bank, the Federal Funds Rate for such day or (ii) in the case of payment by the Company, the interest rate applicable to the relevant Term Loan.

                             ARTICLE III: [RESERVED]

                       ARTICLE IV: CHANGE IN CIRCUMSTANCES

                  4.1 Yield Protection. (A) If any change in law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof by any agency or authority having jurisdiction over any Bank,

                  (i) subjects any Bank or any applicable Lending Installation to any increased tax, duty, charge or withholding on or from payments due from the Company (excluding taxation measured by or attributable to the overall net income of such Bank or applicable Lending Installation, whether overall or in any geographic area), or changes the rate of taxation of payments to any Bank in respect of its Term Loans or other amounts due it hereunder, or

                  (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Bank or any applicable Lending Installation (including, without limitation, any reserve costs under Regulation D with respect to Eurocurrency liabilities (as defined in Regulation D)), or

                  (iii) imposes any other condition the result of which is to increase the cost to any Bank or any applicable Lending Installation of making, funding or maintaining Term Loans, or reduces any amount receivable by any Bank or any applicable Lending Installation in connection with Term Loans or requires any Bank or any applicable Lending Installation to make any payment calculated by reference to its outstanding Term Loans or interest received by it, by an amount deemed material by such Bank, or

                  (iv) affects the amount of capital required or expected to be maintained by any Bank or Lending Installation or any corporation controlling any Bank and such Bank determines the amount of capital required is increased by or based upon the existence of this Agreement or its obligation to make Term Loans hereunder or of commitments of this type, then, upon presentation by such Bank to the Company of a certificate (as referred to in the immediately succeeding sentence of this Section 4.1) setting forth the basis for such determination and the additional amounts reasonably determined by such Bank for the period of up to 90 days prior to the date on which such certificate is delivered to the Company and the Agent, to be sufficient to compensate such Bank in light of such circumstances, the Company shall within 30 days of such delivery of such certificate pay to the Agent for the account of such Bank the specified amounts set forth on such certificate. The affected Bank shall deliver to the Company and the Agent a certificate setting forth the basis of the claim and specifying in reasonable detail the calculation of such increased expense, which certificate shall be prima facie evidence as to such increase and such amounts. An affected Bank may deliver more than one certificate to the Company during the term of this Agreement. In making the determinations contemplated by the above-referenced certificate, any Bank may make such reasonable estimates, assumptions, allocations and the like that such Bank in good faith determines to be appropriate, and such Bank's selection thereof in accordance with this Section
4.1 shall be conclusive and binding on the Company, absent manifest error.

                  (B) No Bank shall be entitled to demand compensation or be compensated hereunder to the extent that such compensation relates to any period of time more than 90 days prior to the date upon which such Bank first notified the Company of the occurrence of the event entitling such Bank to such compensation (unless, and to the extent, that any such compensation so demanded shall relate to the retroactive application of any event so notified to the Company).

                  4.2 Replacement Bank. If any Bank shall make a demand for payment under Section 4.1, then within 30 days after such demand, the Company may, with the approval of the Agent (which approval shall not be unreasonably withheld) and provided that no Default or Event of Default shall then have occurred and be continuing, demand that such Bank assign to one or more financial institutions designated by the Company and approved by the Agent all (but not less than all) of such Bank's Deferred Draw Term Loan Commitment and Incremental Deferred Draw Commitment, if any, and outstanding Term Loans within the period ending on the later of such 30th day and the last day of the longest of the then current Interest Periods or maturity dates for such outstanding Term Loans. It is understood that such assignment shall be consummated on terms satisfactory to the Company, the Agent and the assigning Bank, provided that such assigning Bank's consent to such an assignment shall not be unreasonably withheld.

                  4.3 Availability of Eurodollar Rate Loans.  If

                  (A) any Bank determines that maintenance of a Eurodollar Rate Loan at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, or

                  (B) the Majority Banks determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Rate Loans are not available or (ii) the Base Eurodollar Rate does not accurately reflect the cost of making or maintaining a Eurodollar Rate Loan, then the Agent shall suspend the availability of Eurodollar Rate Loans and, in the case of clause (A), require any Eurodollar Rate Loans to be converted to Floating Rate Loans on such date as is required by the applicable law, rule, regulation or directive.

                  4.4 Funding Indemnification. If any payment of a Eurodollar Rate Loan occurs on a date which is not the last day of an applicable Interest Period, whether because of prepayment or otherwise, or a Eurodollar Rate Loan is not made on the date specified by the Company for any reason other than default by the Banks, the Company will indemnify each Bank for any loss or cost (but not lost profits) incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Rate Loan; provided that the Company shall not be liable for any of the foregoing to the extent they arise because of acceleration by any Bank.

                  4.5 Taxes.

                  (A) All payments by the Company to or for the account of any Bank or the Agent hereunder or under any Bond shall be made free and clear of and without deduction for any and all Taxes. If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.5) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions,
         (iii) the Company shall pay the full amount deducted to the relevant authority in accordance with applicable law and (iv) the Company shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

                  (B) In addition, the Company hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Bond or from the execution or delivery of, or otherwise with respect to, this Agreement or any Bond ("Other Taxes").

                  (C) The Company hereby agrees to indemnify the Agent and each Bank for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent or such Bank and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent or such Bank makes demand therefor pursuant to Section 4.6.

                  (D) Each Bank that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Bank ") agrees that it will, not more than ten Business Days after the date hereof, or, if later, not more than ten Business Days after becoming a Bank hereunder, (i) deliver to each of the Company and the Agent two
         (2) duly completed copies of United States Internal Revenue Service Form W8BEN or W8ECI, certifying in either case that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Company and the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Bank further undertakes to deliver to each of the Company and the Agent
         (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and
         (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Company or the Agent. All forms or amendments described in the preceding sentence shall certify that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form or amendment with respect to it and such Bank advises the Company and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                  (E) For any period during which a Non-U.S. Bank has failed to provide the Company with an appropriate form pursuant to clause (D), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Bank shall not be entitled to indemnification under this Section 4.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Bank which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (D) above, the Company shall take such steps as such Non-U.S. Bank shall reasonably request to assist such Non-U.S. Bank to recover such Taxes.

                  (F) Any Bank that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Bond pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Company (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

                  (G) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or properly completed, because such Bank failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Banks under this Section 4.5(G) shall survive the payment of the Obligations and termination of this Agreement.

                  4.6 Bank Certificates, Survival of Indemnity. To the extent reasonably possible, each Bank shall designate an alternate Lending Installation with respect to Eurodollar Rate Loans to reduce any liability of the Company to such Bank under Section 4.1 or to avoid the unavailability of Eurodollar Rate Loan under Section 4.3, so long as such designation is not disadvantageous to such Bank. A certificate of such Bank as to the amount due under Section 4.1,
4.4 or 4.5 shall be final, conclusive and binding on the Company in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Rate Loan shall be calculated as though each Bank funded each Eurodollar Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Base Eurodollar Rate applicable to such Eurodollar Rate Loan whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in any certificate shall be payable on demand after receipt by the Company of such certificate. The obligations of the Company under Sections 4.1, 4.4 and 4.5 shall survive payment of the Obligations and termination of this Agreement, provided, that no Bank shall be entitled to compensation to the extent that such compensation relates to any period of time more than 90 days after the termination of this Agreement.

                    ARTICLE V: REPRESENTATIONS AND WARRANTIES

         The Company hereby represents and warrants that:

                  5.1 Incorporation and Good Standing. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Michigan.

                  5.2 Corporate Power and Authority; No Conflicts. The execution, delivery and performance by the Company of the Credit Documents are within the Company's corporate powers, have been duly authorized by all necessary corporate action and do not (i) violate the Company's charter, bylaws or any applicable law, or (ii) breach or result in an event of default under any indenture or material agreement, and do not result in or require the creation of any Lien upon or with respect to any of its properties (except the lien in favor of the Agent pursuant to the Inventory Security Agreement and the lien of the Indenture securing the Bonds).

                  5.3 Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Company of any Credit Document, except for the authorization to issue, sell or guarantee secured and/or unsecured short-term debt granted by the Federal Energy Regulatory Commission, which authorization has been obtained and is in full force and effect.

                  5.4 Legally Enforceable Agreements. Each Credit Document constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to (a) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                  5.5 Financial Statements. The audited balance sheet of the Company and its Consolidated Subsidiaries as at December 31, 2001, and the related statements of income and cash flows of the Company and its Consolidated Subsidiaries for the fiscal year then ended, as set forth in the Company's Annual Report on Form 10-K (copies of which have been furnished to each Bank), and the unaudited balance sheet of the Company and its Consolidated Subsidiaries as at June 30, 2002 (copies of which have been furnished to each Bank), fairly present the financial condition of the Company and its Consolidated Subsidiaries as at such dates and the results of operations of the Company and its Consolidated Subsidiaries for the periods ended on such dates, all in accordance with GAAP (except to the extent that the Company may restate its financial statements for the years ended December 30, 2000 and December 31, 2001, in connection with its new auditor's review of such statements in support of the re-audit of CMS Energy Corporation's financial statements), and since December 31, 2001, there has been no Material Adverse Change (except to the extent described in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 as filed with the SEC, copies of which have been furnished to each Bank).

                  5.6 Litigation. Except (i) to the extent described in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, and Current Reports on Form 8-K filed by the Company on July 30, 2002 and September 8, 2002, in each case as filed with the SEC, copies of which have been furnished to each Bank, and (ii) such other similar actions, suits and proceedings predicated on the occurrence of the same events giving rise to any actions, suits and proceedings described in the Reports filed with the SEC set forth in clause (i) hereof, there is no pending or threatened action or proceeding against the Company or any of its Consolidated Subsidiaries before any court, governmental agency or arbitrator, which, if adversely determined, might reasonably be expected to materially adversely affect the financial condition, results of operations, business, Property or prospects of the Company and its Consolidated Subsidiaries, taken as a whole, or that would materially adversely affect the Company's ability to perform its obligations under any Credit Document. As of the Initial Borrowing Date, there is no litigation challenging the validity or the enforceability of any of the Credit Documents.

                  5.7 Margin Stock. The Company is not engaged in the business of extending credit for the purpose of buying or carrying margin stock (within the meaning of Regulation U), and no proceeds of any Term Loan will be used to buy or carry any margin stock or to extend credit to others for the purpose of buying or carrying any margin stock.

                  5.8 ERISA. No Termination Event has occurred or is reasonably expected to occur with respect to any Plan. Neither the Company nor any of its ERISA Affiliates is an employer under a Multiemployer Plan.

                  5.9 Insurance. All insurance required by Section 6.2 is in full force and effect.

                  5.10 Taxes. The Company and its Subsidiaries have filed all tax returns (Federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, or, to the extent the Company or any of its Subsidiaries is contesting in good faith an assertion of liability based on such returns, has provided adequate reserves for payment thereof in accordance with GAAP.

                  5.11 Investment Company Act. The Company is not an investment company (within the meaning of the Investment Company Act of 1940, as amended).

                  5.12 Public Utility Holding Company Act. The Company is exempt from the registration requirements of the Public Utility Holding Company Act of 1935, as amended, 15 USC 79, et seq.

                  5.13 Bonds. The issuance to the Agent of Bonds as evidence of the Obligations (i) will not violate any provision of the Indenture or any other agreement or instrument, or any law or regulation, or judicial or regulatory order, judgment or decree, to which the Company or any of its Subsidiaries is a party or by which any of the foregoing is bound and (ii) will provide the Banks, as beneficial holders of the Bonds through the Agent, the benefit of the Lien of the Indenture equally and ratably with the holders of other First Mortgage Bonds.

                        ARTICLE VI: AFFIRMATIVE COVENANTS

         So long as any Obligations shall remain unpaid or any Bank shall have any Commitment under this Agreement, the Company shall:

                  6.1 Payment of Taxes, Etc. Pay and discharge before the same shall become delinquent, (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its property, and (b) all lawful claims which, if unpaid, might by law become a Lien upon its property, provided that the Company shall not be required to pay or discharge any such tax, assessment, charge or claim (i) which is being contested by it in good faith and by proper procedures or (ii) the non-payment of which will not materially adversely affect the financial condition or results of operations of the Company and its Consolidated Subsidiaries, taken as a whole.

                  6.2 Maintenance of Insurance. Maintain insurance in such amounts and covering such risks with respect to its business and properties as is usually carried by companies engaged in similar businesses and owning similar properties, either with reputable insurance companies or, in whole or in part, by establishing reserves or one or more insurance funds, either alone or with other corporations or associations.

                  6.3 Preservation of Corporate Existence, Etc. Preserve and maintain its corporate existence, rights and franchises, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its business and operations or the ownership of its properties, provided that the Company shall not be required to preserve any such right or franchise or to remain so qualified unless the failure to do so would have a material adverse effect on the financial condition or results of operations of the Company and its Consolidated Subsidiaries, taken as a whole, or the ability of the Company to enter into, or to perform its obligations under, any Credit Document.

                  6.4 Compliance with Laws, Etc. Comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, the non-compliance with which would materially adversely affect the financial condition or results of operations of the Company and its Consolidated Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations under any Credit Document.

                  6.5 Visitation Rights. Subject to any necessary approval from the Nuclear Regulatory Commission, at any reasonable time and from time to time, permit the Agent, any of the Banks or any agents or representatives thereof to examine and make copies of and abstracts from its records and books of account, visit its properties and discuss its affairs, finances and accounts with any of its officers.

                  6.6 Keeping of Books. Keep, and cause each Consolidated Subsidiary to keep, adequate records and books of account, in which full and correct entries shall be made of all of its financial transactions and its assets and business so as to permit the Company and its Consolidated Subsidiaries to present financial statements in accordance with GAAP.

                  6.7 Reporting Requirements. Furnish to the Agent, with sufficient copies for each of the Banks:

                  (A) as soon as practicable and in any event within five Business Days after becoming aware of the occurrence of any Default or Event of Default, a statement of a Designated Officer as to the nature thereof, and as soon as practicable and in any event within five Business Days thereafter, a statement of a Designated Officer as to the action which the Company has taken, is taking or proposes to take with respect thereto;

                  (B) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as at the end of such quarter, and the related consolidated statements of income, cash flows and common stockholder's equity of the Company and its Consolidated Subsidiaries as at the end of and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, or statements providing substantially similar information (which requirement shall be deemed satisfied by the delivery of the Company's quarterly report on Form 10-Q for such quarter), all in reasonable detail and duly certified (subject to the absence of footnotes and to year-end audit adjustments) by a Designated Officer as having been prepared in accordance with GAAP, together with (i) a certificate of a Designated Officer (which certificate shall also accompany the financial statements delivered pursuant to clause (C) below) stating that such officer has no knowledge (having made due inquiry with respect thereto) that a Default or Event of Default has occurred and is continuing, or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the actions which the Company has taken, is taking or proposes to take with respect thereto, and (ii) a certificate of a Designated Officer, in substantially the form of Exhibit C hereto, setting forth the Company's computation of the financial ratios specified in Sections 8.1 and 8.2 as of the end of the immediately preceding fiscal quarter or year, as the case may be, of the Company;

                  (C) as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a copy of the Annual Report on Form 10-K (or any successor form) for the Company for such year, including therein the consolidated balance sheet of the Company and its Consolidated Subsidiaries as at the end of such year and the consolidated statements of income, cash flows and common stockholder's equity of the Company and its Consolidated Subsidiaries as at the end of and for such year, or statements providing substantially similar information, in each case certified by independent public accountants of recognized national standing selected by the Company (and not objected to by the Majority Banks), together with a certificate of such accounting firm addressed to the Banks stating that, in the course of its examination of the consolidated financial statements of the Company and its Consolidated Subsidiaries, which examination was conducted by such accounting firm in accordance with GAAP, (1) such accounting firm has obtained no knowledge that an Event of Default, insofar as such Event of Default related to accounting or financial matters, has occurred and is continuing, or if, in the opinion of such accounting firm, such an Event of Default has occurred and is continuing, a statement as to the nature thereof, and
         (2) such accounting firm has examined a certificate prepared by the Company setting forth the computations made by the Company in determining, as of the end of such fiscal year, the ratios specified in Sections 8.1 and 8.2, which certificate shall be attached to the certificate of such accounting firm, and such accounting firm confirms that such computations accurately reflect such ratios;

                  (D) promptly after the sending or filing thereof, copies of all proxy statements which the Company sends to its stockholders, copies of all regular, periodic and special reports (other than those which relate solely to employee benefit plans) which the Company files with the SEC and notice of the sending or filing of (and, upon the request of the Agent or any Bank, a copy of) any final prospectus filed with the SEC;

                  (E) as soon as possible and in any event (i) within 30 days after the Company or any of its ERISA Affiliates knows or has reason to know that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan has occurred and (ii) within ten days after the Company or any of its ERISA Affiliates knows or has reason to know that any other Termination Event with respect to any Plan has occurred, a statement of the Chief Financial Officer of the Company describing such Termination Event and the action, if any, which the Company or such ERISA Affiliate, as the case may be, proposes to take with respect thereto;

                  (F) promptly upon becoming aware thereof, notice of any upgrading or downgrading of the rating of the Senior Debt by Fitch, Moody's or S&P;

                  (G) as soon as possible and in any event within five (5) days after the occurrence of any material default under any material agreement to which the Company or any of its Subsidiaries is a party, which default would materially adversely affect the financial condition, business, results of operations, Property or prospects of the Company and its Subsidiaries, considered as a whole, any of which is continuing on the date of such certificate, a certificate of the president or chief financial officer of the Company setting forth the details of such material default and the action which the Company or any such Subsidiary proposes to take with respect thereto; and

                  (H) such other information respecting the Collateral or the business, properties or financial condition of the Company as the Agent or any Bank through the Agent may from time to time reasonably request.

                  6.8 Use of Proceeds. The Company will use the proceeds of the Term Loans for general corporate purposes and working capital. The Company will not, nor will it permit any Subsidiary to, use any of the proceeds of the Term Loans to purchase or carry any "margin stock" (as defined in Regulation U).

                  6.9 Maintenance of Properties, Etc. The Company shall, and shall cause each of its Subsidiaries to, maintain in all material respects all of its respective owned and leased Property in good and safe condition and repair to the same degree as other companies engaged in similar businesses and owning similar properties, and not permit, commit or suffer any waste or abandonment of any such Property, and from time to time make or cause to be made all material repairs, renewals and replacements thereof, including, without limitation, any capital improvements which may be required; provided, however, that such Property may be altered or renovated in the ordinary course of the Company's or its Subsidiaries' business; and provided, further, that the foregoing shall not restrict the sale of any asset of the Company or any Subsidiary to the extent not prohibited by Section 7.2.

                  6.10 Bonds. Beginning on the Initial Borrowing Date and continuing until the Commitments have terminated and all Obligations have been paid in full, cause the aggregate amount of all Bonds outstanding to at all times be equal to or greater than the aggregate outstanding Term Loans and interest hereunder.

                  6.11 First Mortgage Bonds. The Company shall not issue, or cause to be issued, any First Mortgage Bonds on or before the Deferred Draw Date other than to provide the Banks, as beneficial holders of the Bonds through the Agent, the benefit of the Lien of the Indenture equally and ratably with the holders of other First Mortgage Bonds to secure the Term Loans made pursuant to the Deferred Draw Term Loan Commitments and the then effective Incremental Term Loan Commitments.

                         ARTICLE VII: NEGATIVE COVENANTS

         So long as any Obligations shall remain unpaid or any Bank shall have any Commitment under this Agreement, the Company shall not:

                  7.1 Liens. Create, incur, assume or suffer to exist any Lien upon or with respect to any of its properties, now owned or hereafter acquired, except:

                  (A) Liens created pursuant to the Indenture securing the First Mortgage Bonds;

                  (B) Liens securing pollution control bonds, or bonds issued to refund or refinance pollution control bonds (including Liens securing obligations (contingent or otherwise) of the Company under letter of credit agreements or other reimbursement or similar credit enhancement agreements with respect to pollution control bonds), provided that the aggregate face amount of any such bonds so issued shall not exceed the aggregate face amount of such pollution control bonds, as the case may be, so refunded or refinanced;

                  (C) Liens in (and only in) assets acquired to secure Debt incurred to finance the acquisition of such assets;

                  (D) Statutory and common law banker's Liens on bank deposits;

                  (E) Liens in respect of accounts receivable sold, transferred or assigned by the Company;

                  (F) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (G) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

                  (H) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

                  (I) Judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered (subject to a customary deductible) by insurance;

                  (J) Zoning restrictions, easements, licenses, covenants, reservations, utility company rights, restrictions on the use of real property or minor irregularities of title incident thereto which do not in the aggregate materially detract from the value of the property or assets of the Company or materially impair the operation of its business;

                  (K) Liens arising in connection with the financing of the Company's fuel resources, including, but not limited to, nuclear fuel;

                  (L) Liens arising pursuant to MCL 324.20138; provided that the aggregate amount of all obligations secured by such Liens (excluding any such Liens of which the Company has no knowledge or which are permitted by subsection (F) above) shall not exceed $20,000,000;

                  (M) Liens arising in connection with Securitized Bonds;

                  (N) Liens on the "Facility LC Collateral Account" under (and as defined in) that certain 364-Day Credit Agreement, dated as of July 12, 2002, by and among the Company, the banks from time to time parties thereto, and Bank One, NA, as agent thereunder, as amended, restated, supplemented or otherwise modified from time to time;

                  (O) Liens on the Collateral in favor of the Agent under the Inventory Term Loan Agreement pursuant to the Inventory Security Agreement; and

                  (P) Other Liens securing obligations in an aggregate amount not in excess of $150,000,000.

                  7.2 Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of 15% or more of its assets.

                  7.3 Mergers, Etc. Merge with or into or consolidate with or into any other Person, except that the Company may merge with any other Person, provided that, in each case, immediately after giving effect thereto, (a) no event shall occur and be continuing which constitutes a Default or Event of Default, (b) the Company is the surviving corporation, (c) the Company shall not be liable with respect to any Debt or allow its property to be subject to any Lien which it could not become liable with respect to or allow its property to become subject to under this Agreement on the date of such transaction and (d) the Company's Net Worth shall be equal to or greater than its Net Worth immediately prior to such merger.

                  7.4 Compliance with ERISA. Permit to exist any occurrence of any Reportable Event, or any other event or condition which presents a material (in the reasonable opinion of the Majority Banks) risk of a termination by the PBGC of any Plan of the Company or any ERISA Affiliate, which termination will result in any material (in the reasonable opinion of the Majority Banks) liability of the Company or such ERISA Affiliate to the PBGC.

                  7.5 Change in Nature of Business. Make any material change in the nature of its business as carried on as of the date hereof.

                  7.6 Restricted Payments. The Company: (a) will not declare or pay any dividends or make any other distributions on its capital stock (other than dividends payable solely in such capital stock) or redeem any such capital stock; and (b) will not, and will not permit any Subsidiary to, purchase or otherwise acquire or retire any of the Company's capital stock or make any loans or advances to CMS or any Subsidiary thereof (other than the Company or any Subsidiary thereof); provided that, so long as no Default or Event of Default exists, the Company may pay dividends in an aggregate amount not to exceed $300,000,000 during any calendar year.

                  7.7 Off-Balance Sheet Liabilities. Create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, Off-Balance Sheet Liabilities (exclusive of obligations arising in connection with (a) the Amended and Restated Receivables Sale Agreement among the Company, Asset Securitization Cooperative Corporation and Canadian Imperial Bank of Commerce dated as of April 1, 2002 and (b) the Master Lease and Lease Supplement, each dated as of April 23, 2001, between Consumers Campus Holding, LLC (a wholly-owned Subsidiary of the Company), as lessee, and Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee of CEC Trust 2001-A, as lessor, along with various other related agreements) in the aggregate in excess of $150,000,000 at any time.

                        ARTICLE VIII: FINANCIAL COVENANTS

         So long as any of the Obligations shall remain unpaid or any Bank shall have any Commitment under this Agreement, the Company shall:

                  8.1 Debt to Capital Ratio. At all times, maintain a ratio of Total Consolidated Debt to Total Consolidated Capitalization of not greater than
0.65 to 1.0.

                  8.2 Interest Coverage Ratio. Not permit the ratio, determined as of the end of each of its fiscal quarters for the then most-recently ended four fiscal quarters, of (i) Consolidated EBIT to (ii) Consolidated Interest Expense to be less than 2.0 to 1.0.

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
                          ARTICLE IX: EVENTS OF DEFAULT

                  9.1 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default":

                  (A) The Company shall fail to pay (i) any principal of any Term Loan when due and payable, or (ii) any interest on any Term Loan or any fee or other Obligation payable hereunder within five (5) days after such interest or fee or other Obligation becomes due and payable;

                  (B) Any representation or warranty made by the Company (or any of its officers) in this Agreement or any other Credit Document or in any certificate, document, report, financial or other written statement furnished at any time pursuant to any Credit Document shall prove to have been incorrect in any material respect on or as of the date made;

                  (C) The Company shall fail to perform or observe any term, covenant or agreement contained in Section 6.10, Section 6.11, Article VII or Article VIII; or the Company shall fail to perform or observe any other term, covenant or agreement on its part to be performed or observed in this Agreement or in any other Credit Document and such failure shall continue for 30 consecutive days after notice thereof by means of facsimile, regular mail or written notice delivered in person (or telephonic notice thereof confirmed in writing) shall have been given to the Company by the Agent or the Majority Banks;

                  (D) The Company shall: (i) fail to pay any Debt (other than the payment obligations described in subsection (A) above) in excess of $25,000,000, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the instrument or agreement relating to such Debt; or (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Debt, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, the maturity of such Debt, unless the obligee under or holder of such Debt shall have waived in writing such circumstance, or such circumstance has been cured, so that such circumstance is no longer continuing; or (iii) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), in each case in accordance with the terms of such agreement or instrument, prior to the stated maturity thereof; or (iv) generally not, or shall admit in writing its inability to, pay its debts as such debts become due;

                  (E) The Company: (i) shall make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (ii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iii) shall have had any such petition or application filed or any such proceeding shall have been commenced, against it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed for a period of 30 consecutive days or more; or (iv) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property; or (v) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of 30 days or more; or (vi) shall take any corporate action to authorize any of the actions set forth above in this subsection (E);

                  (F) One or more judgments, decrees or orders for the payment of money in excess of $25,000,000 in the aggregate shall be rendered against the Company and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order or (ii) there shall be any period of more than 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

                  (G) Any Termination Event with respect to a Plan shall have occurred, and 30 days after notice thereof shall have been given to the Company by the Agent, (i) such Termination Event (if correctable) shall not have been corrected and (ii) the then present value of such Plan's vested benefits exceeds the then current value of the assets accumulated in such Plan by more than the amount of $25,000,000 (or in the case of a Termination Event involving the withdrawal of a "substantial employer" (as defined in Section 4001(A)(2) of ERISA), the withdrawing employer's proportionate share of such excess shall exceed such amount).

                  (H) Any Bond shall cease to be in full force and effect (except for Bonds surrendered by the Agent pursuant to Section 2.5(B), 2.6 or 2.7); or the Company shall deny that it has any liability or obligation under any Bond or purport to revoke, terminate, rescind or redeem any Bond (other than in accordance with the terms of the Bonds and the Indenture).

                  (I) Any of the following shall occur and shall continue for ten (10) consecutive days after the Company has knowledge thereof: (i) on any date after the attachment of the Lien thereunder, the Inventory Security Agreement shall for any reason fail to create a valid and perfected first priority security interest in the Collateral purported to be covered thereby, (ii) the Inventory Security Agreement shall fail to remain in full force or effect, except with respect to any Collateral released pursuant to the express terms of thereof, or (iii) any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Inventory Security Agreement.

                  9.2 Remedies. If any Event of Default shall occur and be continuing, the Agent shall upon the request, or may with the consent, of the Majority Banks, by notice to the Company, (i) declare the Commitments to be terminated or suspended, whereupon the same shall forthwith terminate, and/or
(ii) declare the Obligations to be forthwith due and payable, whereupon the aggregate outstanding Term Loans and all other Obligations shall become and be forthwith due and payable, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company, provided that in the case of an Event of Default referred to in subsection 9.1(E) above, the Commitments shall automatically terminate and the Obligations shall automatically become due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company.

                   ARTICLE X: WAIVERS, AMENDMENTS AND REMEDIES

                  10.1 Amendments. Subject to the provisions of this Article X, the Majority Banks (or the Agent with the consent in writing of the Majority Banks) and the Company may enter into written agreements supplemental hereto for the purpose of adding or modifying any provisions to the Credit Documents or changing in any manner the rights of the Banks or the Company hereunder or waiving any Event of Default hereunder, provided that no such supplemental agreement shall, without the consent of all of the Banks:

                  (a) Extend the maturity of any Term Loan or reduce the principal amount thereof to a date after the Maturity Date, or reduce the rate or extend the time of payment of interest thereon or fees thereon.

                  (b) Modify the percentage specified in the definition of Majority Banks.

                  (c) Extend the Deferred Draw Date or increase the amount of the Commitments of any Bank hereunder, or permit the Company to assign its rights under this Agreement.

                  (d) Amend Section 6.10 or this Section 10.1.

                  (e) Make any change in an express right in this Agreement of a single Bank to give its consent, make a request or give a notice.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent.

                  10.2 Preservation of Rights. No delay or omission of the Banks or the Agent to exercise any right under the Credit Documents shall impair such right or be construed to be a waiver of any Default or Event of Default or an acquiescence therein, and the making of a Term Loan notwithstanding the existence of a Default or Event of Default or the inability of the Company to satisfy the conditions precedent to such Term Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Credit Documents whatsoever shall be valid unless in writing signed by the Banks required pursuant to Section 10.1, and then only to the extent in such writing specifically set forth. All remedies contained in the Credit Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Banks until the Obligations have been paid in full.

                        ARTICLE XI: CONDITIONS PRECEDENT

                  11.1 Initial Term Loan. The Banks shall not be required to make the Initial Term Loan hereunder unless the Company has furnished to the Agent with sufficient copies for the Banks:

                  (A) Copies of the Restated Articles of Incorporation of the Company, together with all amendments, certified by the Secretary or an Assistant Secretary of the Company, and a certificate of good standing, certified by the appropriate governmental officer in its jurisdiction of incorporation.

                  (B) Copies, certified by the Secretary or an Assistant Secretary of the Company, of its bylaws and of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Bank) authorizing the execution of the Credit Documents.

                  (C) An incumbency certificate, executed by the Secretary or an Assistant Secretary of the Company, which shall identify by name and title and bear the original or facsimile signature of the officers of the Company authorized to sign the Credit Documents and the officers or other employees authorized to make borrowings hereunder, upon which certificate the Banks shall be entitled to rely until informed of any change in writing by the Company.

                  (D) A certificate, signed by a Designated Officer of the Company, stating that on the date hereof no Default or Event of Default has occurred and is continuing.

                  (E) Evidence satisfactory to the Agent of the issuance of Bonds in the form set forth in the Supplemental Indenture and in an aggregate principal amount of $70,000,000 pursuant to the applicable Bond Delivery Agreement.

                  (F) Favorable opinions of: (i) Michael D. VanHemert, Esq., Deputy General Counsel of the Company, as to the matters set forth in Exhibit B-1 and as to such other matters as the Agent may reasonably request; and (ii) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company, as to the matters set forth in Exhibit B-2 and as to such other matters as the Agent may reasonably request; and (iii) Miller, Canfield, Paddock and Stone, P.L.C., special counsel to the Company, as to the matters set forth in Exhibit B-3 and as to such other matters as the Agent may reasonably request. Such opinions shall be addressed to the Agent and the Banks and shall be satisfactory in form and substance to the Agent.

                  (G) Evidence satisfactory to the Agent that the initial "Term Loan" under and as defined in the Inventory Term Loan Agreement shall have been made or shall be made simultaneously with the Initial Term Loan hereunder.

                  (H) Evidence, in form and substance satisfactory to the Agent, that the Company has obtained all governmental approvals, if any, necessary for it to enter into the Credit Documents.

                  (I) Such other documents as any Bank or its counsel may have reasonably requested.

It shall be a further condition precedent to the making of the Initial Term Loan hereunder that the Company shall have paid (i) to the Agent for the account of the Banks the fees required to be paid on the Initial Borrowing Date and (ii) to the Agent and the Arrangers the fees required to be paid to them pursuant to the fee letter described in Section 13.12.

                  11.2 Incremental Deferred Draw Commitment; Deferred Draw Term Loans. No Bank's Incremental Deferred Draw Commitment shall be effective and binding on such Bank, and no Bank shall be required to make any Deferred Draw Term Loan hereunder, unless and until the Company has furnished to the Agent with sufficient copies for the Banks:

                  (A) Evidence satisfactory to the Agent of the issuance of Bonds in the form set forth in the Incremental Supplemental Indenture and in an aggregate principal amount equal to the aggregate principal amount of the Term Loans requested pursuant to Section 2.2 with respect to the Deferred Draw Term Loan Commitment plus the aggregate principal amount of the Term Loans requested pursuant to Section 2.2 with respect to the then effective aggregate Incremental Deferred Draw Commitment pursuant to the applicable Bond Delivery Agreement.

                  (B) Favorable opinions of: (i) Michael D. VanHemert, Esq., Deputy General Counsel of the Company, as to the matters set forth in Exhibit B-1 and as to such other matters as the Agent may reasonably request; and (ii) Miller, Canfield, Paddock and Stone, P.L.C., special counsel to the Company, as to the matters set forth in Exhibit B-3 and as to such other matters as the Agent may reasonably request. Such opinions shall be addressed to the Agent and the Banks and shall be satisfactory in form and substance to the Agent.

                  (C) A certificate, signed by a Designated Officer of the Company, stating that on the date hereof no Default or Event of Default has occurred and is continuing.

                  (D) Evidence satisfactory to the Agent that the "Term Loans" under (and as defined in) the Inventory Term Loan Agreement shall simultaneously with any Deferred Draw Term Loan hereunder pursuant to any Incremental Deferred Draw Commitment be permanently prepaid in an amount equal to $55,000,000.

                  11.3 Each Term Loan. The Banks shall not be required to make any Term Loan unless on the applicable Borrowing Date, (i) no Default or Event of Default exists, (ii) the representations and warranties contained in Article V (but (i) excluding, with respect to any Term Loan made pursuant to an Incremental Deferred Draw Commitment, those contained in the second sentence of
Section 5.5 and in Section 5.6 and (ii) solely with respect to any Term Loan made pursuant to a Deferred Draw Term Loan Commitment, without giving effect to any restatement described in the third parenthetical of the first sentence of
Section 5.5 reflecting a financial condition of the Borrower and its Subsidiaries that is not acceptable to the Agent and the Banks) are true and correct as of such Borrowing Date, (iii) after giving effect to such Term Loan the aggregate outstanding Term Loans, plus all accrued and unpaid Commitment Fees and interest hereunder, will not exceed the face amount of all Bonds and (iv) all legal matters incident to the making of such Term Loan are satisfactory to the Banks and their counsel. Each Borrowing Notice shall constitute a representation and warranty by the Company that the conditions contained in subsections (i),
(ii) and (iii) above will be satisfied on the relevant Borrowing Date. For the avoidance of doubt, the conversion or continuation of an Term Loan shall not be considered the making of a Term Loan.

7                         ARTICLE XII: GENERAL PROVISIONS

                  12.1 Successors and Assigns. (A) The terms and provisions of the Credit Documents shall be binding upon and inure to the benefit of the Company and the Banks and their respective successors and assigns, except that the Company shall not have the right to assign its rights under the Credit Documents. Any Bank may sell participations in all or a portion of its rights and obligations under this Agreement pursuant to subsection (B) below and any Bank may assign all or any part of its rights and obligations under this Agreement pursuant to subsection (C) below.

                  (B) Any Bank may sell participations to one or more banks or other entities (each a "Participant ") in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments and its outstanding Term Loans), provided that (i) such Bank's obligations under this Agreement (including, without limitation, its Commitments to the Company hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of the outstanding Term Loans of such Bank for all purposes of this Agreement and (iv) the Company shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Each Bank shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Credit Documents other than any amendment, modification or waiver with respect to any Term Loan or Commitments in which such Participant has an interest which would require consent of all of the Banks pursuant to the terms of Section
         10.1 or of any other Credit Document. The Company agrees that each Participant shall be deemed to have the right of setoff provided in
         Section 12.11 in respect of its participating interest in amounts owing under the Credit Documents to the same extent as if the amount of its participating interest were owing directly to it as a Bank under the Credit Documents, provided that each Bank shall retain the right of setoff provided in Section 12.11 with respect to the amount of participating interests sold to each Participant. The Banks agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 12.11, agrees to share with each Bank, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 12.11 as if each Participant were a Bank. The Company further agrees that each Participant shall be entitled to the benefits of Sections 4.1, 4.3, 4.4 and 4.5 to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to Section 12.1(C), provided that (i) a Participant shall not be entitled to receive any greater payment under
         Section 4.1, 4.3, 4.4 or 4.5 than the Bank who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Company, and (ii) any Participant not incorporated under the laws of the United States of America or any State thereof agrees to comply with the provisions of
         Section 4.5 to the same extent as if it were a Bank.

                  (C) Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more financial institutions all or any part of its rights and obligations under this Agreement, provided that (i) such Bank has received the Agent's prior written consent to such assignment, which consent shall not be unreasonably withheld, and (ii) the minimum principal amount of any such assignment (other than assignments to a Federal Reserve Bank, or to any other Bank or affiliate of such assigning Bank, or to any direct or indirect contractual counterparties in swap agreements relating to the Term Loans to the extent required in connection with the physical settlement of any Bank's obligations pursuant thereto) shall be $1,000,000 (or such lesser amount consented to by the Agent); provided, that after giving effect to such assignment the assigning Bank shall have Commitments and Term Loans in the aggregate of not less than $1,000,000 (unless otherwise consented to by the Agent). Notwithstanding the foregoing sentence, any Bank may at any time, without the consent of the Company or the Agent, assign all or any portion of its rights under this Agreement to (i) a Federal Reserve Bank, provided that no such assignment shall release the transferor Bank from its obligations hereunder; and (ii) any Bank or any affiliate of such assigning Bank, provided that the creditworthiness of such affiliate (as determined in accordance with customary standards of the banking industry) is no less than that of the assigning Bank; and (iii) any direct or indirect contractual counterparties in swap agreements relating to the Term Loans to the extent required in connection with the physical settlement of any Bank's obligations pursuant thereto.

                  (D) Any Bank may, in connection with any sale or participation or proposed sale or participation pursuant to this Section 12.1, disclose to the purchaser or participant or proposed purchaser or participant any information relating to the Company furnished to such Bank by or on behalf of the Company, provided that prior to any such disclosure of non-public information, the purchaser or participant or proposed purchaser or participant (which purchaser or participant is not an affiliate of a Bank) shall agree to preserve the confidentiality of any confidential information (except any such disclosure as may be required by law or regulatory process) relating to the Company received by it from such Bank.

                  (E) Assignments under this Section 12.1 shall be made pursuant to an agreement ("Assignment Agreement") substantially in the form of Exhibit D hereto or in such other form as may be agreed to by the parties thereto and shall not be effective until a $3,500 fee has been paid to the Agent by the assignee, which fee shall cover the cost of processing such assignment, provided that such fee shall not be incurred in the event of an assignment by any Bank of all or a portion of its rights under this Agreement to (i) a Federal Reserve Bank or
         (ii) a Bank or an affiliate of the assigning Bank or (iii) to any direct or indirect contractual counterparties in swap agreements relating to the Term Loans to the extent required in connection with the physical settlement of any Bank's obligations pursuant thereto.

                  12.2 Survival of Representations. All representations and warranties of the Company contained in this Agreement shall survive the making of the Term Loans herein contemplated.

                  12.3 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Bank shall be obligated to extend credit to the Company in violation of any limitation or prohibition provided by any applicable statute or regulation.

                  12.4 Taxes. Any taxes (excluding income taxes) payable or ruled payable by any Federal or State authority in respect of the execution of the Credit Documents shall be paid by the Company, together with interest and penalties, if any.

                  12.5 Choice of Law; Waiver of Jury Trial. THE CREDIT DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY CREDIT DOCUMENT AND THE COMPANY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN ANY ACTION OR ARISING HEREUNDER OR UNDER ANY CREDIT DOCUMENT.

                  12.6 Headings. Section headings in the Credit Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Credit Documents.

                  12.7 Entire Agreement. The Credit Documents embody the entire agreement and understanding between the Company, the Agent and the Banks and supersede all prior agreements and understandings between the Company, the Agent and the Banks relating to the subject matter thereof (other than those contained in the fee letter described in Section 13.12 which shall survive and remain in full force and effect during the term of this Agreement).

                  12.8 Expenses; Indemnification. The Company shall reimburse the Agent and the Arrangers for (a) any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent) paid or incurred by the Agent or the Arrangers in connection with the preparation, review, execution, delivery, syndication, distribution (including, without limitation, via the internet), amendment and modification of the Credit Documents and (b) any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent) paid or incurred by the Agent or the Arrangers on its own behalf or on behalf of any Bank in connection with the collection and enforcement of the Credit Documents. The Company further agrees to indemnify the Agent, the Arrangers and each Bank and their respective directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and reasonable expenses (including, without limitation, all material expenses of litigation or preparation therefor whether or not the Agent, the Arrangers or any Bank is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Credit Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Term Loan hereunder, provided that the Company shall not be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent, the Arrangers or any Bank. The obligations of the Company under this Section shall survive the termination of this Agreement.

                  12.9 [Intentionally Omitted]

                  12.10 Severability of Provisions. Any provision in any Credit Document that is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction, and to this end the provisions of all Credit Documents are declared to be severable.

                  12.11 Setoff. In addition to, and without limitation of, any rights of the Banks under applicable law, if the Company becomes insolvent, however evidenced, or any Default or Event of Default occurs, any indebtedness from any Bank to the Company (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to such Bank, whether or not the Obligations, or any part hereof, shall then be due. The Company agrees that any purchaser or participant under Section 12.1 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such purchase or participation as if it were the direct creditor of the Company in the amount of such purchase or participation.

                  12.12 Ratable Payments. If any Bank, whether by setoff or otherwise, has payment made to it upon its outstanding Term Loans in a greater proportion than that received by any other Bank, such Bank agrees, promptly upon demand, to purchase a portion of the aggregate outstanding Term Loans held by the other Banks so that after such purchase each Bank will hold its Pro Rata Share of the aggregate outstanding Term Loans. If any Bank, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Bank agrees, promptly upon demand, to take such action necessary such that all Banks share in the benefits of such collateral ratably in proportion to their respective Pro Rata Share of the aggregate outstanding Term Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                  12.13 Nonliability of Banks. The relationship between the Company, on the one hand, and the Banks and the Agent, on the other hand, shall be solely that of borrower and lender. Neither the Agent, the Arrangers nor any Bank shall have any fiduciary responsibilities to the Company. Neither the Agent, the Arrangers nor any Bank undertakes any responsibility to the Company to review or inform the Company of any matter in connection with any phase of the Company's business or operations. The Company shall rely entirely upon its own judgment with respect to its business, and any review, inspection, supervision or information supplied to the Company by the Banks is for the protection of the Banks and neither the Company nor any third party is entitled to rely thereon. The Company agrees that neither the Agent, the Arrangers nor any Bank shall have liability to the Company (whether sounding in tort, contract or otherwise) for losses suffered by the Company in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Credit Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arrangers nor any Bank shall have any liability with respect to, and the Company hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by the Company in connection with, arising out of, or in any way related to the Credit Documents or the transactions contemplated thereby.

                             ARTICLE XIII: THE AGENT

                  13.1 Appointment. Bank One, NA (Main Office - Chicago) is hereby appointed Agent hereunder, and each of the Banks irrevocably authorizes the Agent to act as the contractual representative on behalf of such Bank. The Agent agrees to act as such upon the express conditions contained in this
Article XIII. The Agent shall not have a fiduciary relationship in respect of any Bank by reason of this Agreement.

                  13.2 Powers. The Agent shall have and may exercise such powers hereunder as are specifically delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Agent shall not have any implied duties to the Banks or any obligation to the Banks to take any action hereunder except any action specifically provided by this Agreement to be taken by the Agent.

                  13.3 General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Banks or any Bank for any action taken or omitted to be taken by it or them hereunder or in connection herewith except for its or their own gross negligence or willful misconduct.

                  13.4 No Responsibility for Loans, Recitals, Etc. The Agent shall not be responsible to the Banks for any recitals, reports, statements, warranties or representations herein or in any Credit Document or be bound to ascertain or inquire as to the performance or observance of any of the terms of this Agreement.

                  13.5 Action on Instructions of Banks. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Credit Document in accordance with written instructions signed by the Majority Banks (or all of the Banks if required by Section 10.1), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Banks. The Banks hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Credit Document unless it shall be requested in writing to do so by the Majority Banks. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Credit Document unless it shall first be indemnified to its satisfaction by the Banks pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

                  13.6 Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder by or through employees, agents and attorneys-in-fact and shall not be answerable to the Banks, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder.

                  13.7 Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

                  13.8 Agent's Reimbursement and Indemnification. The Banks agree to reimburse and indemnify the Agent ratably in proportion to their respective Pro Rata Shares (i) for any amounts not reimbursed by the Company for which the Agent is entitled to reimbursement by the Company under the Credit Documents, (ii) for any other expenses reasonably incurred by the Agent on behalf of the Banks, in connection with the preparation, execution, delivery, administration and enforcement of the Credit Documents, and for which the Agent is not entitled to reimbursement by the Company under the Credit Documents, and
(iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other document delivered in connection with this Agreement or the transactions contemplated hereby or the enforcement of any of the terms hereof or of any such other documents, and for which the Agent is not entitled to reimbursement by the Company under the Credit Documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent.

                  13.9 Rights as a Bank. With respect to its Commitments and any Term Loan made by it, the Agent shall have the same rights and powers hereunder as any Bank and may exercise the same as though it were not the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include Bank One in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with the Company or any Subsidiary as if it were not the Agent.

                  13.10 Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on the financial statements prepared by the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                  13.11 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Company, and the Agent may be removed at any time with or without cause by written notice received by the Agent from the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint, on behalf of the Banks, a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty days after the retiring Agent's giving notice of resignation, then the retiring Agent may appoint, on behalf of the Banks, a successor Agent. Such successor Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XIII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.

                  13.12 Agent and Arrangers Fees. The Company agrees to pay to the Agent and Banc One Capital Markets, Inc. and Barclays Capital (together, the "Arrangers"), for their respective accounts, the fees agreed to by the Company, the Agent and the Arrangers pursuant to that certain letter agreement dated October 17, 2002, or as otherwise agreed from time to time.

                              ARTICLE XIV: NOTICES

                  14.1 Giving Notice. Except as otherwise permitted by Section
2.1 and 2.2 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Company or the Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or facsimile number set forth below its signature hereto or
(z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Company in accordance with the provisions of this Section 14.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under
Article II shall not be effective until received.

                  14.2 Change of Address. The Company, the Agent and any Bank may each change the address for service of notice upon it by a notice in writing to the other parties hereto.


                  [Remainder of Page Intentionally Left Blank ]

                            ARTICLE XV: COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Company, the Agent and the Banks and each party has notified the Agent by facsimile or telephone that it has taken such action.

         IN WITNESS WHEREOF, the Company, the Banks and the Agent have executed this Agreement as of the date first above written.



                                    CONSUMERS ENERGY COMPANY


                                    By: /s/ LAURA L. MOUNTCASTLE
                                        ---------------------------------------
                                        Name:  Laura L. Mountcastle
                                        Title: Vice President and Treasurer


                                    212 West Michigan Avenue
                                    Jackson, MI 49201
                                    Attention: James L. Loewen
                                    Facsimile No.: (517) 788-7080
                                    Confirmation (Phone) No: (517) 788-2286
                                    E-Mail Address: jlloewen@cmsenergy.com

                                    BANK ONE, NA (MAIN OFFICE -
                                    CHICAGO), Individually and as Agent


                                    By: /s/ JANE A. BEK
                                        ---------------------------------------
                                        Name:  Jane. A. Bek
                                        Title: Director


                                    ADDRESS:
                                    Bank One Plaza
                                    Chicago, Illinois 60670
                                    Attention: Jane A. Bek
                                    Facsimile No.: (312) 732-5435
                                    Confirmation (Phone) No: (312) 732-3422
                                    E-Mail Address: Jane_Bek@bankone.com

                                    BARCLAYS BANK PLC


                                    By: /s/ SYDNEY DENNIS
                                        ---------------------------------------
                                        Name:  Sydney Dennis
                                        Title: Director


                                    ADDRESS:
                                    222 Broadway
                                    New York, NY 10038
                                    Attention: Sydney Dennis
                                    Facsimile No.: (212) 412-7511
                                    Confirmation (Phone) No: (212) 412-2470
                                    E-Mail Address: sydney.dennis@barcap.com

                                   EXHIBIT A-1

                        [FORM OF SUPPLEMENTAL INDENTURE]



================================================================================


                         EIGHTY-FIFTH SUPPLEMENTAL INDENTURE


                        Providing among other things for

                             FIRST MORTGAGE BONDS,
                           Collateral Series due 2003

                        --------------------------------

                          Dated as of October 17, 2002

                        --------------------------------

                            CONSUMERS ENERGY COMPANY

                                       TO

                              JPMORGAN CHASE BANK,

                                     TRUSTEE


================================================================================

                                                          Counterpart ____ of 85

                       EIGHTY-FIFTH SUPPLEMENTAL INDENTURE

                        PROVIDING AMONG OTHER THINGS FOR

                              FIRST MORTGAGE BONDS,

                           COLLATERAL SERIES DUE 2003

                                 --------------

                          DATED AS OF OCTOBER 17, 2002

                                 --------------

                            CONSUMERS ENERGY COMPANY

                                       TO

                              JPMORGAN CHASE BANK,

                                     TRUSTEE

                                                         Counterpart _____ of 85

         THIS EIGHTY-FIFTH SUPPLEMENTAL INDENTURE, dated as of October 17, 2002 (herein sometimes referred to as "this Supplemental Indenture"), made and entered into by and between CONSUMERS ENERGY COMPANY, a corporation organized and existing under the laws of the State of Michigan, with its principal executive office and place of business at 212 West Michigan Avenue, in Jackson, Jackson County, Michigan 49201, formerly known as Consumers Power Company (hereinafter sometimes referred to as the "Company"), and JPMORGAN CHASE BANK, a corporation organized and existing under the laws of the State of New York, with its corporate trust offices at 450 W. 33rd Street, in the Borough of Manhattan, The City of New York, New York 10001 (hereinafter sometimes referred to as the "Trustee"), as Trustee under the Indenture dated as of September 1, 1945 between Consumers Power Company, a Maine corporation (hereinafter sometimes referred to as the "Maine corporation"), and City Bank Farmers Trust Company (Citibank, N.A., successor, hereinafter sometimes referred to as the "Predecessor Trustee"), securing bonds issued and to be issued as provided therein (hereinafter sometimes referred to as the "Indenture"),

         WHEREAS at the close of business on January 30, 1959, City Bank Farmers Trust Company was converted into a national banking association under the title "First National City Trust Company"; and

         WHEREAS at the close of business on January 15, 1963, First National City Trust Company was merged into First National City Bank; and

         WHEREAS at the close of business on October 31, 1968, First National City Bank was merged into The City Bank of New York, National Association, the name of which was thereupon changed to First National City Bank; and

         WHEREAS effective March 1, 1976, the name of First National City Bank was changed to Citibank, N.A.; and

         WHEREAS effective July 16, 1984, Manufacturers Hanover Trust Company succeeded Citibank, N.A. as Trustee under the Indenture; and

         WHEREAS effective June 19, 1992, Chemical Bank succeeded by merger to Manufacturers Hanover Trust Company as Trustee under the Indenture; and

         WHEREAS effective July 15, 1996, The Chase Manhattan Bank (National Association), merged with and into Chemical Bank which thereafter was renamed The Chase Manhattan Bank; and

         WHEREAS effective November 11, 2001, The Chase Manhattan Bank merged with Morgan Guaranty Trust Company of New York and the surviving corporation was renamed JPMorgan Chase Bank; and

         WHEREAS the Indenture was executed and delivered for the purpose of securing such bonds as may from time to time be issued under and in accordance with the terms of the Indenture, the aggregate principal amount of bonds to be secured thereby being limited to $5,000,000,000 at any one time outstanding (except as provided in Section 2.01 of the Indenture), and the Indenture describes and sets forth the property conveyed thereby and is filed in the Office of the Secretary of State of the State of Michigan and is of record in the Office of the Register of Deeds of each county in the State of Michigan in which this Supplemental Indenture is to be recorded; and

         WHEREAS the Indenture has been supplemented and amended by various indentures supplemental thereto, each of which is filed in the Office of the Secretary of State of the State of Michigan and is of record in the Office of the Register of Deeds of each county in the State of Michigan in which this Supplemental Indenture is to be recorded; and

         WHEREAS the Company and the Maine corporation entered into an Agreement of Merger and Consolidation, dated as of February 14, 1968, which provided for the Maine corporation to merge into the Company; and

         WHEREAS the effective date of such Agreement of Merger and Consolidation was June 6, 1968, upon which date the Maine corporation was merged into the Company and the name of the Company was changed from "Consumers Power Company of Michigan" to "Consumers Power Company"; and

         WHEREAS the Company and the Predecessor Trustee entered into a Sixteenth Supplemental Indenture, dated as of June 4, 1968, which provided, among other things, for the assumption of the Indenture by the Company; and

         WHEREAS said Sixteenth Supplemental Indenture became effective on the effective date of such Agreement of Merger and Consolidation; and

         WHEREAS the Company has succeeded to and has been substituted for the Maine corporation under the Indenture with the same effect as if it had been named therein as the mortgagor corporation; and

         WHEREAS effective March 11, 1997, the name of Consumers Power Company was changed to Consumers Energy Company; and

         WHEREAS, the Company has entered into a Term Loan Agreement dated as of October 17, 2002 (as amended or otherwise modified from time to time, the "Term Loan Agreement") among the Company, various financial institutions and Bank One, NA (Main Office - Chicago), as administrative agent (in such capacity, the "Agent") for the Banks (as such term is defined in the Term Loan Agreement) providing for the making of certain financial accommodations thereunder, and pursuant to such Term Loan Agreement the Company has agreed to issue to the Agent, as evidence of and security for the Obligations (as such term is defined in the Term Loan Agreement), a new series of bonds under the Indenture; and

         WHEREAS, for such purposes the Company desires to issue a new series of bonds, to be designated First Mortgage Bonds, Collateral Series due 2003, each of which bonds shall also bear the descriptive title "First Mortgage Bond" (hereinafter provided for and hereinafter sometimes referred to as the "2003 Collateral Series Bonds"), the bonds of which series are to be issued as registered bonds without coupons and are to bear interest at the rate per annum specified herein and are to mature April 15, 2003; and

         WHEREAS, each of the registered bonds without coupons of the 2003 Collateral Series Bonds and the Trustee's Authentication Certificate thereon are to be substantially in the following form, to wit:

          [FORM OF REGISTERED BOND OF THE 2003 COLLATERAL SERIES BONDS]

                                     [FACE]

                            CONSUMERS ENERGY COMPANY
                               FIRST MORTGAGE BOND
                           COLLATERAL SERIES DUE 2003

         No. 1                                             $70,000,000

         CONSUMERS ENERGY COMPANY, a Michigan corporation (hereinafter called the "Company"), for value received, hereby promises to pay to Bank One, NA, as agent (in such capacity, the "Agent") for the Banks under and as defined in the Term Loan Agreement dated as of October 17, 2002 among the Company, the Banks and the Agent (as amended or otherwise modified from time to time, the "Term Loan Agreement"), or registered assigns, the principal sum of Seventy Million Dollars ($70,000,000) or such lesser principal amount as shall be equal to the aggregate principal amount of the Term Loans (as defined in the Term Loan Agreement) included in the Obligations (as defined in the Term Loan Agreement) outstanding on April 15, 2003 (the "Maturity Date"), but not in excess, however, of the principal amount of this bond, and to pay interest thereon at the Interest Rate (as defined below) until the principal hereof is paid or duly made available for payment on the Maturity Date, or, in the event of redemption of this bond, until the redemption date, or, in the event of default in the payment of the principal hereof, until the Company's obligations with respect to the payment of such principal shall be discharged as provided in the Indenture (as defined on the reverse hereof). Interest on this bond shall be payable on each Interest Payment Date (as defined below), commencing on the first Interest Payment Date next succeeding October 17, 2002. If the Maturity Date falls on a day which is not a Business Day, as defined below, principal and any interest and/or fees payable with respect to the Maturity Date will be paid on the immediately preceding Business Day. The interest payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions, be paid to the person in whose name this bond (or one or more predecessor bonds) is registered at the close of business on the Record Date (as defined below); provided, however, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof shall be payable. Should the Company default in the payment of interest ("Defaulted Interest"), the Defaulted Interest shall be paid to the person in whose name this bond (or one or more predecessor bonds) is registered on a subsequent record date fixed by the Company, which subsequent record date shall be fifteen (15) days prior to the payment of such Defaulted Interest. As used herein, (A) "Business Day" shall mean any day, other than a Saturday or Sunday, on which banks generally are open in Chicago, Illinois and New York, New York for the conduct of substantially all of their commercial lending activities and on which interbank wire transfers can be made on the Fedwire system; (B) "Interest Payment Date" shall mean each date on which interest and/or fees under the Term Loan Agreement are due and payable from time to time pursuant to the Term Loan Agreement; (C) "Interest Rate" shall mean a rate of interest per annum, adjusted as necessary, to result in an interest payment equal to the aggregate amount of interest and fees due under the Term Loan Agreement on the applicable Interest Payment Date; and (D) "Record Date" with respect to any Interest Payment Date shall mean the day (whether or not a Business Day) immediately next preceding such Interest Payment Date.

         Payment of the principal of and interest on this bond will be made in immediately available funds at the office or agency of the Company maintained for that purpose in the City of Jackson, Michigan, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         This bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee or its successor in trust under the Indenture of the certificate hereon.

         IN WITNESS WHEREOF, Consumers Energy Company has caused this bond to be executed in its name by its Chairman of the Board, its President or one of its Vice Presidents by his or her signature or a facsimile thereof, and its corporate seal or a facsimile thereof to be affixed hereto or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his or her signature or a facsimile thereof.

                                                   CONSUMERS ENERGY COMPANY

Dated:
                                                   By: _________________________
                                                   Printed: ____________________
                                                   Title: ______________________

Attest: _________________________

                      TRUSTEE'S AUTHENTICATION CERTIFICATE

         This is one of the bonds, of the series designated therein, described in the within-mentioned Indenture.

                                            JPMORGAN CHASE BANK, Trustee

                                            By _________________________________
                                                         Authorized Officer

                                    [REVERSE]

                            CONSUMERS ENERGY COMPANY

                               FIRST MORTGAGE BOND
                           COLLATERAL SERIES DUE 2003

         This bond is one of the bonds of a series designated as First Mortgage Bonds, Collateral Series due 2003 (sometimes herein referred to as the "2003 Collateral Series Bonds") issued under and in accordance with and secured by an Indenture dated as of September 1, 1945, given by the Company (or its predecessor, Consumers Power Company, a Maine corporation) to City Bank Farmers Trust Company (JPMorgan Chase Bank, successor) (hereinafter sometimes referred to as the "Trustee"), together with indentures supplemental thereto, heretofore or hereafter executed, to which indenture and indentures supplemental thereto (hereinafter referred to collectively as the "Indenture") reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security and the rights, duties and immunities thereunder of the Trustee and the rights of the holders of said bonds and of the Trustee and of the Company in respect of such security, and the limitations on such rights. By the terms of the Indenture, the bonds to be secured thereby are issuable in series which may vary as to date, amount, date of maturity, rate of interest and in other respects as provided in the Indenture.

         The 2003 Collateral Series Bonds are to be issued and delivered to the Agent in order to evidence and secure the obligation of the Company under the Term Loan Agreement to make payments to the Banks under the Term Loan Agreement and to provide the Banks the benefit of the lien of the Indenture with respect to the 2003 Collateral Series Bonds.

         The obligation of the Company to make payments with respect to the principal of 2003 Collateral Series Bonds shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due principal of the Term Loans included in the Obligations shall have been fully or partially paid. Satisfaction of any obligation to the extent that payment is made with respect to the Term Loans means that if any payment is made on the principal of the Term Loans, a corresponding payment obligation with respect to the principal of the 2003 Collateral Series Bonds shall be deemed discharged in the same amount as the payment with respect to the Term Loans discharges the outstanding obligation with respect to such Term Loans.

         The obligation of the Company to make payments with respect to the interest on 2003 Collateral Series Bonds shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due interest and/or fees on the Term Loans included in the Obligations shall have been fully or partially paid. Satisfaction of any obligation to the extent that payment is made with respect to the Term Loans means that if any payment is made on the interest and/or fees on the Term Loans, a corresponding payment obligation with respect to the interest on the 2003 Collateral Series

Bonds shall be deemed discharged in the same amount as the payment with respect to the Term Loans discharges the outstanding obligation with respect to such Term Loans.

         The Trustee may at any time and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of and interest on this bond, so far as such payments at the time have become due, has been fully satisfied and discharged unless and until the Trustee shall have received a written notice from the Agent stating (i) that timely payment of principal and interest on the 2003 Collateral Series Bonds has not been made,
(ii) that the Company is in arrears as to the payments required to be made by it to the Agent in connection with the Obligations pursuant to the Term Loan Agreement, and (iii) the amount of the arrearage.

         If an Event of Default (as defined in the Term Loan Agreement) with respect to the payment of the principal of any Term Loans shall have occurred, it shall be deemed to be a default for purposes of Section 11.01 of the Indenture in the payment of the principal of the 2003 Collateral Series Bonds equal to the amount of such unpaid principal (but in no event in excess of the principal amount of the 2003 Collateral Series Bonds). If an Event of Default (as defined in the Term Loan Agreement) with respect to the payment of interest on any Term Loans or fees shall have occurred, it shall be deemed to be a default for purposes of Section 11.01 of the Indenture in the payment of the interest on the 2003 Collateral Series Bonds equal to the amount of such unpaid interest or fees.

         This bond is not redeemable except upon written demand of the Agent following the occurrence of an Event of Default under the Term Loan Agreement and the acceleration of the Obligations, as provided in Section 9.2 of the Term Loan Agreement. This bond is not redeemable by the operation of the improvement fund or the maintenance and replacement provisions of the Indenture or with the proceeds of released property.

         In case of certain defaults as specified in the Indenture, the principal of this bond may be declared or may become due and payable on the conditions, at the time, in the manner and with the effect provided in the Indenture. The holders of certain specified percentages of the bonds at the time outstanding, including in certain cases specified percentages of bonds of particular series, may in certain cases, to the extent and as provided in the Indenture, waive certain defaults thereunder and the consequences of such defaults.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than seventy-five per centum in principal amount of the bonds (exclusive of bonds disqualified by reason of the Company's interest therein) at the time outstanding, including, if more than one series of bonds shall be at the time outstanding, not less than sixty per centum in principal amount of each series affected, to effect, by an indenture supplemental to the Indenture, modifications or alterations of the Indenture and of the rights and obligations of the Company and the rights of the holders of the bonds and coupons; provided, however, that no such modification or alteration shall be made without the written approval or consent of the holder hereof which will (a) extend the maturity of this bond or reduce the rate or extend the time of payment of interest hereon or reduce the amount of the principal hereof, or (b) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the

Indenture, or (c) reduce the percentage of the principal amount of the bonds the holders of which are required to approve any such supplemental indenture.

         The Company reserves the right, without any consent, vote or other action by holders of the 2003 Collateral Series Bonds or any other series created after the Sixty-eighth Supplemental Indenture to amend the Indenture to reduce the percentage of the principal amount of bonds the holders of which are required to approve any supplemental indenture (other than any supplemental indenture which is subject to the proviso contained in the immediately preceding sentence) (a) from not less than seventy-five per centum (including sixty per centum of each series affected) to not less than a majority in principal amount of the bonds at the time outstanding or (b) in case fewer than all series are affected, not less than a majority in principal amount of the bonds of all affected series, voting together.

         No recourse shall be had for the payment of the principal of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, stockholder, director or officer, past, present or future, as such, of the Company, or of any predecessor or successor company, either directly or through the Company, or such predecessor or successor company, or otherwise, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

         This bond shall be exchangeable for other registered bonds of the same series, in the manner and upon the conditions prescribed in the Indenture, upon the surrender of such bonds at the Investor Services Department of the Company, as transfer agent. However, notwithstanding the provisions of Section 2.05 of the Indenture, no charge shall be made upon any registration of transfer or exchange of bonds of said series other than for any tax or taxes or other governmental charge required to be paid by the Company.

         The Agent shall surrender this bond to the Trustee when all of the principal of and interest on the Term Loans arising under the Term Loan Agreement, and all of the fees payable pursuant to the Term Loan Agreement, shall have been duly paid, and the Term Loan Agreement shall have been terminated.

      [END OF FORM OF REGISTERED BOND OF THE 2003 COLLATERAL SERIES BONDS]

                            - - - - - - - - - - - - -

         AND WHEREAS all acts and things necessary to make the 2003 Collateral Series Bonds, when duly executed by the Company and authenticated by the Trustee or its agent and issued as prescribed in the Indenture, as heretofore supplemented and amended, and this Supplemental Indenture provided, the valid, binding and legal obligations of the Company, and to constitute the Indenture, as supplemented and amended as aforesaid, as well as by this Supplemental Indenture, a valid, binding and legal instrument for the security thereof, have been done and performed, and the creation, execution and delivery of this Supplemental Indenture and the creation, execution and issuance of bonds subject to the terms hereof and of the Indenture, as so supplemented and amended, have in all respects been duly authorized;

         NOW, THEREFORE, in consideration of the premises, of the acceptance and purchase by the holders thereof of the bonds issued and to be issued under the Indenture, as supplemented and amended as above set forth, and of the sum of One Dollar duly paid by the Trustee to the Company, and of other good and valuable considerations, the receipt whereof is hereby acknowledged, and for the purpose of securing the due and punctual payment of the principal of and premium, if any, and interest on all bonds now outstanding under the Indenture and the $70,000,000 principal amount of the 2003 Collateral Series Bonds proposed to be issued initially and all other bonds which shall be issued under the Indenture, as supplemented and amended from time to time, and for the purpose of securing the faithful performance and observance of all covenants and conditions therein, and in any indenture supplemental thereto, set forth, the Company has given, granted, bargained, sold, released, transferred, assigned, hypothecated, pledged, mortgaged, confirmed, set over, warranted, alienated and conveyed and by these presents does give, grant, bargain, sell, release, transfer, assign, hypothecate, pledge, mortgage, confirm, set over, warrant, alien and convey unto JPMorgan Chase Bank, as Trustee, as provided in the Indenture, and its successor or successors in the trust thereby and hereby created and to its or their assigns forever, all the right, title and interest of the Company in and to all the property, described in Section 11 hereof, together (subject to the provisions of Article X of the Indenture) with the tolls, rents, revenues, issues, earnings, income, products and profits thereof, excepting, however, the property, interests and rights specifically excepted from the lien of the Indenture as set forth in the Indenture.

         TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the premises, property, franchises and rights, or any thereof, referred to in the foregoing granting clause, with the reversion and reversions, remainder and remainders and (subject to the provisions of Article X of the Indenture) the tolls, rents, revenues, issues, earnings, income, products and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid premises, property, franchises and rights and every part and parcel thereof.

         SUBJECT, HOWEVER, with respect to such premises, property, franchises and rights, to excepted encumbrances as said term is defined in Section 1.02 of the Indenture, and subject also to all defects and limitations of title and to all encumbrances existing at the time of acquisition. TO HAVE AND TO HOLD all said premises, property, franchises and rights hereby conveyed, assigned, pledged or mortgaged, or intended so to be, unto the Trustee, its successor or successors in trust and their assigns forever;

         BUT IN TRUST, NEVERTHELESS, with power of sale for the equal and proportionate benefit and security of the holders of all bonds now or hereafter authenticated and delivered under and secured by the Indenture and interest coupons appurtenant thereto, pursuant to the provisions of the Indenture and of any supplemental indenture, and for the enforcement of the payment of said bonds and coupons when payable and the performance of and compliance with the covenants and conditions of the Indenture and of any supplemental indenture, without any preference, distinction or priority as to lien or otherwise of any bond or bonds over others by reason of the difference in time of the actual authentication, delivery, issue, sale or negotiation thereof or for any other reason whatsoever, except as otherwise expressly provided in the Indenture; and so that each and every bond now or hereafter authenticated and delivered thereunder shall have the same lien, and so that the principal of and premium, if any, and interest on every such bond shall, subject to the terms thereof, be equally and proportionately secured, as if it had been made, executed, authenticated, delivered, sold and negotiated simultaneously with the execution and delivery thereof.

         AND IT IS EXPRESSLY DECLARED by the Company that all bonds authenticated and delivered under and secured by the Indenture, as supplemented and amended as above set forth, are to be issued, authenticated and delivered, and all said premises, property, franchises and rights hereby and by the Indenture and indentures supplemental thereto conveyed, assigned, pledged or mortgaged, or intended so to be, are to be dealt with and disposed of under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes expressed in the Indenture, as supplemented and amended as above set forth, and the parties hereto mutually agree as follows:

         SECTION 1. There is hereby created one series of bonds (the "2003 Collateral Series Bonds") designated as hereinabove provided, which shall also bear the descriptive title "First Mortgage Bond", and the form thereof shall be substantially as hereinbefore set forth (the "Sample Bond"). The 2003 Collateral Series Bonds shall be issued in the aggregate principal amount of $70,000,000, shall mature on April 15, 2003 and shall be issued only as registered bonds without coupons in denominations of $1,000 and any multiple thereof. The serial numbers of the 2003 Collateral Series Bonds shall be such as may be approved by any officer of the Company, the execution thereof by any such officer either manually or by facsimile signature to be conclusive evidence of such approval. The 2003 Collateral Series Bonds are to be issued to and registered in the name of the Agent under the Term Loan Agreement (as such terms are defined in the Sample Bond) to evidence and secure any and all Obligations (as such term is defined in the Term Loan Agreement) of the Company under the Term Loan Agreement.

         The 2003 Collateral Series Bonds shall bear interest as set forth in the Sample Bond. The principal of and the interest on said bonds shall be payable as set forth in the Sample Bond.

         The obligation of the Company to make payments with respect to the principal of 2003 Collateral Series Bonds shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due principal of the Term Loans included in the Obligations shall have been fully or partially paid. Satisfaction of any obligation to the extent that payment is made with respect to the Term Loans means that if any payment is made on the principal of the Term Loans, a corresponding payment obligation with respect to the principal of the 2003 Collateral Series Bonds shall be deemed discharged in the same amount as the payment with respect to the Term Loans discharges the outstanding obligation with respect to such Term Loans.

         The obligation of the Company to make payments with respect to the interest on 2003 Collateral Series Bonds shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due interest and/or fees on the Term Loans included in the Obligations shall have been fully or partially paid. Satisfaction of any obligation to the extent that payment is made with respect to the Term Loans means that if any payment is made on the interest and/or fees on the Term Loans, a corresponding payment obligation with respect to the interest on the 2003 Collateral Series Bonds shall be deemed discharged in the same amount as the payment with respect to the Term Loans discharges the outstanding obligation with respect to such Term Loans.

         The Trustee may at any time and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of and interest on the 2003 Collateral Series Bonds, so far as such payments at the time have become due, has been fully satisfied and discharged unless and until the Trustee shall have received a written notice from the Agent stating (i) that timely payment of principal and interest on the 2003 Collateral Series Bonds has not been made, (ii) that the Company is in arrears as to the payments required to be made by it to the Agent pursuant to the Term Loan Agreement, and (iii) the amount of the arrearage.

         The 2003 Collateral Series Bonds shall be exchangeable for other registered bonds of the same series, in the manner and upon the conditions prescribed in the Indenture, upon the surrender of such bonds at the Investor Services Department of the Company, as transfer agent. However, notwithstanding the provisions of Section 2.05 of the Indenture, no charge shall be made upon any registration of transfer or exchange of bonds of said series other than for any tax or taxes or other governmental charge required to be paid by the Company.

         SECTION 2. The 2003 Collateral Series Bonds are not redeemable by the operation of the maintenance and replacement provisions of this Indenture or with the proceeds of released property.

         SECTION 3. Upon the occurrence of an Event of Default under the Term Loan Agreement and the acceleration of the Obligations, the 2003 Collateral Series Bonds shall be redeemable in whole upon receipt by the Trustee of a written demand from the Agent stating that there has occurred under the Term Loan Agreement both an Event of Default and a declaration of acceleration of the Obligations and demanding redemption of the 2003 Collateral Series Bonds (including a description of the amount of principal, interest and fees which comprise such Obligations). The Company waives any right it may have to prior notice of such redemption under the Indenture. Upon surrender of the 2003 Collateral Series Bonds by the Agent to the Trustee, the 2003 Collateral Series Bonds shall be redeemed at a redemption price equal to the aggregate amount of the Obligations.

         SECTION 4. The Company reserves the right, without any consent, vote or other action by the holder of the 2003 Collateral Series Bonds or of any subsequent series of bonds issued under the Indenture, to make such amendments to the Indenture, as supplemented, as shall be necessary in order to amend
Section 17.02 to read as follows:

                  SECTION 17.02. With the consent of the holders of not less than a majority in principal amount of the bonds at the time outstanding or their attorneys-in-fact duly authorized, or, if fewer than all series are affected, not less than a majority in principal amount of the bonds at the time outstanding of each series the rights of the holders of which are affected, voting together, the Company, when authorized by a resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or modifying the rights and obligations of the Company and the rights of the holders of any of the bonds and coupons; provided, however, that no such supplemental indenture shall (1) extend the maturity of any of the bonds or reduce the rate or extend the time of payment of interest thereon, or reduce the amount of the principal thereof, or reduce any premium payable on the redemption thereof, without the consent of the holder of each bond so affected, or (2) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of this Indenture, without the consent of the holders of all the bonds then outstanding, or (3) reduce the aforesaid percentage of the principal amount of bonds the holders of which are required to approve any such supplemental indenture, without the consent of the holders of all the bonds then outstanding. For the purposes of this Section, bonds shall be deemed to be affected by a supplemental indenture if such supplemental indenture adversely affects or diminishes the rights of holders thereof against the Company or against its property. The Trustee may in its discretion determine whether or not, in accordance with the foregoing, bonds of any particular series would be affected by any supplemental indenture and any such determination shall be conclusive upon the holders of bonds of such series and all other series. Subject to the provisions of Sections
         16.02 and 16.03 hereof, the Trustee shall not be liable for any determination made in good faith in connection herewith.

                  Upon the written request of the Company, accompanied by a resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of bondholders as aforesaid (the instrument or instruments evidencing such consent to be dated within one year of such request), the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture.

                  It shall not be necessary for the consent of the bondholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

                  The Company and the Trustee, if they so elect, and either before or after such consent has been obtained, may require the holder of any bond consenting to the execution of any such supplemental indenture to submit his bond to the Trustee or to ask such bank, banker or trust company as may be designated by the Trustee for the purpose, for the notation thereon of the fact that the holder of such bond has consented to the execution of such supplemental indenture, and in such case such notation, in form satisfactory to the Trustee, shall be made upon all bonds so submitted, and such bonds bearing such notation shall forthwith be returned to the persons entitled thereto.

                  Prior to the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Company shall publish a notice, setting forth in general terms the substance of such supplemental indenture, at least once in one daily newspaper of general circulation in each city in which the principal of any of the bonds shall be payable, or, if all bonds outstanding shall be registered bonds without coupons or coupon bonds registered as to principal, such notice shall be sufficiently given if mailed, first class, postage prepaid, and registered if the Company so elects, to each registered holder of bonds at the last address of such holder appearing on the registry books, such publication or mailing, as the case may be, to be made not less than thirty days prior to such execution. Any failure of the Company to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         SECTION 5. As supplemented and amended as above set forth, the Indenture is in all respects ratified and confirmed, and the Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

         SECTION 6. Nothing contained in this Supplemental Indenture shall, or shall be construed to, confer upon any person other than a holder of bonds issued under the Indenture, as supplemented and amended as above set forth, the Company, the Trustee and the Agent, for the benefit of the Banks (as such term is defined in the Term Loan Agreement), any right or interest to avail himself of any benefit under any provision of the Indenture, as so supplemented and amended.

         SECTION 7. The Trustee assumes no responsibility for or in respect of the validity or sufficiency of this Supplemental Indenture or of the Indenture as hereby supplemented or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein (other than those contained in the sixth, seventh and eighth recitals hereof), all of which recitals and statements are made solely by the Company.

         SECTION 8. This Supplemental Indenture may be simultaneously executed in several counterparts and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

         SECTION 9. In the event the date of any notice required or permitted hereunder shall not be a Business Day, then (notwithstanding any other provision of the Indenture or of any supplemental indenture thereto) such notice need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date fixed for such notice. "Business Day" means, with respect to this Section 9, any day, other than a Saturday or Sunday, on which banks generally are open in Chicago, Illinois and New York, New

York for the conduct of substantially all of their commercial lending activities and on which interbank wire transfers can be made on the Fedwire system.

         SECTION 10. This Supplemental Indenture and the 2003 Collateral Series Bonds shall be governed by and deemed to be a contract under, and construed in accordance with, the laws of the State of Michigan, and for all purposes shall be construed in accordance with the laws of such state, except as may otherwise be required by mandatory provisions of law.

         SECTION 11.  Detailed Description of Property Mortgaged:

                                       I.

                       ELECTRIC GENERATING PLANTS AND DAMS

         All the electric generating plants and stations of the Company, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, including all powerhouses, buildings, reservoirs, dams, pipelines, flumes, structures and works and the land on which the same are situated and all water rights and all other lands and easements, rights of way, permits, privileges, towers, poles, wires, machinery, equipment, appliances, appurtenances and supplies and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such plants and stations or any of them, or adjacent thereto.

                                      II.

                           ELECTRIC TRANSMISSION LINES

         All the electric transmission lines of the Company, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, including towers, poles, pole lines, wires, switches, switch racks, switchboards, insulators and other appliances and equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such transmission lines or any of them or adjacent thereto; together with all real property, rights of way, easements, permits, privileges, franchises and rights for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways, within as well as without the corporate limits of any municipal corporation. Also all the real property, rights of way, easements, permits, privileges and rights for or relating to the construction, maintenance or operation of certain transmission lines, the land and rights for which are owned by the Company, which are either not built or now being constructed.

                                      III.

                          ELECTRIC DISTRIBUTION SYSTEMS

         All the electric distribution systems of the Company, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, including substations, transformers, switchboards, towers, poles, wires, insulators, subways, trenches, conduits, manholes, cables, meters and other appliances and equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such distribution systems or any of them or adjacent thereto; together with all real property, rights of way, easements, permits, privileges, franchises, grants and rights, for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways within as well as without the corporate limits of any municipal corporation.

                                      IV.

               ELECTRIC SUBSTATIONS, SWITCHING STATIONS AND SITES

         All the substations, switching stations and sites of the Company, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, for transforming, regulating, converting or distributing or otherwise controlling electric current at any of its plants and elsewhere, together with all buildings, transformers, wires, insulators and other appliances and equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with any of such substations and switching stations, or adjacent thereto, with sites to be used for such purposes.

                                       V.

        GAS COMPRESSOR STATIONS, GAS PROCESSING PLANTS, DESULPHURIZATION STATIONS, METERING STATIONS, ODORIZING STATIONS, REGULATORS AND
                                     SITES

         All the compressor stations, processing plants, desulphurization stations, metering stations, odorizing stations, regulators and sites of the Company, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, for compressing, processing, desulphurizing, metering, odorizing and regulating manufactured or natural gas at any of its plants and elsewhere, together with all buildings, meters and other appliances and equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with any of such purposes, with sites to be used for such purposes.

                                      VI.

                               GAS STORAGE FIELDS

         The natural gas rights and interests of the Company, including wells and well lines (but not including natural gas, oil and minerals), the gas gathering system, the underground gas storage rights, the underground gas storage wells and injection and withdrawal system used in connection therewith, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture: In the Overisel Gas Storage Field, located in the Township of Overisel, Allegan County, and in the Township of Zeeland, Ottawa County, Michigan; in the Northville Gas Storage Field located in the Township of Salem, Washtenaw County, Township of Lyon, Oakland County, and the Townships of Northville and Plymouth and City of Plymouth, Wayne County, Michigan; in the Salem Gas Storage Field, located in the Township of Salem, Allegan County, and in the Township of Jamestown, Ottawa County, Michigan; in the Ray Gas Storage Field, located in the Townships of Ray and Armada, Macomb County, Michigan; in the Lenox Gas Storage Field, located in the Townships of Lenox and Chesterfield, Macomb County, Michigan; in the Ira Gas Storage Field, located in the Township of Ira, St. Clair County, Michigan; in the Puttygut Gas Storage Field, located in the Township of Casco, St. Clair County, Michigan; in the Four Corners Gas Storage Field, located in the Townships of Casco, China, Cottrellville and Ira, St. Clair County, Michigan; in the Swan Creek Gas Storage Field, located in the Township of Casco and Ira, St. Clair County, Michigan; and in the Hessen Gas Storage Field, located in the Townships of Casco and Columbus, St. Clair, Michigan.

                                      VII.

                             GAS TRANSMISSION LINES

         All the gas transmission lines of the Company, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, including gas mains, pipes, pipelines, gates, valves, meters and other appliances and equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such transmission lines or any of them or adjacent thereto; together with all real property, right of way, easements, permits, privileges, franchises and rights for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways, within as well as without the corporate limits of any municipal corporation.

                                     VIII.

                            GAS DISTRIBUTION SYSTEMS

         All the gas distribution systems of the Company, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, including tunnels, conduits, gas mains and pipes, service pipes, fittings, gates, valves, connections, meters and other appliances and equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such distribution systems or any of them or adjacent thereto; together with all real property, rights of way, easements, permits, privileges, franchises, grants and rights, for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways within as well as without the corporate limits of any municipal corporation.

                                       IX.

               OFFICE BUILDINGS, SERVICE BUILDINGS, GARAGES, ETC.

         All office, garage, service and other buildings of the Company, wherever located, in the State of Michigan, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, together with the land on which the same are situated and all easements, rights of way and appurtenances to said lands, together with all furniture and fixtures located in said buildings.

                                       X.

                            TELEPHONE PROPERTIES AND
                          RADIO COMMUNICATION EQUIPMENT

         All telephone lines, switchboards, systems and equipment of the Company, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the line of the Indenture, used or available for use in the operation of its properties, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such telephone properties or any of them or adjacent thereto; together with all real estate, rights of way, easements, permits, privileges, franchises, property, devices or rights related to the dispatch, transmission, reception or reproduction of messages, communications, intelligence, signals, light, vision or sound by electricity, wire or otherwise, including all telephone equipment installed in buildings used as general and regional offices, substations and generating stations and all telephone lines erected on towers and poles; and all radio communication equipment of the Company, together with all property, real or personal (except any in the Indenture expressly excepted), fixed stations, towers, auxiliary radio buildings and equipment, and all appurtenances used in connection therewith, wherever located, in the State of Michigan.

                                      XI.

                               OTHER REAL PROPERTY

         All other real property of the Company and all interests therein, of every nature and description (except any in the Indenture expressly excepted) wherever located, in the State of Michigan, acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture. Such real property includes but is not limited to the following described property, such property is subject to any interests that were excepted or reserved in the conveyance to the Company:

                                  ALCONA COUNTY

         Certain land in Caledonia Township, Alcona County, Michigan described as:

                  The East 330 feet of the South 660 feet of the SW 1/4 of the SW 1/4 of Section 8, T28N, R8E, except the West 264 feet of the South 330 feet thereof; said land being more particularly described as follows: To find the place of beginning of this description, commence at the Southwest corner of said section, run thence East along the South line of said section 1243 feet to the place of beginning of this description, thence continuing East along said South line of said section 66 feet to the West 1/8 line of said section, thence N 02 degrees 09' 30" E along the said West 1/8 line of said section 660 feet, thence West 330 feet, thence S 02 degrees 09' 30" W, 330 feet, thence East 264 feet, thence S 02 degrees 09' 30" W, 330 feet to the place of beginning.

                                 ALLEGAN COUNTY

         Certain land in Lee Township, Allegan County, Michigan described as:

                  The NE 1/4 of the NW 1/4 of Section 16, T1N, R15W.

                                  ALPENA COUNTY

         Certain land in Wilson and Green Townships, Alpena County, Michigan described as:

                  All that part of the S'ly 1/2 of the former Boyne City-Gaylord and Alpena Railroad right of way, being the Southerly 50 feet of a 100 foot strip of land formerly occupied by said Railroad, running from the East line of Section 31, T31N, R7E, Southwesterly across said Section 31 and Sections 5 and 6 of T30N, R7E and Sections 10, 11 and the E 1/2 of Section 9, except the West 1646 feet thereof, all in T30N, R6E.

                                  ANTRIM COUNTY

         Certain land in Mancelona Township, Antrim County, Michigan described as:

                  The S 1/2 of the NE 1/4 of Section 33, T29N, R6W, excepting therefrom all mineral, coal, oil and gas and such other rights as were reserved unto the State of Michigan in that certain deed running from the State of Michigan to August W. Schack and Emma H. Schack, his wife, dated April 15, 1946 and recorded May 20, 1946 in Liber 97 of Deeds on page 682 of Antrim County Records.

                                  ARENAC COUNTY

         Certain land in Standish Township, Arenac County, Michigan described as:

                  A parcel of land in the SW 1/4 of the NW 1/4 of Section 12, T18N, R4E, described as follows: To find the place of beginning of said parcel of land, commence at the Northwest corner of Section 12, T18N, R4E; run thence South along the West line of said section, said West line of said section being also the center line of East City Limits Road 2642.15 feet to the W 1/4 post of said section and the place of beginning of said parcel of land; running thence N 88 degrees 26' 00" E along the East and West 1/4 line of said section, 660.0 feet; thence North parallel with the West line of said section, 310.0 feet; thence S 88 degrees 26' 00"

         W, 330.0 feet; thence South parallel with the West line of said section, 260.0 feet; thence S 88 degrees 26' 00" W, 330.0 feet to the West line of said section and the center line of East City Limits Road; thence South along the said West line of said section, 50.0 feet to the place of beginning.

                                  BARRY COUNTY

         Certain land in Johnstown Township, Barry County, Michigan described as:

                  A strip of land 311 feet in width across the SW 1/4 of the NE 1/4 of Section 31, T1N, R8W, described as follows: To find the place of beginning of this description, commence at the E 1/4 post of said section; run thence N 00 degrees 55' 00" E along the East line of said section, 555.84 feet; thence N 59 degrees 36' 20" W, 1375.64 feet; thence N 88 degrees 30' 00" W, 130 feet to a point on the East 1/8 line of said section and the place of beginning of this description; thence continuing N 88 degrees 30' 00" W, 1327.46 feet to the North and South 1/4 line of said section; thence S 00 degrees 39'35" W along said North and South 1/4 line of said section, 311.03 feet to a point, which said point is 952.72 feet distant N'ly from the East and West 1/4 line of said section as measured along said North and South 1/4 line of said section; thence S 88 degrees 30' 00" E, 1326.76 feet to the East 1/8 line of said section; thence N 00 degrees 47' 20" E along said East 1/8 line of said section, 311.02 feet to the place of beginning.

                                   BAY COUNTY

         Certain land in Frankenlust Township, Bay County, Michigan described as:

                  The South 250 feet of the N 1/2 of the W 1/2 of the W 1/2 of the SE 1/4 of Section 9, T13N, R4E.

                                  BENZIE COUNTY

         Certain land in Benzonia Township, Benzie County, Michigan described as:

                  A parcel of land in the Northeast 1/4 of Section 7, Township 26 North, Range 14 West, described as beginning at a point on the East line of said Section 7, said point being 320 feet North measured along the East line of said section from the East 1/4 post; running thence West 165 feet; thence North parallel with the East line of said section 165 feet; thence East 165 feet to the East line of said section; thence South 165 feet to the place of beginning.

                                  BRANCH COUNTY

         Certain land in Girard Township, Branch County, Michigan described as:

                  A parcel of land in the NE 1/4 of Section 23 T5S, R6W, described as beginning at a point on the North and South quarter line of said section at a point

         1278.27 feet distant South of the North quarter post of said section, said distance being measured along the North and South quarter line of said section, running thence S89 degrees21'E 250 feet, thence North along a line parallel with the said North and South quarter line of said section 200 feet, thence N89 degrees21'W 250 feet to the North and South quarter line of said section, thence South along said North and South quarter line of said section 200 feet to the place of beginning.

                                 CALHOUN COUNTY

         Certain land in Convis Township, Calhoun County, Michigan described as:

                  A parcel of land in the SE 1/4 of the SE 1/4 of Section 32, T1S, R6W, described as follows: To find the place of beginning of this description, commence at the Southeast corner of said section; run thence North along the East line of said section 1034.32 feet to the place of beginning of this description; running thence N 89 degrees 39' 52" W, 333.0 feet; thence North 290.0 feet to the South 1/8 line of said section; thence S 89 degrees 39' 52" E along said South 1/8 line of said section 333.0 feet to the East line of said section; thence South along said East line of said section 290.0 feet to the place of beginning. (Bearings are based on the East line of Section 32, T1S, R6W, from the Southeast corner of said section to the Northeast corner of said section assumed as North.)

                                   CASS COUNTY

         Certain easement rights located across land in Marcellus Township, Cass County, Michigan described as:

                  The East 6 rods of the SW 1/4 of the SE 1/4 of Section 4, T5S, R13W.

                                CHARLEVOIX COUNTY

         Certain land in South Arm Township, Charlevoix County, Michigan described as:

                  A parcel of land in the SW 1/4 of Section 29, T32N, R7W, described as follows: Beginning at the Southwest corner of said section and running thence North along the West line of said section 788.25 feet to a point which is 528 feet distant South of the South 1/8 line of said section as measured along the said West line of said section; thence N 89 degrees 30' 19" E, parallel with said South 1/8 line of said section 442.1 feet; thence South 788.15 feet to the South line of said section; thence S 89 degrees 29' 30" W, along said South line of said section 442.1 feet to the place of beginning.

                                CHEBOYGAN COUNTY

         Certain land in Inverness Township, Cheboygan County, Michigan described as:

                  A parcel of land in the SW frl 1/4 of Section 31, T37N, R2W, described as beginning at the Northwest corner of the SW frl 1/4, running thence East on the East and West quarter line of said Section, 40 rods, thence South parallel to the West line of said Section 40 rods, thence West 40 rods to the West line of said Section, thence North 40 rods to the place of beginning.

                                  CLARE COUNTY

         Certain land in Frost Township, Clare County, Michigan described as:

                  The East 150 feet of the North 225 feet of the NW 1/4 of the NW 1/4 of Section 15, T20N, R4W.

                                 CLINTON COUNTY

         Certain land in Watertown Township, Clinton County, Michigan described as:

                  The NE 1/4 of the NE 1/4 of the SE 1/4 of Section 22, and the North 165 feet of the NW 1/4 of the NE 1/4 of the SE 1/4 of Section 22, T5N, R3W.

                                 CRAWFORD COUNTY

         Certain land in Lovells Township, Crawford County, Michigan described as:

                  A parcel of land in Section 1, T28N, R1W, described as:
         Commencing at NW corner said section; thence South 89 degrees53'30" East along North section line 105.78 feet to point of beginning; thence South 89 degrees53'30" East along North section line 649.64 feet; thence South 55 degrees 42'30" East 340.24 feet; thence South 55 degrees 44' 37" East 5,061.81 feet to the East section line; thence South 00 degrees 00' 08" West along East section line 441.59 feet; thence North 55 degrees 44' 37" West 5,310.48 feet; thence North 55 degrees 42'30" West 877.76 feet to point of beginning.

                                  EATON COUNTY

         Certain land in Eaton Township, Eaton County, Michigan described as:

                  A parcel of land in the SW 1/4 of Section 6, T2N, R4W, described as follows: To find the place of beginning of this description commence at the Southwest corner of said section; run thence N 89 degrees 51' 30" E along the South line of said section 400 feet to the place of beginning of this description; thence continuing N 89 degrees 51' 30" E, 500 feet; thence N 00 degrees 50' 00" W, 600 feet; thence S 89 degrees 51' 30" W parallel with the South line of said section 500 feet; thence S 00 degrees 50' 00" E, 600 feet to the place of beginning.

                                  EMMET COUNTY

         Certain land in Wawatam Township, Emmet County, Michigan described as:

                  The West 1/2 of the Northeast 1/4 of the Northeast 1/4 of
         Section 23, T39N, R4W.

                                 GENESEE COUNTY

         Certain land in Argentine Township, Genesee County, Michigan described as:

                  A parcel of land of part of the SW 1/4 of Section 8, T5N, R5E, being more particularly described as follows:

                  Beginning at a point of the West line of Duffield Road, 100 feet wide, (as now established) distant 829.46 feet measured N01 degrees42'56"W and 50 feet measured S88 degrees14'04"W' from the South quarter corner, Section 8, T5N, R5E; thence S88 degrees14'04"W a distance of 550 feet; thence N01 degrees42'56"W a distance of 500 feet to a point on the North line of the South half of the Southwest quarter of said Section 8; thence N88 degrees14'04"E along the North line of South half of the Southwest quarter of said Section 8 a distance 550 feet to a point on the West line of Duffield Road, 100 feet wide (as now established); thence S01 degrees42'56"E along the West line of said Duffield Road a distance of 500 feet to the point of beginning.

                                 GLADWIN COUNTY

         Certain land in Secord Township, Gladwin County, Michigan described as:

                  The East 400 feet of the South 450 feet of Section 2, T19N,
         R1E.

                              GRAND TRAVERSE COUNTY

         Certain land in Mayfield Township, Grand Traverse County, Michigan described as:

                  A parcel of land in the Northwest 1/4 of Section 3, T25N, R11W, described as follows: Commencing at the Northwest corner of said section, running thence S 89 degrees19'15" E along the North line of said section and the center line of Clouss Road 225 feet, thence South 400 feet, thence N 89 degrees19'15" W 225 feet to the West line of said section and the center line of Hannah Road, thence North along the West line of said section and the center line of Hannah Road 400 feet to the place of beginning for this description.

                                 GRATIOT COUNTY

         Certain land in Fulton Township, Gratiot County, Michigan described as:

                  A parcel of land in the NE 1/4 of Section 7, Township 9 North, Range 3 West, described as beginning at a point on the North line of George Street in the Village of Middleton, which is 542 feet East of the North and South one-quarter (1/4) line of said Section 7; thence North 100 feet; thence East 100 feet; thence South 100 feet to the North line of George Street; thence West along the North line of George Street 100 feet to place of beginning.

                                HILLSDALE COUNTY

         Certain land in Litchfield Village, Hillsdale County, Michigan described as:

                  Lot 238 of Block three (3) of Assessors Plat of the Village of Litchfield.

                                  HURON COUNTY

         Certain easement rights located across land in Sebewaing Township, Huron County, Michigan described as:

                  The North 1/2 of the Northwest 1/4 of Section 15, T15N, R9E.

                                  INGHAM COUNTY

         Certain land in Vevay Township, Ingham County, Michigan described as:

                  A parcel of land 660 feet wide in the Southwest 1/4 of Section 7 lying South of the centerline of Sitts Road as extended to the North-South 1/4 line of said Section 7, T2N, R1W, more particularly described as follows: Commence at the Southwest corner of said Section 7, thence North along the West line of said Section 2502.71 feet to the centerline of Sitts Road; thence South 89 degrees54'45" East along said centerline 2282.38 feet to the place of beginning of this description; thence continuing South 89 degrees54'45" East along said centerline and said centerline extended 660.00 feet to the North-South 1/4 line of said section; thence South 00 degrees07'20" West 1461.71 feet; thence North 89 degrees34'58" West 660.00 feet; thence North 00 degrees07'20" East 1457.91 feet to the centerline of Sitts Road and the place of beginning.

                                  IONIA COUNTY

         Certain land in Sebewa Township, Ionia County, Michigan described as:

                  A strip of land 280 feet wide across that part of the SW 1/4 of the NE 1/4 of Section 15, T5N, R6W, described as follows:

                  To find the place of beginning of this description commence at the E 1/4 corner of said section; run thence N 00 degrees 05' 38" W along the East line of said section, 1218.43 feet; thence S 67 degrees 18' 24" W, 1424.45 feet to the East 1/8 line of said section and the place of beginning of this description; thence continuing S 67 degrees 18' 24" W, 1426.28 feet to the North and South 1/4 line of said section at a point which said point is 105.82 feet distant N'ly of the center of said section as measured along said North and South 1/4 line of said section; thence N 00 degrees 04' 47" E along said North and South 1/4 line of said section, 303.67 feet; thence N 67 degrees 18' 24" E, 1425.78 feet to the East 1/8 line of said section; thence S 00 degrees 00' 26" E along said East 1/8 line of said section, 303.48 feet to the place of beginning. (Bearings are based on the East line of Section 15, T5N, R6W, from the E 1/4 corner of said section to the Northeast corner of said section assumed as N 00 degrees 05' 38" W.)

                                  IOSCO COUNTY

         Certain land in Alabaster Township, Iosco County, Michigan described as:

                  A parcel of land in the NW 1/4 of Section 34, T21N, R7E, described as follows: To find the place of beginning of this description commence at the N 1/4 post of said section; run thence South along the North and South 1/4 line of said section, 1354.40 feet to the place of beginning of this description; thence continuing South along the said North and South 1/4 line of said section, 165.00 feet to a point on the said North and South 1/4 line of said section which said point is 1089.00 feet distant North of the center of said section; thence West 440.00 feet; thence North 165.00 feet; thence East 440.00 feet to the said North and South 1/4 line of said section and the place of beginning.

                                 ISABELLA COUNTY

         Certain land in Chippewa Township, Isabella County, Michigan described as:

                  The North 8 rods of the NE 1/4 of the SE 1/4 of Section 29, T14N, R3W.

                                 JACKSON COUNTY

         Certain land in Waterloo Township, Jackson County, Michigan described as:

                  A parcel of land in the North fractional part of the N fractional 1/2 of Section 2, T1S, R2E, described as follows: To find the place of beginning of this description commence at the E 1/4 post of said section; run thence N 01 degrees 03' 40" E along the East line of said section 1335.45 feet to the North 1/8 line of said section and the place of beginning of this description; thence N 89 degrees 32' 00" W, 2677.7 feet to the North and South 1/4 line of said section; thence S 00 degrees 59' 25" W along the North and South 1/4 line of said section 22.38 feet to the North 1/8 line of said section; thence S 89 degrees 59' 10" W along the North 1/8 line of said section 2339.4 feet to the center line of State Trunkline Highway M-52; thence N 53 degrees 46' 00" W along the center line of said State

         Trunkline Highway 414.22 feet to the West line of said section; thence N 00 degrees 55' 10" E along the West line of said section 74.35 feet; thence S 89 degrees 32' 00" E, 5356.02 feet to the East line of said section; thence S 01 degrees 03' 40" W along the East line of said section 250 feet to the place of beginning.

                                KALAMAZOO COUNTY

         Certain land in Alamo Township, Kalamazoo County, Michigan described as:

                  The South 350 feet of the NW 1/4 of the NW 1/4 of Section 16, T1S, R12W, being more particularly described as follows: To find the place of beginning of this description, commence at the Northwest corner of said section; run thence S 00 degrees 36' 55" W along the West line of said section 971.02 feet to the place of beginning of this description; thence continuing S 00 degrees 36' 55" W along said West line of said section 350.18 feet to the North 1/8 line of said section; thence S 87 degrees 33' 40" E along the said North 1/8 line of said section 1325.1 feet to the West 1/8 line of said section; thence N 00 degrees 38' 25" E along the said West 1/8 line of said section 350.17 feet; thence N 87 degrees 33' 40" W, 1325.25 feet to the place of beginning.

                                 KALKASKA COUNTY

         Certain land in Kalkaska Township, Kalkaska County, Michigan described as:

                  The NW 1/4 of the SW 1/4 of Section 4, T27N, R7W, excepting therefrom all mineral, coal, oil and gas and such other rights as were reserved unto the State of Michigan in that certain deed running from the Department of Conservation for the State of Michigan to George Welker and Mary Welker, his wife, dated October 9, 1934 and recorded December 28, 1934 in Liber 39 on page 291 of Kalkaska County Records, and subject to easement for pipeline purposes as granted to Michigan Consolidated Gas Company by first party herein on April 4, 1963 and recorded June 21, 1963 in Liber 91 on page 631 of Kalkaska County Records.

                                   KENT COUNTY

         Certain land in Caledonia Township, Kent County, Michigan described as:

                  A parcel of land in the Northwest fractional 1/4 of Section 15, T5N, R10W, described as follows: To find the place of beginning of this description commence at the North 1/4 corner of said section, run thence S 0 degrees 59' 26" E along the North and South 1/4 line of said section 2046.25 feet to the place of beginning of this description, thence continuing S 0 degrees 59' 26" E along said North and South 1/4 line of said section 332.88 feet, thence S 88 degrees 58' 30" W 2510.90 feet to a point herein designated "Point A" on the East bank of the Thornapple River, thence continuing S 88 degrees 53' 30" W to the center thread of the Thornapple River, thence NW'ly along the center thread of said Thornapple

         River to a point which said point is S 88 degrees 58' 30" W of a point on the East bank of the Thornapple River herein designated "Point B", said "Point B" being N 23 degrees 41' 35" W 360.75 feet from said above-described "Point A", thence N 88 degrees 58' 30" E to said "Point B", thence continuing N 88 degrees 58' 30" E 2650.13 feet to the place of beginning. (Bearings are based on the East line of Section 15, T5N, R10W between the East 1/4 corner of said section and the Northeast corner of said section assumed as N 0 degrees 59' 55" W.)

                                   LAKE COUNTY

         Certain land in Pinora and Cherry Valley Townships, Lake County, Michigan described as:

                  A strip of land 50 feet wide East and West along and adjoining the West line of highway on the East side of the North 1/2 of Section 13 T18N, R12W. Also a strip of land 100 feet wide East and West along and adjoining the East line of the highway on the West side of following described land: The South 1/2 of NW 1/4, and the South 1/2 of the NW 1/4 of the SW 1/4, all in Section 6, T18N, R11W.

                                  LAPEER COUNTY

         Certain land in Hadley Township, Lapeer County, Michigan described as:

                  The South 825 feet of the W 1/2 of the SW 1/4 of Section 24, T6N, R9E, except the West 1064 feet thereof.

                                 LEELANAU COUNTY

         Certain land in Cleveland Township, Leelanau County, Michigan described as:

                  The North 200 feet of the West 180 feet of the SW 1/4 of the SE 1/4 of Section 35, T29N, R13W.

                                 LENAWEE COUNTY

         Certain land in Madison Township, Lenawee County, Michigan described as:

                  A strip of land 165 feet wide off the West side of the following described premises: The E 1/2 of the SE 1/4 of Section 12. The E 1/2 of the NE 1/4 and the NE 1/4 of the SE 1/4 of Section 13, being all in T7S, R3E, excepting therefrom a parcel of land in the E 1/2 of the SE 1/4 of Section 12, T7S, R3E, beginning at the Northwest corner of said E 1/2 of the SE 1/4 of Section 12, running thence East 4 rods, thence South 6 rods, thence West 4 rods, thence North 6 rods to the place of beginning.

                                LIVINGSTON COUNTY

         Certain land in Cohoctah Township, Livingston County, Michigan described as:

                  Parcel 1

                  The East 390 feet of the East 50 rods of the SW 1/4 of Section 30, T4N, R4E.

                  Parcel 2

                  A parcel of land in the NW 1/4 of Section 31, T4N, R4E, described as follows: To find the place of beginning of this description commence at the N 1/4 post of said section; run thence N 89 degrees 13' 06" W along the North line of said section, 330 feet to the place of beginning of this description; running thence S 00 degrees 52' 49" W, 2167.87 feet; thence N 88 degrees 59' 49" W, 60 feet; thence N 00 degrees 52' 49" E, 2167.66 feet to the North line of said section; thence S 89 degrees 13' 06" E along said North line of said section, 60 feet to the place of beginning.

                                  MACOMB COUNTY

         Certain land in Macomb Township, Macomb County, Michigan described as:

                  A parcel of land commencing on the West line of the E 1/2 of the NW 1/4 of fractional Section 6, 20 chains South of the NW corner of said E 1/2 of the NW 1/4 of Section 6; thence South on said West line and the East line of A. Henry Kotner's Hayes Road Subdivision #15, according to the recorded plat thereof, as recorded in Liber 24 of Plats, on page 7, 24.36 chains to the East and West 1/4 line of said
         Section 6; thence East on said East and West 1/4 line 8.93 chains; thence North parallel with the said West line of the E 1/2 of the NW 1/4 of Section 6, 24.36 chains; thence West 8.93 chains to the place of beginning, all in T3N, R13E.

                                 MANISTEE COUNTY

         Certain land in Manistee Township, Manistee County, Michigan described as:

                  A parcel of land in the SW 1/4 of Section 20, T22N, R16W, described as follows: To find the place of beginning of this description, commence at the Southwest corner of said section; run thence East along the South line of said section 832.2 feet to the place of beginning of this description; thence continuing East along said South line of said section 132 feet; thence North 198 feet; thence West 132 feet; thence South 198 feet to the place of beginning, excepting therefrom the South 2 rods thereof which was conveyed to Manistee Township for highway purposes by a Quitclaim Deed dated June 13, 1919 and recorded July 11, 1919 in Liber 88 of Deeds on page 638 of Manistee County Records.

                                  MASON COUNTY

         Certain land in Riverton Township, Mason County, Michigan described as:

Parcel 1

                  The South 10 acres of the West 20 acres of the S 1/2 of the NE 1/4 of Section 22, T17N, R17W.

Parcel 2

                  A parcel of land containing 4 acres of the West side of highway, said parcel of land being described as commencing 16 rods South of the Northwest corner of the NW 1/4 of the SW 1/4 of Section 22, T17N, R17W, running thence South 64 rods, thence NE'ly and N'ly and NW'ly along the W'ly line of said highway to the place of beginning, together with any and all right, title, and interest of Howard C. Wicklund and Katherine E. Wicklund in and to that portion of the hereinbefore mentioned highway lying adjacent to the E'ly line of said above described land.

                                 MECOSTA COUNTY

         Certain land in Wheatland Township, Mecosta County, Michigan described as:

                  A parcel of land in the SW 1/4 of the SW 1/4 of Section 16, T14N, R7W, described as beginning at the Southwest corner of said section; thence East along the South line of Section 133 feet; thence North parallel to the West section line 133 feet; thence West 133 feet to the West line of said Section; thence South 133 feet to the place of beginning.

                                 MIDLAND COUNTY

         Certain land in Ingersoll Township, Midland County, Michigan described as:

                  The West 200 feet of the W 1/2 of the NE 1/4 of Section 4, T13N, R2E.

                                MISSAUKEE COUNTY

         Certain land in Norwich Township, Missaukee County, Michigan described as:

                  A parcel of land in the NW 1/4 of the NW 1/4 of Section 16, T24N, R6W, described as follows: Commencing at the Northwest corner of said section, running thence N 89 degrees 01' 45" E along the North line of said section 233.00 feet; thence South 233.00 feet; thence S 89 degrees 01' 45" W, 233.00 feet to the West line of said section; thence North along said West line of said section 233.00 feet to the place of beginning. (Bearings are based on the West line of Section 16, T24N, R6W, between the Southwest and Northwest corners of said section assumed as North.)

                                  MONROE COUNTY

         Certain land in Whiteford Township, Monroe County, Michigan described as:

                  A parcel of land in the SW1/4 of Section 20, T8S, R6E, described as follows: To find the place of beginning of this description commence at the S 1/4 post of said section; run thence West along the South line of said section 1269.89 feet to the place of beginning of this description; thence continuing West along said South line of said section 100 feet; thence N 00 degrees 50' 35" E, 250 feet; thence East 100 feet; thence S 00 degrees 50' 35" W parallel with and
         16.5 feet distant W'ly of as measured perpendicular to the West 1/8 line of said section, as occupied, a distance of 250 feet to the place of beginning.

                                 MONTCALM COUNTY

         Certain land in Crystal Township, Montcalm County, Michigan described as:

                  The N 1/2 of the S 1/2 of the SE 1/4 of Section 35, T10N, R5W.

                               MONTMORENCY COUNTY

         Certain land in the Village of Hillman, Montmorency County, Michigan described as:

                  Lot 14 of Hillman Industrial Park, being a subdivision in the South 1/2 of the Northwest 1/4 of Section 24, T31N, R4E, according to the plat thereof recorded in Liber 4 of Plats on Pages 32-34, Montmorency County Records.

                                 MUSKEGON COUNTY

         Certain land in Casnovia Township, Muskegon County, Michigan described as:

                  The West 433 feet of the North 180 feet of the South 425 feet of the SW 1/4 of Section 3, T10N, R13W.

                                 NEWAYGO COUNTY

         Certain land in Ashland Township, Newaygo County, Michigan described as:

                  The West 250 feet of the NE 1/4 of Section 23, T11N, R13W.

                                 OAKLAND COUNTY

         Certain land in Wixcom City, Oakland County, Michigan described as:

                  The E 75 feet of the N 160 feet of the N 330 feet of the W
         526.84 feet of the NW 1/4 of the NW 1/4 of Section 8, T1N, R8E, more particularly described as follows: Commence at the NW corner of said
         Section 8, thence N 87 degrees 14' 29" E along the North line of said
         Section 8 a distance of 451.84 feet to the place of beginning for this description; thence continuing N 87 degrees 14' 29" E along said North section line a distance of 75.0 feet to the East line of the West 526.84 feet of the NW 1/4 of the NW 1/4 of said
         Section 8; thence S 02 degrees 37' 09" E along said East line a distance of 160.0 feet; thence S 87 degrees 14' 29" W a distance of
         75.0 feet; thence N 02 degrees 37' 09" W a distance of 160.0 feet to the place of beginning.

                                  OCEANA COUNTY

         Certain land in Crystal Township, Oceana County, Michigan described as:

                  The East 290 feet of the SE 1/4 of the NW 1/4 and the East 290 feet of the NE 1/4 of the SW 1/4, all in Section 20, T16N, R16W.

                                  OGEMAW COUNTY

         Certain land in West Branch Township, Ogemaw County, Michigan described as:

                  The South 660 feet of the East 660 feet of the NE 1/4 of the NE 1/4 of Section 33, T22N, R2E.

                                 OSCEOLA COUNTY

         Certain land in Hersey Township, Osceola County, Michigan described as:

                  A parcel of land in the North 1/2 of the Northeast 1/4 of
         Section 13, T17N, R9W, described as commencing at the Northeast corner of said Section; thence West along the North Section line 999 feet to the point of beginning of this description; thence S 01 degrees 54' 20" E 1327.12 feet to the North 1/8 line; thence S 89 degrees 17' 05" W along the North 1/8 line 330.89 feet; thence N 01 degrees 54' 20" W 1331.26 feet to the North Section line; thence East along the North Section line 331 feet to the point of beginning.

                                  OSCODA COUNTY

         Certain land in Comins Township, Oscoda County, Michigan described as:

                  The East 400 feet of the South 580 feet of the W 1/2 of the SW 1/4 of Section 15, T27N, R3E.

                                  OTSEGO COUNTY

         Certain land in Corwith Township, Otsego County, Michigan described as:

                  Part of the NW 1/4 of the NE 1/4 of Section 28, T32N, R3W, described as: Beginning at the N 1/4 corner of said section; running thence S 89 degrees 04' 06" E along the North line of said section,
         330.00 feet; thence S 00 degrees 28' 43" E, 400.00 feet; thence N 89 degrees 04' 06" W, 330.00 feet to the North and

         South 1/4 line of said section; thence N 00 degrees 28' 43" W along the said North and South 1/4 line of said section, 400.00 feet to the point of beginning; subject to the use of the N'ly 33.00 feet thereof for highway purposes.

                                  OTTAWA COUNTY

         Certain land in Robinson Township, Ottawa County, Michigan described as:

                  The North 660 feet of the West 660 feet of the NE 1/4 of the NW 1/4 of Section 26, T7N, R15W.

                               PRESQUE ISLE COUNTY

         Certain land in Belknap and Pulawski Townships, Presque Isle County, Michigan described as:

                  Part of the South half of the Northeast quarter, Section 24, T34N, R5E, and part of the Northwest quarter, Section 19, T34N, R6E, more fully described as: Commencing at the East 1/4 corner of said
         Section 24; thence N 00 degrees15'47" E, 507.42 feet, along the East line of said Section 24 to the point of beginning; thence S 88 degrees15'36" W, 400.00 feet, parallel with the North 1/8 line of said
         Section 24; thence N 00 degrees15'47" E, 800.00 feet, parallel with said East line of Section 24; thence N 88 degrees15'36"E, 800.00 feet, along said North 1/8 line of Section 24 and said line extended; thence S 00 degrees15'47" W, 800.00 feet, parallel with said East line of
         Section 24; thence S 88 degrees15'36" W, 400.00 feet, parallel with said North 1/8 line of Section 24 to the point of beginning.

                  Together with a 33 foot easement along the West 33 feet of the Northwest quarter lying North of the North 1/8 line of Section 24, Belknap Township, extended, in Section 19, T34N, R6E.

                                ROSCOMMON COUNTY

         Certain land in Gerrish Township, Roscommon County, Michigan described as:

                  A parcel of land in the NW 1/4 of Section 19, T24N, R3W, described as follows: To find the place of beginning of this description commence at the Northwest corner of said section, run thence East along the North line of said section 1,163.2 feet to the place of beginning of this description (said point also being the place of intersection of the West 1/8 line of said section with the North line of said section), thence S 01 degrees 01' E along said West 1/8 line 132 feet, thence West parallel with the North line of said section 132 feet, thence N 01 degrees 01' W parallel with said West 1/8 line of said section 132 feet to the North line of said section, thence East along the North line of said section 132 feet to the place of beginning.

                                 SAGINAW COUNTY

         Certain land in Chapin Township, Saginaw County, Michigan described as:

                  A parcel of land in the SW 1/4 of Section 13, T9N, R1E, described as follows: To find the place of beginning of this description commence at the Southwest corner of said section; run thence North along the West line of said section 1581.4 feet to the place of beginning of this description; thence continuing North along said West line of said section 230 feet to the center line of a creek; thence S 70 degrees 07' 00" E along said center line of said creek
         196.78 feet; thence South 163.13 feet; thence West 185 feet to the West line of said section and the place of beginning.

                                 SANILAC COUNTY

         Certain easement rights located across land in Minden Township, Sanilac County, Michigan described as:

                  The Southeast 1/4 of the Southeast 1/4 of Section 1, T14N, R14E, excepting therefrom the South 83 feet of the East 83 feet thereof.

                                SHIAWASSEE COUNTY

         Certain land in Burns Township, Shiawassee County, Michigan described as:

                  The South 330 feet of the E 1/2 of the NE 1/4 of Section 36, T5N, R4E.

                                ST. CLAIR COUNTY

         Certain land in Ira Township, St. Clair County, Michigan described as:

                  The N 1/2 of the NW 1/4 of the NE 1/4 of Section 6, T3N, R15E.

                                ST. JOSEPH COUNTY

         Certain land in Mendon Township, St. Joseph County, Michigan described as:

                  The North 660 feet of the West 660 feet of the NW 1/4 of SW 1/4, Section 35, T5S, R10W.

                                 TUSCOLA COUNTY

         Certain land in Millington Township, Tuscola County, Michigan described as:

                  A strip of land 280 feet wide across the East 96 rods of the South 20 rods of the N 1/2 of the SE 1/4 of Section 34, T10N, R8E, more particularly described as commencing at the Northeast corner of Section 3, T9N, R8E, thence S 89 degrees 55' 35" W along the South line of said
         Section 34 a distance of 329.65 feet, thence N 18 degrees 11' 50" W a distance of 1398.67 feet to the South 1/8 line of said Section 34 and the place of beginning for this description; thence continuing N 18 degrees 11' 50" W a distance of
         349.91 feet; thence N 89 degrees 57' 01" W a distance of 294.80 feet; thence S 18 degrees 11' 50" E a distance of 350.04 feet to the South 1/8 line of said Section 34; thence S 89 degrees 58' 29" E along the South 1/8 line of said section a distance of 294.76 feet to the place of beginning.

                                VAN BUREN COUNTY

         Certain land in Covert Township, Van Buren County, Michigan described as:

                  All that part of the West 20 acres of the N 1/2 of the NE fractional 1/4 of Section 1, T2S, R17W, except the West 17 rods of the North 80 rods, being more particularly described as follows: To find the place of beginning of this description commence at the N 1/4 post of said section; run thence N 89 degrees 29' 20" E along the North line of said section 280.5 feet to the place of beginning of this description; thence continuing N 89 degrees 29' 20" E along said North line of said section 288.29 feet; thence S 00 degrees 44' 00" E, 1531.92 feet; thence S 89 degrees 33' 30" W, 568.79 feet to the North and South 1/4 line of said section; thence N 00 degrees 44' 00" W along said North and South 1/4 line of said section 211.4 feet; thence N 89 degrees 29' 20" E, 280.5 feet; thence N 00 degrees 44' 00" W, 1320 feet to the North line of said section and the place of beginning.

                                WASHTENAW COUNTY

         Certain land in Manchester Township, Washtenaw County, Michigan described as:

                  A parcel of land in the NE 1/4 of the NW 1/4 of Section 1, T4S, R3E, described as follows: To find the place of beginning of this description commence at the Northwest corner of said section; run thence East along the North line of said section 1355.07 feet to the West 1/8 line of said section; thence S 00 degrees 22' 20" E along said West 1/8 line of said section 927.66 feet to the place of beginning of this description; thence continuing S 00 degrees 22' 20" E along said West 1/8 line of said section 660 feet to the North 1/8 line of said section; thence N 86 degrees 36' 57" E along said North 1/8 line of said section 660.91 feet; thence N 00 degrees22' 20" W, 660 feet; thence S 86 degrees 36' 57" W, 660.91 feet to the place of beginning.

                                  WAYNE COUNTY

         Certain land in Livonia City, Wayne County, Michigan described as:

                  Commencing at the Southeast corner of Section 6, T1S, R9E; thence North along the East line of Section 6 a distance of 253 feet to the point of beginning; thence continuing North along the East line of
         Section 6 a distance of 50 feet; thence Westerly parallel to the South line of Section 6, a distance of 215 feet; thence Southerly parallel to the East line of Section 6 a distance of 50 feet;

         thence easterly parallel with the South line of Section 6 a distance of 215 feet to the point of beginning.

                                 WEXFORD COUNTY

         Certain land in Selma Township, Wexford County, Michigan described as:

                  A parcel of land in the NW 1/4 of Section 7, T22N, R10W, described as beginning on the North line of said section at a point 200 feet East of the West line of said section, running thence East along said North section line 450 feet, thence South parallel with said West section line 350 feet, thence West parallel with said North section line 450 feet, thence North parallel with said West section line 350 feet to the place of beginning.

         SECTION 12. The Company is a transmitting utility under Section 9401(5) of the Michigan Uniform Commercial Code (M.C.L. 440.9401(5)) as defined in M.C.L. 440.9105(n).

         IN WITNESS WHEREOF, said Consumers Energy Company has caused this Supplemental Indenture to be executed in its corporate name by its Chairman of the Board, President, a Vice President or its Treasurer and its corporate seal to be hereunto affixed and to be attested by its Secretary or an Assistant Secretary, and said JPMorgan Chase Bank, as Trustee as aforesaid, to evidence its acceptance hereof, has caused this Supplemental Indenture to be executed in its corporate name by a Vice President and its corporate seal to be hereunto affixed and to be attested by a Trust Officer, in several counterparts, all as of the day and year first above written.

                                       JPMORGAN CHASE BANK, AS TRUSTEE



(SEAL)                                     By ---------------------------
                                                L. O'Brien
                                                Vice President
Attest:



----------------------
VIRGINIA DOMINGUEZ
Trust Officer



Signed, sealed and delivered
by JPMORGAN CHASE BANK
in the presence of



----------------------
Natalia Rodriguez
Assistant Vice President





---------------------
Wanda Eiland
Assistant Vice President


STATE OF NEW YORK       )
                         ss.
COUNTY OF NEW YORK      )


          The foregoing instrument was acknowledged before me this    day of
October, 2002, by L. O'Brien a Vice President of JPMORGAN CHASE BANK, a New York corporation, on behalf of the corporation.



                             --------------------------------------------
                                                            Notary Public

[Seal]                             New York County, New York
                                   My Commission Expires:



                                                   Emily Fayan
                                         Notary Public, State of New York
                                                  No. 24-47305
                                            Qualified in Kings County
                                      Certificate Filed in New York Country
                                      Commission Expires December 31, 2005


Prepared by:                       When recorded, return to:
Kimberly C. Wilson                 Consumers Energy Company
212 West Michigan Avenue           General Services Real Estate Department
Jackson, MI 49201                  Attn: Nancy P. Fisher, P-21-411
                                   1945 W. Parnall Road
                                   Jackson, MI 49201

          [FORM OF REGISTERED BOND OF THE 2003 COLLATERAL SERIES BONDS]

                                     [FACE]

                            CONSUMERS ENERGY COMPANY
                              FIRST MORTGAGE BOND
                           COLLATERAL SERIES DUE 2003


         No. 1                                                    $70,000,000

         CONSUMERS ENERGY COMPANY, a Michigan corporation (hereinafter called the "Company"), for value received, hereby promises to pay to Bank One, NA, as agent (in such capacity, the "Agent") for the Banks under and as defined in the Term Loan Agreement dated as of October 17, 2002 among the Company, the Banks and the Agent (as amended or otherwise modified from time to time, the "Term Loan Agreement"), or registered assigns, the principal sum of Seventy Million Dollars ($70,000,000) or such lesser principal amount as shall be equal to the aggregate principal amount of the Term Loans (as defined in the Term Loan Agreement) included in the Obligations (as defined in the Term Loan Agreement) outstanding on April 15, 2003 (the "Maturity Date"), but not in excess, however, of the principal amount of this bond, and to pay interest thereon at the Interest Rate (as defined below) until the principal hereof is paid or duly made available for payment on the Maturity Date, or, in the event of redemption of this bond, until the redemption date, or, in the event of default in the payment of the principal hereof, until the Company's obligations with respect to the payment of such principal shall be discharged as provided in the Indenture (as defined on the reverse hereof). Interest on this bond shall be payable on each Interest Payment Date (as defined below), commencing on the first Interest Payment Date next succeeding October 17, 2002. If the Maturity Date falls on a day which is not a Business Day, as defined below, principal and any interest and/or fees payable with respect to the Maturity Date will be paid on the immediately preceding Business Day. The interest payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions, be paid to the person in whose name this bond (or one or more predecessor bonds) is registered at the close of business on the Record Date (as defined below); provided, however, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof shall be payable. Should the Company default in the payment of interest ("Defaulted Interest"), the Defaulted Interest shall be paid to the person in whose name this bond (or one or more predecessor bonds) is registered on a subsequent record date fixed by the Company, which subsequent record date shall be fifteen (15) days prior to the payment of such Defaulted Interest. As used herein, (A) "Business Day" shall mean any day, other than a Saturday or Sunday, on which banks generally are open in Chicago, Illinois and New York, New York for the conduct of substantially all of their commercial lending activities and on which interbank wire transfers can be made on the Fedwire system; (B) "Interest Payment Date" shall mean each date on which interest and/or fees under the Term Loan Agreement are due and payable from time to time pursuant to the Term Loan Agreement; (C) "Interest Rate" shall mean a rate of interest per annum, adjusted as necessary, to result in an interest payment equal to the aggregate amount of interest and fees due under the Term Loan Agreement on the applicable

Interest Payment Date; and (D) "Record Date" with respect to any Interest Payment Date shall mean the day (whether or not a Business Day) immediately next preceding such Interest Payment Date.

         Payment of the principal of and interest on this bond will be made in immediately available funds at the office or agency of the Company maintained for that purpose in the City of Jackson, Michigan, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         This bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee or its successor in trust under the Indenture of the certificate hereon.

         IN WITNESS WHEREOF, Consumers Energy Company has caused this bond to be executed in its name by its Chairman of the Board, its President or one of its Vice Presidents by his or her signature or a facsimile thereof, and its corporate seal or a facsimile thereof to be affixed hereto or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his or her signature or a facsimile thereof.




                                             CONSUMERS ENERGY COMPANY

Dated:
                                             By
                                                -------------------------------
                                             Printed
                                                     --------------------------
                                             Title
                                                   ----------------------------




Attest:
       ------------------------

                           TRUSTEE'S AUTHENTICATION CERTIFICATE

         This is one of the bonds, of the series designated therein, described in the within-mentioned Indenture.

                                                JPMORGAN CHASE BANK, Trustee



                                                By
                                                   ----------------------------
                                                   Authorized Officer

                                    [REVERSE]

                            CONSUMERS ENERGY COMPANY

                 FIRST MORTGAGE BOND COLLATERAL SERIES DUE 2003


         This bond is one of the bonds of a series designated as First Mortgage Bonds, Collateral Series due 2003 (sometimes herein referred to as the "2003 Collateral Series Bonds") issued under and in accordance with and secured by an Indenture dated as of September 1, 1945, given by the Company (or its predecessor, Consumers Power Company, a Maine corporation) to City Bank Farmers Trust Company (JPMorgan Chase Bank, successor) (hereinafter sometimes referred to as the "Trustee"), together with indentures supplemental thereto, heretofore or hereafter executed, to which indenture and indentures supplemental thereto (hereinafter referred to collectively as the "Indenture") reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security and the rights, duties and immunities thereunder of the Trustee and the rights of the holders of said bonds and of the Trustee and of the Company in respect of such security, and the limitations on such rights. By the terms of the Indenture, the bonds to be secured thereby are issuable in series which may vary as to date, amount, date of maturity, rate of interest and in other respects as provided in the Indenture.

         The 2003 Collateral Series Bonds are to be issued and delivered to the Agent in order to evidence and secure the obligation of the Company under the Term Loan Agreement to make payments to the Banks under the Term Loan Agreement and to provide the Banks the benefit of the lien of the Indenture with respect to the 2003 Collateral Series Bonds.

         The obligation of the Company to make payments with respect to the principal of 2003 Collateral Series Bonds shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due principal of the Term Loans included in the Obligations shall have been fully or partially paid. Satisfaction of any obligation to the extent that payment is made with respect to the Term Loans means that if any payment is made on the principal of the Term Loans, a corresponding payment obligation with respect to the principal of the 2003 Collateral Series Bonds shall be deemed discharged in the same amount as the payment with respect to the Term Loans discharges the outstanding obligation with respect to such Term Loans.

         The obligation of the Company to make payments with respect to the interest on 2003 Collateral Series Bonds shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due interest and/or fees on the Term Loans included in the Obligations shall have been fully or partially paid. Satisfaction of any obligation to the extent that payment is made with respect to the Term Loans means that if any payment is made on the interest and/or fees on the Term Loans, a corresponding payment obligation with respect to the interest on the 2003 Collateral Series

Bonds shall be deemed discharged in the same amount as the payment with respect to the Term Loans discharges the outstanding obligation with respect to such Term Loans.

         The Trustee may at any time and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of and interest on this bond, so far as such payments at the time have become due, has been fully satisfied and discharged unless and until the Trustee shall have received a written notice from the Agent stating (i) that timely payment of principal and interest on the 2003 Collateral Series Bonds has not been made,
(ii) that the Company is in arrears as to the payments required to be made by it to the Agent in connection with the Obligations pursuant to the Term Loan Agreement, and (iii) the amount of the arrearage.

         If an Event of Default (as defined in the Term Loan Agreement) with respect to the payment of the principal of any Term Loans shall have occurred, it shall be deemed to be a default for purposes of Section 11.01 of the Indenture in the payment of the principal of the 2003 Collateral Series Bonds equal to the amount of such unpaid principal (but in no event in excess of the principal amount of the 2003 Collateral Series Bonds). If an Event of Default (as defined in the Term Loan Agreement) with respect to the payment of interest on any Term Loans or fees shall have occurred, it shall be deemed to be a default for purposes of Section 11.01 of the Indenture in the payment of the interest on the 2003 Collateral Series Bonds equal to the amount of such unpaid interest or fees.

         This bond is not redeemable except upon written demand of the Agent following the occurrence of an Event of Default under the Term Loan Agreement and the acceleration of the Obligations, as provided in Section 9.2 of the Term Loan Agreement. This bond is not redeemable by the operation of the improvement fund or the maintenance and replacement provisions of the Indenture or with the proceeds of released property.

         In case of certain defaults as specified in the Indenture, the principal of this bond may be declared or may become due and payable on the conditions, at the time, in the manner and with the effect provided in the Indenture. The holders of certain specified percentages of the bonds at the time outstanding, including in certain cases specified percentages of bonds of particular series, may in certain cases, to the extent and as provided in the Indenture, waive certain defaults thereunder and the consequences of such defaults.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than seventy-five per centum in principal amount of the bonds (exclusive of bonds disqualified by reason of the Company's interest therein) at the time outstanding, including, if more than one series of bonds shall be at the time outstanding, not less than sixty per centum in principal amount of each series affected, to effect, by an indenture supplemental to the Indenture, modifications or alterations of the Indenture and of the rights and obligations of the Company and the rights of the holders of the bonds and coupons; provided, however, that no such modification or alteration shall be made without the written approval or consent of the holder hereof which will (a) extend the maturity of this bond or reduce the rate or extend the time of payment of interest hereon or reduce the amount of the principal hereof, or (b) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the

Indenture, or (c) reduce the percentage of the principal amount of the bonds the holders of which are required to approve any such supplemental indenture.

         The Company reserves the right, without any consent, vote or other action by holders of the 2003 Collateral Series Bonds or any other series created after the Sixty-eighth Supplemental Indenture, to amend the Indenture to reduce the percentage of the principal amount of bonds the holders of which are required to approve any supplemental indenture (other than any supplemental indenture which is subject to the proviso contained in the immediately preceding sentence) (a) from not less than seventy-five per centum (including sixty per centum of each series affected) to not less than a majority in principal amount of the bonds at the time outstanding or (b) in case fewer than all series are affected, not less than a majority in principal amount of the bonds of all affected series, voting together.

         No recourse shall be had for the payment of the principal of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, stockholder, director or officer, past, present or future, as such, of the Company, or of any predecessor or successor company, either directly or through the Company, or such predecessor or successor company, or otherwise, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

         This bond shall be exchangeable for other registered bonds of the same series, in the manner and upon the conditions prescribed in the Indenture, upon the surrender of such bonds at the Investor Services Department of the Company, as transfer agent. However, notwithstanding the provisions of Section 2.05 of the Indenture, no charge shall be made upon any registration of transfer or exchange of bonds of said series other than for any tax or taxes or other governmental charge required to be paid by the Company.

         The Agent shall surrender this bond to the Trustee when all of the principal of and interest on the Term Loans arising under the Term Loan Agreement, and all of the fees payable pursuant to the Term Loan Agreement, shall have been duly paid, and the Term Loan Agreement shall have been terminated.

 [END OF FORM OF REGISTERED BOND OF THE 2003 COLLATERAL SERIES BONDS]

                                ----------------

         AND WHEREAS all acts and things necessary to make the 2003 Collateral Series Bonds, when duly executed by the Company and authenticated by the Trustee or its agent and issued as prescribed in the Indenture, as heretofore supplemented and amended, and this Supplemental Indenture provided, the valid, binding and legal obligations of the Company, and to constitute the Indenture, as supplemented and amended as aforesaid, as well as by this Supplemental Indenture, a valid, binding and legal instrument for the security thereof, have been done and performed, and the creation, execution and delivery of this Supplemental Indenture and the creation, execution and issuance of bonds subject to the terms hereof and of the Indenture, as so supplemented and amended, have in all respects been duly authorized;

         NOW, THEREFORE, in consideration of the premises, of the acceptance and purchase by the holders thereof of the bonds issued and to be issued under the Indenture, as supplemented and amended as above set forth, and of the sum of One Dollar duly paid by the Trustee to the Company, and of other good and valuable considerations, the receipt whereof is hereby acknowledged, and for the purpose of securing the due and punctual payment of the principal of and premium, if any, and interest on all bonds now outstanding under the Indenture and the $70,000,000 principal amount of the 2003 Collateral Series Bonds proposed to be issued initially and all other bonds which shall be issued under the Indenture, as supplemented and amended from time to time, and for the purpose of securing the faithful performance and observance of all covenants and conditions therein, and in any indenture supplemental thereto, set forth, the Company has given, granted, bargained, sold, released, transferred, assigned, hypothecated, pledged, mortgaged, confirmed, set over, warranted, alienated and conveyed and by these presents does give, grant, bargain, sell, release, transfer, assign, hypothecate, pledge, mortgage, confirm, set over, warrant, alien and convey unto JPMorgan Chase Bank, as Trustee, as provided in the Indenture, and its successor or successors in the trust thereby and hereby created and to its or their assigns forever, all the right, title and interest of the Company in and to all the property, described in Section 11 hereof, together (subject to the provisions of Article X of the Indenture) with the tolls, rents, revenues, issues, earnings, income, products and profits thereof, excepting, however, the property, interests and rights specifically excepted from the lien of the Indenture as set forth in the Indenture;

         TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the premises, property, franchises and rights, or any thereof, referred to in the foregoing granting clause, with the reversion and reversions, remainder and remainders and (subject to the provisions of Article X of the Indenture) the tolls, rents, revenues, issues, earnings, income, products and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid premises, property, franchises and rights and every part and parcel thereof;

         SUBJECT, HOWEVER, with respect to such premises, property, franchises and rights, to excepted encumbrances as said term is defined in Section 1.02 of the Indenture, and subject also to all defects and limitations of title and to all encumbrances existing at the time of acquisition. TO HAVE AND TO HOLD all said premises, property, franchises and rights hereby conveyed, assigned, pledged or mortgaged, or intended so to be, unto the Trustee, its successor or successors in trust and their assigns forever;

         BUT IN TRUST, NEVERTHELESS, with power of sale for the equal and proportionate benefit and security of the holders of all bonds now or hereafter authenticated and delivered under and secured by the Indenture and interest coupons appurtenant thereto, pursuant to the provisions of the Indenture and of any supplemental indenture, and for the enforcement of the payment of said bonds and coupons when payable and the performance of and compliance with the covenants and conditions of the Indenture and of any supplemental indenture, without any preference, distinction or priority as to lien or otherwise of any bond or bonds over others by reason of the difference in time of the actual authentication, delivery, issue, sale or negotiation thereof or for any other reason whatsoever, except as otherwise expressly provided in the Indenture; and so that each and every bond now or hereafter authenticated and delivered thereunder shall have the same lien, and so that the principal of and premium, if any, and interest on every such bond shall, subject to the terms thereof, be equally and proportionately secured, as if it had been made, executed, authenticated, delivered, sold and negotiated simultaneously with the execution and delivery thereof;

         AND IT IS EXPRESSLY DECLARED by the Company that all bonds authenticated and delivered under and secured by the Indenture, as supplemented and amended as above set forth, are to be issued, authenticated and delivered, and all said premises, property, franchises and rights hereby and by the Indenture and indentures supplemental thereto conveyed, assigned, pledged or mortgaged, or intended so to be, are to be dealt with and disposed of under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes expressed in the Indenture, as supplemented and amended as above set forth, and the parties hereto mutually agree as follows:

         SECTION 1. There is hereby created one series of bonds (the "2003 Collateral Series Bonds") designated as hereinabove provided, which shall also bear the descriptive title "First Mortgage Bond", and the form thereof shall be substantially as hereinbefore set forth (the "Sample Bond"). The 2003 Collateral Series Bonds shall be issued in the aggregate principal amount of $70,000,000, shall mature on April 15, 2003 and shall be issued only as registered bonds without coupons in denominations of $1,000 and any multiple thereof. The serial numbers of the 2003 Collateral Series Bonds shall be such as may be approved by any officer of the Company, the execution thereof by any such officer either manually or by facsimile signature to be conclusive evidence of such approval. The 2003 Collateral Series Bonds are to be issued to and registered in the name of the Agent under the Term Loan Agreement (as such terms are defined in the Sample Bond) to evidence and secure any and all Obligations (as such term is defined in the Term Loan Agreement) of the Company under the Term Loan Agreement.

         The 2003 Collateral Series Bonds shall bear interest as set forth in the Sample Bond. The principal of and the interest on said bonds shall be payable as set forth in the Sample Bond.

         The obligation of the Company to make payments with respect to the principal of 2003 Collateral Series Bonds shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due principal of the Term Loans included in the Obligations shall have been fully or partially paid. Satisfaction of any obligation to the extent that payment is made with respect to the Term Loans means that if any payment is made on the principal of the Term Loans, a corresponding payment obligation with respect to the principal of the 2003 Collateral Series Bonds shall be deemed discharged in the same amount as the payment with respect to the Term Loans discharges the outstanding obligation with respect to such Term Loans.

         The obligation of the Company to make payments with respect to the interest on 2003 Collateral Series Bonds shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due interest and/or fees on the Term Loans included in the Obligations shall have been fully or partially paid. Satisfaction of any obligation to the extent that payment is made with respect to the Term Loans means that if any payment is made on the interest and/or fees on the Term Loans, a corresponding payment obligation with respect to the interest on the 2003 Collateral Series Bonds shall be deemed discharged in the same amount as the payment with respect to the Term Loans discharges the outstanding obligation with respect to such Term Loans.

         The Trustee may at any time and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of and interest on the 2003 Collateral Series Bonds, so far as such payments at the time have become due, has been fully satisfied and discharged unless and until the Trustee shall have received a written notice from the Agent stating (i) that timely payment of principal and interest on the 2003 Collateral Series Bonds has not been made, (ii) that the Company is in arrears as to the payments required to be made by it to the Agent pursuant to the Term Loan Agreement, and (iii) the amount of the arrearage.

         The 2003 Collateral Series Bonds shall be exchangeable for other registered bonds of the same series, in the manner and upon the conditions prescribed in the Indenture, upon the surrender of such bonds at the Investor Services Department of the Company, as transfer agent. However, notwithstanding the provisions of Section 2.05 of the Indenture, no charge shall be made upon any registration of transfer or exchange of bonds of said series other than for any tax or taxes or other governmental charge required to be paid by the Company.

         SECTION 2. The 2003 Collateral Series Bonds are not redeemable by the operation of the maintenance and replacement provisions of this Indenture or with the proceeds of released property.

         SECTION 3. Upon the occurrence of an Event of Default under the Term Loan Agreement and the acceleration of the Obligations, the 2003 Collateral Series Bonds shall be redeemable in whole upon receipt by the Trustee of a written demand from the Agent stating that there has occurred under the Term Loan Agreement both an Event of Default and a declaration of acceleration of the Obligations and demanding redemption of the 2003 Collateral Series Bonds (including a description of the amount of principal, interest and fees which comprise such Obligations). The Company waives any right it may have to prior notice of such redemption under the Indenture. Upon surrender of the 2003 Collateral Series Bonds by the Agent to the Trustee, the 2003 Collateral Series Bonds shall be redeemed at a redemption price equal to the aggregate amount of the Obligations.

         SECTION 4. The Company reserves the right, without any consent, vote or other action by the holder of the 2003 Collateral Series Bonds or of any subsequent series of bonds issued under the Indenture, to make such amendments to the Indenture, as supplemented, as shall be necessary in order to amend
Section 17.02 to read as follows:

         SECTION 17.02. With the consent of the holders of not less than a majority in principal amount of the bonds at the time outstanding or their attorneys-in-fact duly authorized, or, if fewer than all series are affected, not less than a majority in principal amount of the bonds at the time outstanding of each series the rights of the holders of which are affected, voting together, the Company, when authorized by a resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or modifying the rights and obligations of the Company and the rights of the holders of any of the bonds and coupons; provided, however, that no such supplemental indenture shall (1) extend the maturity of any of the bonds or reduce the rate or extend the time of payment of interest thereon, or reduce the amount of the principal thereof, or reduce any premium payable on the redemption thereof, without the consent of the holder of each bond so affected, or (2) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of this Indenture, without the consent of the holders of all the bonds then outstanding, or (3) reduce the aforesaid percentage of the principal amount of bonds the holders of which are required to approve any such supplemental indenture, without the consent of the holders of all the bonds then outstanding. For the purposes of this Section, bonds shall be deemed to be affected by a supplemental indenture if such supplemental indenture adversely affects or diminishes the rights of holders thereof against the Company or against its property. The Trustee may in its discretion determine whether or not, in accordance with the foregoing, bonds of any particular series would be affected by any supplemental indenture and any such determination shall be conclusive upon the holders of bonds of such series and all other series. Subject to the provisions of Sections 16.02 and 16.03 hereof, the Trustee shall not be liable for any determination made in good faith in connection herewith.

         Upon the written request of the Company, accompanied by a resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of bondholders as aforesaid (the instrument or instruments evidencing such consent to be dated within one year of such request), the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture.

         It shall not be necessary for the consent of the bondholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

         The Company and the Trustee, if they so elect, and either before or after such consent has been obtained, may require the holder of any bond consenting to the execution of any such supplemental indenture to submit his bond to the Trustee or to ask such bank, banker or trust company as may be designated by the Trustee for the purpose, for the notation thereon of the fact that the holder of such bond has consented to the execution of such supplemental indenture, and in such case such notation, in form satisfactory to the Trustee, shall be made upon all bonds so submitted, and such bonds bearing such notation shall forthwith be returned to the persons entitled thereto.

                  Prior to the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Company shall publish a notice, setting forth in general terms the substance of such supplemental indenture, at least once in one daily newspaper of general circulation in each city in which the principal of any of the bonds shall be payable, or, if all bonds outstanding shall be registered bonds without coupons or coupon bonds registered as to principal, such notice shall be sufficiently given if mailed, first class, postage prepaid, and registered if the Company so elects, to each registered holder of bonds at the last address of such holder appearing on the registry books, such publication or mailing, as the case may be, to be made not less than thirty days prior to such execution. Any failure of the Company to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         SECTION 5. As supplemented and amended as above set forth, the Indenture is in all respects ratified and confirmed, and the Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

         SECTION 6. Nothing contained in this Supplemental Indenture shall, or shall be construed to, confer upon any person other than a holder of bonds issued under the Indenture, as supplemented and amended as above set forth, the Company, the Trustee and the Agent, for the benefit of the Banks (as such term is defined in the Term Loan Agreement), any right or interest to avail himself of any benefit under any provision of the Indenture, as so supplemented and amended.

         SECTION 7. The Trustee assumes no responsibility for or in respect of the validity or sufficiency of this Supplemental Indenture or of the Indenture as hereby supplemented or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein (other than those contained in the sixth, seventh and eighth recitals hereof), all of which recitals and statements are made solely by the Company.

         SECTION 8. This Supplemental Indenture may be simultaneously executed in several counterparts and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

         SECTION 9. In the event the date of any notice required or permitted hereunder shall not be a Business Day, then (notwithstanding any other provision of the Indenture or of any supplemental indenture thereto) such notice need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date fixed for such notice. "Business Day" means, with respect to this Section 9, any day, other than a Saturday or Sunday, on which banks generally are open in Chicago, Illinois and New York, New

York for the conduct of substantially all of their commercial lending activities and on which interbank wire transfers can be made on the Fedwire system.

         SECTION 10. This Supplemental Indenture and the 2003 Collateral Series Bonds shall be governed by and deemed to be a contract under, and construed in accordance with, the laws of the State of Michigan, and for all purposes shall be construed in accordance with the laws of such state, except as may otherwise be required by mandatory provisions of law.

         SECTION 11.  Detailed Description of Property Mortgaged:

                                   ARTICLE I:

                       ELECTRIC GENERATING PLANTS AND DAMS

         All the electric generating plants and stations of the Company, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, including all powerhouses, buildings, reservoirs, dams, pipelines, flumes, structures and works and the land on which the same are situated and all water rights and all other lands and easements, rights of way, permits, privileges, towers, poles, wires, machinery, equipment, appliances, appurtenances and supplies and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such plants and stations or any of them, or adjacent thereto.

                                   ARTICLE II:

                           ELECTRIC TRANSMISSION LINES

         All the electric transmission lines of the Company, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, including towers, poles, pole lines, wires, switches, switch racks, switchboards, insulators and other appliances and equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such transmission lines or any of them or adjacent thereto; together with all real property, rights of way, easements, permits, privileges, franchises and rights for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways, within as well as without the corporate limits of any municipal corporation. Also all the real property, rights of way, easements, permits, privileges and rights for or relating to the construction, maintenance or operation of certain transmission lines, the land and rights for which are owned by the Company, which are either not built or now being constructed.

                                  ARTICLE III:

                          ELECTRIC DISTRIBUTION SYSTEMS

         All the electric distribution systems of the Company, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, including substations, transformers, switchboards, towers, poles, wires, insulators, subways, trenches, conduits, manholes, cables, meters and other appliances and equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such distribution systems or any of them or adjacent thereto; together with all real property, rights of way, easements, permits, privileges, franchises, grants and rights, for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways within as well as without the corporate limits of any municipal corporation.

                                   ARTICLE IV:

               ELECTRIC SUBSTATIONS, SWITCHING STATIONS AND SITES

         All the substations, switching stations and sites of the Company, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, for transforming, regulating, converting or distributing or otherwise controlling electric current at any of its plants and elsewhere, together with all buildings, transformers, wires, insulators and other appliances and equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with any of such substations and switching stations, or adjacent thereto, with sites to be used for such purposes.

                                   ARTICLE V:

                 GAS COMPRESSOR STATIONS, GAS PROCESSING PLANTS,
            DESULPHURIZATION STATIONS, METERING STATIONS, ODORIZING
                         STATIONS, REGULATORS AND SITES

         All the compressor stations, processing plants, desulphurization stations, metering stations, odorizing stations, regulators and sites of the Company, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, for compressing, processing, desulphurizing, metering, odorizing and regulating manufactured or natural gas at any of its plants and elsewhere, together with all buildings, meters and other appliances and equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with any of such purposes, with sites to be used for such purposes.

                                   ARTICLE VI:

                               GAS STORAGE FIELDS

         The natural gas rights and interests of the Company, including wells and well lines (but not including natural gas, oil and minerals), the gas gathering system, the underground gas storage rights, the underground gas storage wells and injection and withdrawal system used in connection therewith, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture: In the Overisel Gas Storage Field, located in the Township of Overisel, Allegan County, and in the Township of Zeeland, Ottawa County, Michigan; in the Northville Gas Storage Field located in the Township of Salem, Washtenaw County, Township of Lyon, Oakland County, and the Townships of Northville and Plymouth and City of Plymouth, Wayne County, Michigan; in the Salem Gas Storage Field, located in the Township of Salem, Allegan County, and in the Township of Jamestown, Ottawa County, Michigan; in the Ray Gas Storage Field, located in the Townships of Ray and Armada, Macomb County, Michigan; in the Lenox Gas Storage Field, located in the Townships of Lenox and Chesterfield, Macomb County, Michigan; in the Ira Gas Storage Field, located in the Township of Ira, St. Clair County, Michigan; in the Puttygut Gas Storage Field, located in the Township of Casco, St. Clair County, Michigan; in the Four Corners Gas Storage Field, located in the Townships of Casco, China, Cottrellville and Ira, St. Clair County, Michigan; in the Swan Creek Gas Storage Field, located in the Township of Casco and Ira, St. Clair County, Michigan; and in the Hessen Gas Storage Field, located in the Townships of Casco and Columbus, St. Clair, Michigan.

                                  ARTICLE VII:

                             GAS TRANSMISSION LINES

         All the gas transmission lines of the Company, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, including gas mains, pipes, pipelines, gates, valves, meters and other appliances and equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such transmission lines or any of them or adjacent thereto; together with all real property, right of way, easements, permits, privileges, franchises and rights for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways, within as well as without the corporate limits of any municipal corporation.

                                  ARTICLE VIII:

                            GAS DISTRIBUTION SYSTEMS

         All the gas distribution systems of the Company, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, including tunnels, conduits, gas mains and pipes, service pipes, fittings, gates, valves, connections, meters and other appliances and equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such distribution systems or any of them or adjacent thereto; together with all real property, rights of way, easements, permits, privileges, franchises, grants and rights, for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways within as well as without the corporate limits of any municipal corporation.

                                   ARTICLE IX:

               OFFICE BUILDINGS, SERVICE BUILDINGS, GARAGES, ETC.

         All office, garage, service and other buildings of the Company, wherever located, in the State of Michigan, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, together with the land on which the same are situated and all easements, rights of way and appurtenances to said lands, together with all furniture and fixtures located in said buildings.

                                   ARTICLE X:

             TELEPHONE PROPERTIES AND RADIO COMMUNICATION EQUIPMENT

         All telephone lines, switchboards, systems and equipment of the Company, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, used or available for use in the operation of its properties, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such telephone properties or any of them or adjacent thereto; together with all real estate, rights of way, easements, permits, privileges, franchises, property, devices or rights related to the dispatch, transmission, reception or reproduction of messages, communications, intelligence, signals, light, vision or sound by electricity, wire or otherwise, including all telephone equipment installed in buildings used as general and regional offices, substations and generating stations and all telephone lines erected on towers and poles; and all radio communication equipment of the Company, together with all property, real or personal (except any in the Indenture expressly excepted), fixed stations, towers, auxiliary radio buildings and equipment, and all appurtenances used in connection therewith, wherever located, in the State of Michigan.

                                   ARTICLE XI:

                               OTHER REAL PROPERTY

         All other real property of the Company and all interests therein, of every nature and description (except any in the Indenture expressly excepted) wherever located, in the State of Michigan, acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the line of the Indenture. Such real property includes but is not limited to the following described property, such property is subject to any interests that were excepted or reserved in the conveyance to the Company:

                                  ALCONA COUNTY

         Certain land in Caledonia Township, Alcona County, Michigan described as:

                  The East 330 feet of the South 660 feet of the SW 1/4 of the SW 1/4 of Section 8, T28N, R8E, except the West 264 feet of the South 330 feet thereof; said land being more particularly described as follows: To find the place of beginning of this description, commence at the Southwest corner of said section, run thence East along the South line of said section 1243 feet to the place of beginning of this description, thence continuing East along said South line of said section 66 feet to the West 1/8 line of said section, thence N 02 degrees 09' 30" E along the said West 1/8 line of said section 660 feet, thence West 330 feet, thence S 02 degrees 09' 30" W, 330 feet, thence East 264 feet, thence S 02 degrees 09' 30" W, 330 feet to the place of beginning.

                                 ALLEGAN COUNTY

         Certain land in Lee Township, Allegan County, Michigan described as:

                  The NE 1/4 of the NW 1/4 of Section 16, T1N, R15W.

                                  ALPENA COUNTY

         Certain land in Wilson and Green Townships, Alpena County, Michigan described as:

                  All that part of the S'ly 1/2 of the former Boyne City-Gaylord and Alpena Railroad right of way, being the Southerly 50 feet of a 100 foot strip of land formerly occupied by said Railroad, running from the East line of Section 31, T31N, R7E, Southwesterly across said Section 31 and Sections 5 and 6 of T30N, R7E and Sections 10, 11 and the E 1/2 of Section 9, except the West 1646 feet thereof, all in T30N, R6E.

                                  ANTRIM COUNTY

         Certain land in Mancelona Township, Antrim County, Michigan described as:

                  The S 1/2 of the NE 1/4 of Section 33, T29N, R6W, excepting therefrom all mineral, coal, oil and gas and such other rights as were reserved unto the State of Michigan in that certain deed running from the State of Michigan to August W. Schack and Emma H. Schack, his wife, dated April 15, 1946 and recorded May 20, 1946 in Liber 97 of Deeds on page 682 of Antrim County Records.

                                  ARENAC COUNTY

         Certain land in Standish Township, Arenac County, Michigan described as:

                  A parcel of land in the SW 1/4 of the NW 1/4 of Section 12, T18N, R4E, described as follows: To find the place of beginning of said parcel of land, commence at the Northwest corner of Section 12, T18N, R4E; run thence South along the West line of said section, said West line of said section being also the center line of East City Limits Road 2642.15 feet to the W 1/4 post of said section and the place of beginning of said parcel of land; running thence N 88 degrees 26' 00" E along the East and West 1/4 line of said section, 660.0 feet; thence North parallel with the West line of said section, 310.0 feet; thence S 88 degrees 26' 00"

         W, 330.0 feet; thence South parallel with the West line of said section, 260.0 feet; thence S 88 degrees 26' 00" W, 330.0 feet to the West line of said section and the center line of East City Limits Road; thence South along the said West line of said section, 50.0 feet to the place of beginning.

                                  BARRY COUNTY

         Certain land in Johnstown Township, Barry County, Michigan described as:

                  A strip of land 311 feet in width across the SW 1/4 of the NE 1/4 of Section 31, T1N, R8W, described as follows: To find the place of beginning of this description, commence at the E 1/4 post of said section; run thence N 00 degrees 55' 00" E along the East line of said section, 555.84 feet; thence N 59 degrees 36' 20" W, 1375.64 feet; thence N 88 degrees 30' 00" W, 130 feet to a point on the East 1/8 line of said section and the place of beginning of this description; thence continuing N 88 degrees 30' 00" W, 1327.46 feet to the North and South 1/4 line of said section; thence S 00 degrees 39'35" W along said North and South 1/4 line of said section, 311.03 feet to a point, which said point is 952.72 feet distant N'ly from the East and West 1/4 line of said section as measured along said North and South 1/4 line of said section; thence S 88 degrees 30' 00" E, 1326.76 feet to the East 1/8 line of said section; thence N 00 degrees 47' 20" E along said East 1/8 line of said section, 311.02 feet to the place of beginning.

                                   BAY COUNTY

         Certain land in Frankenlust Township, Bay County, Michigan described as:

                  The South 250 feet of the N 1/2 of the W 1/2 of the W 1/2 of the SE 1/4 of Section 9, T13N, R4E.

                                  BENZIE COUNTY

         Certain land in Benzonia Township, Benzie County, Michigan described as:

                  A parcel of land in the Northeast 1/4 of Section 7, Township 26 North, Range 14 West, described as beginning at a point on the East line of said Section 7, said point being 320 feet North measured along the East line of said section from the East 1/4 post; running thence West 165 feet; thence North parallel with the East line of said section 165 feet; thence East 165 feet to the East line of said section; thence South 165 feet to the place of beginning.

                                  BRANCH COUNTY

         Certain land in Girard Township, Branch County, Michigan described as:

                  A parcel of land in the NE 1/4 of Section 23 T5S, R6W, described as beginning at a point on the North and South quarter line of said section at a point

         1278.27 feet distant South of the North quarter post of said section, said distance being measured along the North and South quarter line of said section, running thence S89 degrees21'E 250 feet, thence North along a line parallel with the said North and South quarter line of said section 200 feet, thence N89 degrees21'W 250 feet to the North and South quarter line of said section, thence South along said North and South quarter line of said section 200 feet to the place of beginning.


                                 CALHOUN COUNTY

         Certain land in Convis Township, Calhoun County, Michigan described as:

                  A parcel of land in the SE 1/4 of the SE 1/4 of Section 32, T1S, R6W, described as follows: To find the place of beginning of this description, commence at the Southeast corner of said section; run thence North along the East line of said section 1034.32 feet to the place of beginning of this description; running thence N 89 degrees 39' 52" W, 333.0 feet; thence North 290.0 feet to the South 1/8 line of said section; thence S 89 degrees 39' 52" E along said South 1/8 line of said section 333.0 feet to the East line of said section; thence South along said East line of said section 290.0 feet to the place of beginning. (Bearings are based on the East line of Section 32, T1S, R6W, from the Southeast corner of said section to the Northeast corner of said section assumed as North.)

                                   CASS COUNTY

         Certain easement rights located across land in Marcellus Township, Cass County, Michigan described as:

                  The East 6 rods of the SW 1/4 of the SE 1/4 of Section 4, T5S, R13W.

                                CHARLEVOIX COUNTY

         Certain land in South Arm Township, Charlevoix County, Michigan described as:

                  A parcel of land in the SW 1/4 of Section 29, T32N, R7W, described as follows: Beginning at the Southwest corner of said section and running thence North along the West line of said section 788.25 feet to a point which is 528 feet distant South of the South 1/8 line of said section as measured along the said West line of said section; thence N 89 degrees 30' 19" E, parallel with said South 1/8 line of said section 442.1 feet; thence South 788.15 feet to the South line of said section; thence S 89 degrees 29' 30" W, along said South line of said section 442.1 feet to the place of beginning.

                                CHEBOYGAN COUNTY

         Certain land in Inverness Township, Cheboygan County, Michigan described as:

                  A parcel of land in the SW frl 1/4 of Section 31, T37N, R2W, described as beginning at the Northwest corner of the SW frl 1/4, running thence East on the East and West quarter line of said Section, 40 rods, thence South parallel to the West line of said Section 40 rods, thence West 40 rods to the West line of said Section, thence North 40 rods to the place of beginning.

                                  CLARE COUNTY

         Certain land in Frost Township, Clare County, Michigan described as:

                  The East 150 feet of the North 225 feet of the NW 1/4 of the NW 1/4 of Section 15, T20N, R4W.

                                 CLINTON COUNTY

         Certain land in Watertown Township, Clinton County, Michigan described as:

                  The NE 1/4 of the NE 1/4 of the SE 1/4 of Section 22, and the North 165 feet of the NW 1/4 of the NE 1/4 of the SE 1/4 of Section 22, T5N, R3W.

                                 CRAWFORD COUNTY

         Certain land in Lovells Township, Crawford County, Michigan described as:

                  A parcel of land in Section 1, T28N, R1W, described as:
         Commencing at NW corner said section; thence South 89 degrees53'30" East along North section line 105.78 feet to point of beginning; thence South 89 degrees53'30" East along North section line 649.64 feet; thence South 55 degrees 42'30" East 340.24 feet; thence South 55 degrees 44' 37" East 5,061.81 feet to the East section line; thence South 00 degrees 00' 08" West along East section line 441.59 feet; thence North 55 degrees 44' 37" West 5,310.48 feet; thence North 55 degrees 42'30" West 877.76 feet to point of beginning.

                                  EATON COUNTY

         Certain land in Eaton Township, Eaton County, Michigan described as:

                  A parcel of land in the SW 1/4 of Section 6, T2N, R4W, described as follows: To find the place of beginning of this description commence at the Southwest corner of said section; run thence N 89 degrees 51' 30" E along the South line of said section 400 feet to the place of beginning of this description; thence continuing N 89 degrees 51' 30" E, 500 feet; thence N 00 degrees 50' 00" W, 600 feet; thence S 89 degrees 51' 30" W parallel with the South line of said section 500 feet; thence S 00 degrees 50' 00" E, 600 feet to the place of beginning.

                                  EMMET COUNTY

         Certain land in Wawatam Township, Emmet County, Michigan described as:

                  The West 1/2 of the Northeast 1/4 of the Northeast 1/4 of
         Section 23, T39N, R4W.

                                 GENESEE COUNTY

         Certain land in Argentine Township, Genesee County, Michigan described as:

                  A parcel of land of part of the SW 1/4 of Section 8, T5N, R5E, being more particularly described as follows:

                  Beginning at a point of the West line of Duffield Road, 100 feet wide, (as now established) distant 829.46 feet measured N01 degrees42'56"W and 50 feet measured S88 degrees14'04"W from the South quarter corner, Section 8, T5N, R5E; thence S88 degrees14'04"W a distance of 550 feet; thence N01 degrees42'56"W a distance of 500 feet to a point on the North line of the South half of the Southwest quarter of said Section 8; thence N88 degrees14'04"E along the North line of South half of the Southwest quarter of said Section 8 a distance 550 feet to a point on the West line of Duffield Road, 100 feet wide (as now established); thence S01 degrees42'56"E along the West line of said Duffield Road a distance of 500 feet to the point of beginning.

                                 GLADWIN COUNTY

         Certain land in Secord Township, Gladwin County, Michigan described as:

                  The East 400 feet of the South 450 feet of Section 2, T19N,
         R1E.

                              GRAND TRAVERSE COUNTY

         Certain land in Mayfield Township, Grand Traverse County, Michigan described as:

                  A parcel of land in the Northwest 1/4 of Section 3, T25N, R11W, described as follows: Commencing at the Northwest corner of said section, running thence S 89 degrees19'15" E along the North line of said section and the center line of Clouss Road 225 feet, thence South 400 feet, thence N 89 degrees19'15" W 225 feet to the West line of said section and the center line of Hannah Road, thence North along the West line of said section and the center line of Hannah Road 400 feet to the place of beginning for this description.

                                 GRATIOT COUNTY

         Certain land in Fulton Township, Gratiot County, Michigan described as:

                  A parcel of land in the NE 1/4 of Section 7, Township 9 North, Range 3 West, described as beginning at a point on the North line of George Street in the Village of Middleton, which is 542 feet East of the North and South one-quarter (1/4) line of said Section 7; thence North 100 feet; thence East 100 feet; thence South 100 feet to the North line of George Street; thence West along the North line of George Street 100 feet to place of beginning.

                                HILLSDALE COUNTY

         Certain land in Litchfield Village, Hillsdale County, Michigan described as:

                  Lot 238 of Block three (3) of Assessors Plat of the Village of Litchfield.

                                  HURON COUNTY

         Certain easement rights located across land in Sebewaing Township, Huron County, Michigan described as:

                  The North 1/2 of the Northwest 1/4 of Section 15, T15N, R9E.

                                  INGHAM COUNTY

         Certain land in Vevay Township, Ingham County, Michigan described as:

                  A parcel of land 660 feet wide in the Southwest 1/4 of Section 7 lying South of the centerline of Sitts Road as extended to the North-South 1/4 line of said Section 7, T2N, R1W, more particularly described as follows: Commence at the Southwest corner of said Section 7, thence North along the West line of said Section 2502.71 feet to the centerline of Sitts Road; thence South 89 degrees54'45" East along said centerline 2282.38 feet to the place of beginning of this description; thence continuing South 89 degrees54'45" East along said centerline and said centerline extended 660.00 feet to the North-South 1/4 line of said section; thence South 00 degrees07'20" West 1461.71 feet; thence North 89 degrees34'58" West 660.00 feet; thence North 00 degrees07'20" East 1457.91 feet to the centerline of Sitts Road and the place of beginning.

                                  IONIA COUNTY

         Certain land in Sebewa Township, Ionia County, Michigan described as:

                  A strip of land 280 feet wide across that part of the SW 1/4 of the NE 1/4 of Section 15, T5N, R6W, described as follows:

                  To find the place of beginning of this description commence at the E 1/4 corner of said section; run thence N 00 degrees 05' 38" W along the East line of said section, 1218.43 feet; thence S 67 degrees 18' 24" W, 1424.45 feet to the East 1/8 line of said section and the place of beginning of this description; thence continuing S 67 degrees 18' 24" W, 1426.28 feet to the North and South 1/4 line of said section at a point which said point is 105.82 feet distant N'ly of the center of said section as measured along said North and South 1/4 line of said section; thence N 00 degrees 04' 47" E along said North and South 1/4 line of said section, 303.67 feet; thence N 67 degrees 18' 24" E, 1425.78 feet to the East 1/8 line of said section; thence S 00 degrees 00' 26" E along said East 1/8 line of said section,
         303.48 feet to the place of beginning. (Bearings are based on the East line of Section 15, T5N, R6W, from the E 1/4 corner of said section to the Northeast corner of said section assumed as N 00 degrees 05' 38" W.)

                                  IOSCO COUNTY

         Certain land in Alabaster Township, Iosco County, Michigan described as:

                  A parcel of land in the NW 1/4 of Section 34, T21N, R7E, described as follows: To find the place of beginning of this description commence at the N 1/4 post of said section; run thence South along the North and South 1/4 line of said section, 1354.40 feet to the place of beginning of this description; thence continuing South along the said North and South 1/4 line of said section, 165.00 feet to a point on the said North and South 1/4 line of said section which said point is 1089.00 feet distant North of the center of said section; thence West 440.00 feet; thence North 165.00 feet; thence East 440.00 feet to the said North and South 1/4 line of said section and the place of beginning.

                                 ISABELLA COUNTY

         Certain land in Chippewa Township, Isabella County, Michigan described as:

                  The North 8 rods of the NE 1/4 of the SE 1/4 of Section 29, T14N, R3W.

                                 JACKSON COUNTY

         Certain land in Waterloo Township, Jackson County, Michigan described as:

                  A parcel of land in the North fractional part of the N fractional 1/2 of Section 2, T1S, R2E, described as follows: To find the place of beginning of this description commence at the E 1/4 post of said section; run thence N 01 degrees 03' 40" E along the East line of said section 1335.45 feet to the North 1/8 line of said section and the place of beginning of this description; thence N 89 degrees 32' 00" W, 2677.7 feet to the North and South 1/4 line of said section; thence S 00 degrees 59' 25" W along the North and South 1/4 line of said section 22.38 feet to the North 1/8 line of said section; thence S 89 degrees 59' 10" W along the North 1/8 line of said section 2339.4 feet to the center line of State Trunkline Highway M-52; thence N 53 degrees 46' 00" W along the center line of said State Trunkline Highway 414.22 feet to the West line of said section; thence N 00 degrees 55' 10" E along the West line of said section 74.35 feet; thence S 89 degrees 32' 00" E, 5356.02 feet to the East line of said section; thence S 01 degrees 03' 40" W along the East line of said section 250 feet to the place of beginning.

                                KALAMAZOO COUNTY

         Certain land in Alamo Township, Kalamazoo County, Michigan described as:

                  The South 350 feet of the NW 1/4 of the NW 1/4 of Section 16, T1S, R12W, being more particularly described as follows: To find the place of beginning of this description, commence at the Northwest corner of said section; run thence S 00 degrees 36' 55" W along the West line of said section 971.02 feet to the place of beginning of this description; thence continuing S 00 degrees 36' 55" W along said West line of said section 350.18 feet to the North 1/8 line of said section; thence S 87 degrees 33' 40" E along the said North 1/8 line of said section 1325.1 feet to the West 1/8 line of said section; thence N 00 degrees 38' 25" E along the said West 1/8 line of said section 350.17 feet; thence N 87 degrees 33' 40" W, 1325.25 feet to the place of beginning.

                                 KALKASKA COUNTY

         Certain land in Kalkaska Township, Kalkaska County, Michigan described as:

                  The NW 1/4 of the SW 1/4 of Section 4, T27N, R7W, excepting therefrom all mineral, coal, oil and gas and such other rights as were reserved unto the State of Michigan in that certain deed running from the Department of Conservation for the State of Michigan to George Welker and Mary Welker, his wife, dated October 9, 1934 and recorded December 28, 1934 in Liber 39 on page 291 of Kalkaska County Records, and subject to easement for pipeline purposes as granted to Michigan Consolidated Gas Company by first party herein on April 4, 1963 and recorded June 21, 1963 in Liber 91 on page 631 of Kalkaska County Records.

                                   KENT COUNTY

         Certain land in Caledonia Township, Kent County, Michigan described as:

                  A parcel of land in the Northwest fractional 1/4 of Section 15, T5N, R10W, described as follows: To find the place of beginning of this description commence at the North 1/4 corner of said section, run thence S 0 degrees 59' 26" E along the North and South 1/4 line of said section 2046.25 feet to the place of beginning of this description, thence continuing S 0 degrees 59' 26" E along said North and South 1/4 line of said section 332.88 feet, thence S 88 degrees 58' 30" W 2510.90 feet to a point herein designated "Point A" on the East bank of the Thornapple River, thence continuing S 88 degrees 53' 30" W to the center thread of the Thornapple River, thence NW'ly along the center thread of said Thornapple River to a point which said point is S 88 degrees 58' 30" W of a point on the East bank of the Thornapple River herein designated "Point B", said "Point B" being N 23 degrees 41' 35" W 360.75 feet from said above-described "Point A", thence N 88 degrees 58' 30" E to said "Point B", thence continuing N 88 degrees 58' 30" E 2650.13 feet to the place of beginning. (Bearings are based on the East line of

         Section 15, T5N, R10W between the East 1/4 corner of said section and the Northeast corner of said section assumed as N 0 degrees 59' 55" W.)

                                   LAKE COUNTY

         Certain land in Pinora and Cherry Valley Townships, Lake County, Michigan described as:

                  A strip of land 50 feet wide East and West along and adjoining the West line of highway on the East side of the North 1/2 of Section 13 T18N, R12W. Also a strip of land 100 feet wide East and West along and adjoining the East line of the highway on the West side of following described land: The South 1/2 of NW 1/4, and the South 1/2 of the NW 1/4 of the SW 1/4, all in Section 6, T18N, R11W.

                                  LAPEER COUNTY

         Certain land in Hadley Township, Lapeer County, Michigan described as:

                  The South 825 feet of the W 1/2 of the SW 1/4 of Section 24, T6N, R9E, except the West 1064 feet thereof.

                                 LEELANAU COUNTY

         Certain land in Cleveland Township, Leelanau County, Michigan described as:

                  The North 200 feet of the West 180 feet of the SW 1/4 of the SE 1/4 of Section 35, T29N, R13W.

                                 LENAWEE COUNTY

         Certain land in Madison Township, Lenawee County, Michigan described as:

                  A strip of land 165 feet wide off the West side of the following described premises: The E 1/2 of the SE 1/4 of Section 12. The E 1/2 of the NE 1/4 and the NE 1/4 of the SE 1/4 of Section 13, being all in T7S, R3E, excepting therefrom a parcel of land in the E 1/2 of the SE 1/4 of Section 12, T7S, R3E, beginning at the Northwest corner of said E 1/2 of the SE 1/4 of Section 12, running thence East 4 rods, thence South 6 rods, thence West 4 rods, thence North 6 rods to the place of beginning.

                                LIVINGSTON COUNTY

         Certain land in Cohoctah Township, Livingston County, Michigan described as:

                  Parcel 1

                  The East 390 feet of the East 50 rods of the SW 1/4 of Section 30, T4N, R4E.

                  Parcel 2

                  A parcel of land in the NW 1/4 of Section 31, T4N, R4E, described as follows: To find the place of beginning of this description commence at the N 1/4 post of said section; run thence N 89 degrees 13' 06" W along the North line of said section, 330 feet to the place of beginning of this description; running thence S 00 degrees 52' 49" W, 2167.87 feet; thence N 88 degrees 59' 49" W, 60 feet; thence N 00 degrees 52' 49" E, 2167.66 feet to the North line of said section; thence S 89 degrees 13' 06" E along said North line of said section, 60 feet to the place of beginning.

                                  MACOMB COUNTY

         Certain land in Macomb Township, Macomb County, Michigan described as:

                  A parcel of land commencing on the West line of the E 1/2 of the NW 1/4 of fractional Section 6, 20 chains South of the NW corner of said E 1/2 of the NW 1/4 of Section 6; thence South on said West line and the East line of A. Henry Kotner's Hayes Road Subdivision #15, according to the recorded plat thereof, as recorded in Liber 24 of Plats, on page 7, 24.36 chains to the East and West 1/4 line of said
         Section 6; thence East on said East and West 1/4 line 8.93 chains; thence North parallel with the said West line of the E 1/2 of the NW 1/4 of Section 6, 24.36 chains; thence West 8.93 chains to the place of beginning, all in T3N, R13E.

                                 MANISTEE COUNTY

         Certain land in Manistee Township, Manistee County, Michigan described as:

                  A parcel of land in the SW 1/4 of Section 20, T22N, R16W, described as follows: To find the place of beginning of this description, commence at the Southwest corner of said section; run thence East along the South line of said section 832.2 feet to the place of beginning of this description; thence continuing East along said South line of said section 132 feet; thence North 198 feet; thence West 132 feet; thence South 198 feet to the place of beginning, excepting therefrom the South 2 rods thereof which was conveyed to Manistee Township for highway purposes by a Quitclaim Deed dated June 13, 1919 and recorded July 11, 1919 in Liber 88 of Deeds on page 638 of Manistee County Records.

                                  MASON COUNTY

         Certain land in Riverton Township, Mason County, Michigan described as:

Parcel 1

                  The South 10 acres of the West 20 acres of the S 1/2 of the NE 1/4 of Section 22, T17N, R17W.

Parcel 2

                  A parcel of land containing 4 acres of the West side of highway, said parcel of land being described as commencing 16 rods South of the Northwest corner of the NW 1/4 of the SW 1/4 of Section 22, T17N, R17W, running thence South 64 rods, thence NE'ly and N'ly and NW'ly along the W'ly line of said highway to the place of beginning, together with any and all right, title, and interest of Howard C. Wicklund and Katherine E. Wicklund in and to that portion of the hereinbefore mentioned highway lying adjacent to the E'ly line of said above described land.

                                 MECOSTA COUNTY

         Certain land in Wheatland Township, Mecosta County, Michigan described as:

                  A parcel of land in the SW 1/4 of the SW 1/4 of Section 16, T14N, R7W, described as beginning at the Southwest corner of said section; thence East along the South line of Section 133 feet; thence North parallel to the West section line 133 feet; thence West 133 feet to the West line of said Section; thence South 133 feet to the place of beginning.

                                 MIDLAND COUNTY

         Certain land in Ingersoll Township, Midland County, Michigan described as:

                  The West 200 feet of the W 1/2 of the NE 1/4 of Section 4, T13N, R2E.

                                MISSAUKEE COUNTY

         Certain land in Norwich Township, Missaukee County, Michigan described as:

                  A parcel of land in the NW 1/4 of the NW 1/4 of Section 16, T24N, R6W, described as follows: Commencing at the Northwest corner of said section, running thence N 89 degrees 01' 45" E along the North line of said section 233.00 feet; thence South 233.00 feet; thence S 89 degrees 01' 45" W, 233.00 feet to the West line of said section; thence North along said West line of said section 233.00 feet to the place of beginning. (Bearings are based on the West line of Section 16, T24N, R6W, between the Southwest and Northwest corners of said section assumed as North.)

                                  MONROE COUNTY

         Certain land in Whiteford Township, Monroe County, Michigan described as:

                  A parcel of land in the SW1/4 of Section 20, T8S, R6E, described as follows: To find the place of beginning of this description commence at the S 1/4 post of said section; run thence West along the South line of said section 1269.89 feet to the place of beginning of this description; thence continuing West along said South line of said section 100 feet; thence N 00 degrees 50' 35" E, 250 feet; thence East 100 feet; thence S 00 degrees 50' 35" W parallel with and 16.5 feet distant W'ly of as measured perpendicular to the West 1/8 line of said section, as occupied, a distance of 250 feet to the place of beginning.

                                  MONTCALM COUNTY

         Certain land in Crystal Township, Montcalm County, Michigan described as:

         The N 1/2 of the S 1/2 of the SE 1/4 of Section 35, T10N, R5W.

                               MONTMORENCY COUNTY

         Certain land in the Village of Hillman, Montmorency County, Michigan described as:

                  Lot 14 of Hillman Industrial Park, being a subdivision in the South 1/2 of the Northwest 1/4 of Section 24, T31N, R4E, according to the plat thereof recorded in Liber 4 of Plats on Pages 32-34, Montmorency County Records.

                                 MUSKEGON COUNTY

         Certain land in Casnovia Township, Muskegon County, Michigan described as:

                  The West 433 feet of the North 180 feet of the South 425 feet of the SW 1/4 of Section 3, T10N, R13W.

                                 NEWAYGO COUNTY

         Certain land in Ashland Township, Newaygo County, Michigan described as:

         The West 250 feet of the NE 1/4 of Section 23, T11N, R13W.

                                 OAKLAND COUNTY

         Certain land in Wixcom City, Oakland County, Michigan described as:

                  The E 75 feet of the N 160 feet of the N 330 feet of the W
         526.84 feet of the NW 1/4 of the NW 1/4 of Section 8, T1N, R8E, more particularly described as follows: Commence at the NW corner of said
         Section 8, thence N 87 degrees 14' 29" E along the North line of said
         Section 8 a distance of 451.84 feet to the place of beginning for this description; thence continuing N 87 degrees 14' 29" E along said North section line a distance of 75.0 feet to the East line of the West
         526.84 feet of the NW 1/4 of the NW 1/4 of said Section 8; thence S 02 degrees 37' 09" E along said East line a distance of 160.0 feet; thence S 87 degrees 14' 29" W a distance of 75.0 feet; thence N 02 degrees 37' 09" W a distance of 160.0 feet to the place of beginning.

                                  OCEANA COUNTY

         Certain land in Crystal Township, Oceana County, Michigan described as:

                  The East 290 feet of the SE 1/4 of the NW 1/4 and the East 290 feet of the NE 1/4 of the SW 1/4, all in Section 20, T16N, R16W.

                                  OGEMAW COUNTY

         Certain land in West Branch Township, Ogemaw County, Michigan described as:

                  The South 660 feet of the East 660 feet of the NE 1/4 of the NE 1/4 of Section 33, T22N, R2E.

                                 OSCEOLA COUNTY

         Certain land in Hersey Township, Osceola County, Michigan described as:

                  A parcel of land in the North 1/2 of the Northeast 1/4 of
         Section 13, T17N, R9W, described as commencing at the Northeast corner of said Section; thence West along the North Section line 999 feet to the point of beginning of this description; thence S 01 degrees 54' 20" E 1327.12 feet to the North 1/8 line; thence S 89 degrees 17' 05" W along the North 1/8 line 330.89 feet; thence N 01 degrees 54' 20" W 1331.26 feet to the North Section line; thence East along the North Section line 331 feet to the point of beginning.

                                  OSCODA COUNTY

         Certain land in Comins Township, Oscoda County, Michigan described as:

                  The East 400 feet of the South 580 feet of the W 1/2 of the SW 1/4 of Section 15, T27N, R3E.

                                  OTSEGO COUNTY

         Certain land in Corwith Township, Otsego County, Michigan described as:

                  Part of the NW 1/4 of the NE 1/4 of Section 28, T32N, R3W, described as: Beginning at the N 1/4 corner of said section; running thence S 89 degrees 04' 06" E along the North line of said section,
         330.00 feet; thence S 00 degrees 28' 43" E, 400.00 feet; thence N 89 degrees 04' 06" W, 330.00 feet to the North and South 1/4 line of said section; thence N 00 degrees 28' 43" W along the said North and South 1/4 line of said section, 400.00 feet to the point of beginning; subject to the use of the N'ly 33.00 feet thereof for highway purposes.

                                  OTTAWA COUNTY

         Certain land in Robinson Township, Ottawa County, Michigan described as:

                  The North 660 feet of the West 660 feet of the NE 1/4 of the NW 1/4 of Section 26, T7N, R15W.

                               PRESQUE ISLE COUNTY

         Certain land in Belknap and Pulawski Townships, Presque Isle County, Michigan described as:

                  Part of the South half of the Northeast quarter, Section 24, T34N, R5E, and part of the Northwest quarter, Section 19, T34N, R6E, more fully described as: Commencing at the East 1/4 corner of said
         Section 24; thence N 00 degrees15'47" E, 507.42 feet, along the East line of said Section 24 to the point of beginning; thence S 88 degrees15'36" W, 400.00 feet, parallel with the North 1/8 line of said
         Section 24; thence N 00 degrees15'47" E, 800.00 feet, parallel with said East line of Section 24; thence N 88 degrees15'36"E, 800.00 feet, along said North 1/8 line of Section 24 and said line extended; thence S 00 degrees15'47" W, 800.00 feet, parallel with said East line of
         Section 24; thence S 88 degrees15'36" W, 400.00 feet, parallel with said North 1/8 line of Section 24 to the point of beginning.

                  Together with a 33 foot easement along the West 33 feet of the Northwest quarter lying North of the North 1/8 line of Section 24, Belknap Township, extended, in Section 19, T34N, R6E.

                                ROSCOMMON COUNTY

         Certain land in Gerrish Township, Roscommon County, Michigan described as:

                  A parcel of land in the NW 1/4 of Section 19, T24N, R3W, described as follows: To find the place of beginning of this description commence at the Northwest corner of said section, run thence East along the North line of said section 1,163.2 feet to the place of beginning of this description (said point also being the place of intersection of the West 1/8 line of said section with the North line of said section), thence S 01 degrees 01' E along said West 1/8 line 132 feet, thence West parallel with the North line of said section 132 feet, thence N 01 degrees 01' W parallel with said West 1/8 line of said section 132 feet to the North line of said section, thence East along the North line of said section 132 feet to the place of beginning.

                                 SAGINAW COUNTY

         Certain land in Chapin Township, Saginaw County, Michigan described as:

                  A parcel of land in the SW 1/4 of Section 13, T9N, R1E, described as follows: To find the place of beginning of this description commence at the Southwest corner of said section; run thence North along the West line of said section 1581.4 feet to the place of beginning of this description; thence continuing North along said West line of said section 230 feet to the center line of a creek;

         thence S 70 degrees 07' 00" E along said center line of said creek
         196.78 feet; thence South 163.13 feet; thence West 185 feet to the West line of said section and the place of beginning.

                                 SANILAC COUNTY

         Certain easement rights located across land in Minden Township, Sanilac County, Michigan described as:

                  The Southeast 1/4 of the Southeast 1/4 of Section 1, T14N, R14E, excepting therefrom the South 83 feet of the East 83 feet thereof.

                                SHIAWASSEE COUNTY

         Certain land in Burns Township, Shiawassee County, Michigan described as:

                  The South 330 feet of the E 1/2 of the NE 1/4 of Section 36, T5N, R4E.

                                ST. CLAIR COUNTY

         Certain land in Ira Township, St. Clair County, Michigan described as:

                  The N 1/2 of the NW 1/4 of the NE 1/4 of Section 6, T3N, R15E.

                                ST. JOSEPH COUNTY

         Certain land in Mendon Township, St. Joseph County, Michigan described as:

                  The North 660 feet of the West 660 feet of the NW 1/4 of SW 1/4, Section 35, T5S, R10W.

                                 TUSCOLA COUNTY

         Certain land in Millington Township, Tuscola County, Michigan described as:

                  A strip of land 280 feet wide across the East 96 rods of the South 20 rods of the N 1/2 of the SE 1/4 of Section 34, T10N, R8E, more particularly described as commencing at the Northeast corner of Section 3, T9N, R8E, thence S 89 degrees 55' 35" W along the South line of said
         Section 34 a distance of 329.65 feet, thence N 18 degrees 11' 50" W a distance of 1398.67 feet to the South 1/8 line of said Section 34 and the place of beginning for this description; thence continuing N 18 degrees 11' 50" W a distance of 349.91 feet; thence N 89 degrees 57' 01" W a distance of 294.80 feet; thence S 18 degrees 11' 50" E a distance of 350.04 feet to the South 1/8 line of said Section 34; thence S 89 degrees 58' 29" E along the South 1/8 line of said section a distance of 294.76 feet to the place of beginning.

                                VAN BUREN COUNTY

         Certain land in Covert Township, Van Buren County, Michigan described as:

                  All that part of the West 20 acres of the N 1/2 of the NE fractional 1/4 of Section 1, T2S, R17W, except the West 17 rods of the North 80 rods, being more particularly described as follows: To find the place of beginning of this description commence at the N 1/4 post of said section; run thence N 89 degrees 29' 20" E along the North line of said section 280.5 feet to the place of beginning of this description; thence continuing N 89 degrees 29' 20" E along said North line of said section 288.29 feet; thence S 00 degrees 44' 00" E, 1531.92 feet; thence S 89 degrees 33' 30" W, 568.79 feet to the North and South 1/4 line of said section; thence N 00 degrees 44' 00" W along said North and South 1/4 line of said section 211.4 feet; thence N 89 degrees 29' 20" E, 280.5 feet; thence N 00 degrees 44' 00" W, 1320 feet to the North line of said section and the place of beginning.

                                WASHTENAW COUNTY

         Certain land in Manchester Township, Washtenaw County, Michigan described as:

                  A parcel of land in the NE 1/4 of the NW 1/4 of Section 1, T4S, R3E, described as follows: To find the place of beginning of this description commence at the Northwest corner of said section; run thence East along the North line of said section 1355.07 feet to the West 1/8 line of said section; thence S 00 degrees 22' 20" E along said West 1/8 line of said section 927.66 feet to the place of beginning of this description; thence continuing S 00 degrees 22' 20" E along said West 1/8 line of said section 660 feet to the North 1/8 line of said section; thence N 86 degrees 36' 57" E along said North 1/8 line of said section 660.91 feet; thence N 00 degrees22' 20" W, 660 feet; thence S 86 degrees 36' 57" W, 660.91 feet to the place of beginning.

                                  WAYNE COUNTY

         Certain land in Livonia City, Wayne County, Michigan described as:

                  Commencing at the Southeast corner of Section 6, T1S, R9E; thence North along the East line of Section 6 a distance of 253 feet to the point of beginning; thence continuing North along the East line of
         Section 6 a distance of 50 feet; thence Westerly parallel to the South line of Section 6, a distance of 215 feet; thence Southerly parallel to the East line of Section 6 a distance of 50 feet; thence easterly parallel with the South line of Section 6 a distance of 215 feet to the point of beginning.

                                 WEXFORD COUNTY

         Certain land in Selma Township, Wexford County, Michigan described as:

                  A parcel of land in the NW 1/4 of Section 7, T22N, R10W, described as beginning on the North line of said section at a point 200 feet East of the West line of said section, running thence East along said North section line 450 feet, thence South parallel with said West section line 350 feet, thence West parallel with said North section line 450 feet, thence North parallel with said West section line 350 feet to the place of beginning.

         SECTION 12. The Company is a transmitting utility under Section 9401(5) of the Michigan Uniform Commercial Code (M.C.L. 440.9401(5)) as defined in M.C.L. 440.9105(n).

         IN WITNESS WHEREOF, said Consumers Energy Company has caused this Supplemental Indenture to be executed in its corporate name by its Chairman of the Board, President, a Vice President or its Treasurer and its corporate seal to be hereunto affixed and to be attested by its Secretary or an Assistant Secretary, and said JPMorgan Chase Bank, as Trustee as aforesaid, to evidence its acceptance hereof, has caused this Supplemental Indenture to be executed in its corporate name by a Vice President and its corporate seal to be hereunto affixed and to be attested by a Trust Officer, in several counterparts, all as of the day and year first above written.

                                              CONSUMERS ENERGY COMPANY



(SEAL)                                     By
                                              ----------------------------
                                              Laura L. Mountcastle
Attest:                                       Vice President and Treasurer



----------------------------
Don A. Forsblom
Assistant Secretary



Signed, sealed and delivered
by CONSUMERS ENERGY COMPANY
in the presence of


----------------------------
Kimberly C. Wilson


----------------------------
Sammie B. Dalton
STATE OF MICHIGAN           )
                             ss.
COUNTY OF JACKSON           )

                  The foregoing instrument was acknowledged before me this ___ day of ____________, 2002, by Laura L. Mountcastle, Vice President and Treasurer of CONSUMERS ENERGY COMPANY, a Michigan corporation, on behalf of the corporation.

                                           ------------------------------------
                                           Margaret Hillman, Notary Public
[Seal]                                     Jackson County, Michigan
                                           My Commission Expires: June 14, 2004

                                           JPMORGAN CHASE BANK, AS TRUSTEE



(SEAL)                                     By
                                              ----------------------------
                                              L. O'Brien
Attest:                                       Vice President



----------------------------

Trust Officer



Signed, sealed and delivered
by JPMORGAN CHASE BANK
in the presence of


----------------------------



----------------------------




STATE OF NEW YORK           )
                            ss.
COUNTY OF NEW YORK          )


                  The foregoing instrument was acknowledged before me this ____ day of _____________, 2002, by L. O'Brien, a Vice President of JPMORGAN CHASE BANK, a New York corporation, on behalf of the corporation.


                                        --------------------------------------
                                                                 Notary Public
[Seal]                                  New York County, New York
                                        My Commission Expires:

Prepared by:
Kimberly C. Wilson
212 West Michigan Avenue
Jackson, MI 49201

When recorded, return to:
Consumers Energy Company
General Services Real Estate Department
Attn: Nancy P. Fisher, P-21-411
1945 W. Parnall Road
Jackson, MI 49201

                                  EXHIBIT A-2

                  [FORM OF INCREMENTAL SUPPLEMENTAL INDENTURE]

                      EIGHTY-SIXTH SUPPLEMENTAL INDENTURE

                        PROVIDING AMONG OTHER THINGS FOR

                             FIRST MORTGAGE BONDS,

                           COLLATERAL SERIES DUE 2003

                                 --------------

                       DATED AS OF [          ]    , 2002
                                    ----------  ---

                                 --------------

                            CONSUMERS ENERGY COMPANY

                                       TO

                              JPMORGAN CHASE BANK,

                                    TRUSTEE

                                                        Counterpart _____ of 85

         THIS EIGHTY-SIXTH SUPPLEMENTAL INDENTURE, dated as of [____________] _____, 2002 (herein sometimes referred to as "this Supplemental Indenture"), made and entered into by and between CONSUMERS ENERGY COMPANY, a corporation organized and existing under the laws of the State of Michigan, with its principal executive office and place of business at 212 West Michigan Avenue, in Jackson, Jackson County, Michigan 49201, formerly known as Consumers Power Company (hereinafter sometimes referred to as the "Company"), and JPMORGAN CHASE BANK, a corporation organized and existing under the laws of the State of New York, with its corporate trust offices at 450 W. 33rd Street, in the Borough of Manhattan, The City of New York, New York 10001 (hereinafter sometimes referred to as the "Trustee"), as Trustee under the Indenture dated as of September 1, 1945 between Consumers Power Company, a Maine corporation (hereinafter sometimes referred to as the "Maine corporation"), and City Bank Farmers Trust Company (Citibank, N.A., successor, hereinafter sometimes referred to as the "Predecessor Trustee"), securing bonds issued and to be issued as provided therein (hereinafter sometimes referred to as the "Indenture"),

         WHEREAS at the close of business on January 30, 1959, City Bank Farmers Trust Company was converted into a national banking association under the title "First National City Trust Company"; and

         WHEREAS at the close of business on January 15, 1963, First National City Trust Company was merged into First National City Bank; and

         WHEREAS at the close of business on October 31, 1968, First National City Bank was merged into The City Bank of New York, National Association, the name of which was thereupon changed to First National City Bank; and

         WHEREAS effective March 1, 1976, the name of First National City Bank was changed to Citibank, N.A.; and

         WHEREAS effective July 16, 1984, Manufacturers Hanover Trust Company succeeded Citibank, N.A. as Trustee under the Indenture; and

         WHEREAS effective June 19, 1992, Chemical Bank succeeded by merger to Manufacturers Hanover Trust Company as Trustee under the Indenture; and

         WHEREAS effective July 15, 1996, The Chase Manhattan Bank (National Association), merged with and into Chemical Bank which thereafter was renamed The Chase Manhattan Bank; and

         WHEREAS effective November 11, 2001, The Chase Manhattan Bank merged with Morgan Guaranty Trust Company of New York and the surviving corporation was renamed JPMorgan Chase Bank; and

         WHEREAS the Indenture was executed and delivered for the purpose of securing such bonds as may from time to time be issued under and in accordance with the terms of the Indenture, the aggregate principal amount of bonds to be secured thereby being limited to $5,000,000,000 at any one time outstanding (except as provided in Section 2.01 of the Indenture), and the Indenture describes and sets forth the property conveyed thereby and is filed in the Office of the Secretary of State of the State of Michigan and is of record in the Office of the Register of Deeds of each county in the State of Michigan in which this Supplemental Indenture is to be recorded; and

         WHEREAS the Indenture has been supplemented and amended by various indentures supplemental thereto, each of which is filed in the Office of the Secretary of State of the State of Michigan and is of record in the Office of the Register of Deeds of each county in the State of Michigan in which this Supplemental Indenture is to be recorded; and

         WHEREAS the Company and the Maine corporation entered into an Agreement of Merger and Consolidation, dated as of February 14, 1968, which provided for the Maine corporation to merge into the Company; and

         WHEREAS the effective date of such Agreement of Merger and Consolidation was June 6, 1968, upon which date the Maine corporation was merged into the Company and the name of the Company was changed from "Consumers Power Company of Michigan" to "Consumers Power Company"; and

         WHEREAS the Company and the Predecessor Trustee entered into a Sixteenth Supplemental Indenture, dated as of June 4, 1968, which provided, among other things, for the assumption of the Indenture by the Company; and

         WHEREAS said Sixteenth Supplemental Indenture became effective on the effective date of such Agreement of Merger and Consolidation; and

         WHEREAS the Company has succeeded to and has been substituted for the Maine corporation under the Indenture with the same effect as if it had been named therein as the mortgagor corporation; and

         WHEREAS effective March 11, 1997, the name of Consumers Power Company was changed to Consumers Energy Company; and

         WHEREAS, the Company has entered into a Term Loan Agreement dated as of October ___, 2002 (as amended or otherwise modified from time to time, the "Term Loan Agreement") among the Company, various financial institutions and Bank One, NA (Main Office - Chicago), as administrative agent (in such capacity, the "Agent") for the Banks (as such term is defined in the Term Loan Agreement) providing for the making of certain financial accommodations thereunder, and pursuant to such Term Loan Agreement the Company has agreed to issue to the Agent, as evidence of and security for the Obligations (as such term is defined in the Term Loan Agreement), a new series of bonds under the Indenture; and

         WHEREAS, for such purposes the Company desires to issue a new series of bonds, to be designated First Mortgage Bonds, Collateral Series due 2003, each of which bonds shall also bear the descriptive title "First Mortgage Bond" (hereinafter provided for and hereinafter sometimes referred to as the "2003 Collateral Series Bonds"), the bonds of which series are to be issued as registered bonds without coupons and are to bear interest at the rate per annum specified herein and are to mature April 15, 2003; and

         WHEREAS, each of the registered bonds without coupons of the 2003 Collateral Series Bonds and the Trustee's Authentication Certificate thereon are to be substantially in the following form, to wit:

         [FORM OF REGISTERED BOND OF THE 2003 COLLATERAL SERIES BONDS]

                                     [FACE]

                            CONSUMERS ENERGY COMPANY
                              FIRST MORTGAGE BOND
                           COLLATERAL SERIES DUE 2003

No. 1                                                             $[INSERT
                                                                  AMOUNT OF
                                                                  DEFERRED DRAW
                                                                  TERM LOAN]

         CONSUMERS ENERGY COMPANY, a Michigan corporation (hereinafter called the "Company"), for value received, hereby promises to pay to Bank One, NA, as agent (in such capacity, the "Agent") for the Banks under and as defined in the Term Loan Agreement dated as of October _____, 2002 among the Company, the Banks and the Agent (as amended or otherwise modified from time to time, the "Term Loan Agreement"), or registered assigns, the principal sum of [INSERT AMOUNT OF DEFERRED DRAW TERM LOAN] ($[_______]) or such lesser principal amount as shall be equal to the aggregate principal amount of the Term Loans (as defined in the Term Loan Agreement) included in the Obligations (as defined in the Term Loan Agreement) outstanding on April 15, 2003 (the "Maturity Date"), but not in excess, however, of the principal amount of this bond, and to pay interest thereon at the Interest Rate (as defined below) until the principal hereof is paid or duly made available for payment on the Maturity Date, or, in the event of redemption of this bond, until the redemption date, or, in the event of default in the payment of the principal hereof, until the Company's obligations with respect to the payment of such principal shall be discharged as provided in the Indenture (as defined on the reverse hereof). Interest on this bond shall be payable on each Interest Payment Date (as defined below), commencing on the first Interest Payment Date next succeeding [INSERT DATE OF THE SUPPLEMENTAL INDENTURE], 2002. If the Maturity Date falls on a day which is not a Business Day, as defined below, principal and any interest and/or fees payable with respect to the Maturity Date will be paid on the immediately preceding Business Day. The interest payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions, be paid to the person in whose name this bond (or one or more predecessor bonds) is registered at the close of business on the Record Date (as defined below); provided, however, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof shall be payable. Should the Company default in the payment of interest ("Defaulted Interest"), the Defaulted Interest shall be paid to the person in whose name this bond (or one or more predecessor bonds) is registered on a subsequent record date fixed by the Company, which subsequent record date shall be fifteen (15) days prior to the payment of such Defaulted Interest. As used herein, (A) "Business Day" shall mean any day, other than a Saturday or Sunday, on which banks generally are open in Chicago, Illinois and New York, New York for the conduct of substantially all of their commercial lending activities and on which interbank wire transfers can be made on the Fedwire system; (B) "Interest Payment Date" shall mean each date on which interest and/or fees under the Term Loan Agreement are due and payable from time to time pursuant to the Term Loan Agreement; (C) "Interest Rate" shall mean a rate of interest per annum, adjusted as necessary, to result in an interest payment equal to the aggregate amount of interest and fees due under the Term Loan Agreement on the applicable Interest Payment Date; and (D) "Record Date" with respect to any Interest Payment Date shall mean the day (whether or not a Business Day) immediately next preceding such Interest Payment Date.

         Payment of the principal of and interest on this bond will be made in immediately available funds at the office or agency of the Company maintained for that purpose in the City of Jackson, Michigan, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         This bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee or its successor in trust under the Indenture of the certificate hereon.

         IN WITNESS WHEREOF, Consumers Energy Company has caused this bond to be executed in its name by its Chairman of the Board, its President or one of its Vice Presidents by his or her signature or a facsimile thereof, and its corporate seal or a facsimile thereof to be affixed hereto or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his or her signature or a facsimile thereof.

                                        CONSUMERS ENERGY COMPANY
Dated:
                                        By:
                                            ----------------------------------
                                        Printed:
                                                 -----------------------------
                                        Title:
                                               -------------------------------


Attest:
        -------------------------


                      TRUSTEE'S AUTHENTICATION CERTIFICATE

         This is one of the bonds, of the series designated therein, described in the within-mentioned Indenture.

                                        JPMORGAN CHASE BANK, Trustee

                                        By
                                           -------------------------
                                           Authorized Officer

                                    [REVERSE]

                            CONSUMERS ENERGY COMPANY

                              FIRST MORTGAGE BOND
                           COLLATERAL SERIES DUE 2003

         This bond is one of the bonds of a series designated as First Mortgage Bonds, Collateral Series due 2003 (sometimes herein referred to as the "2003 Collateral Series Bonds") issued under and in accordance with and secured by an Indenture dated as of September 1, 1945, given by the Company (or its predecessor, Consumers Power Company, a Maine corporation) to City Bank Farmers Trust Company (JPMorgan Chase Bank, successor) (hereinafter sometimes referred to as the "Trustee"), together with indentures supplemental thereto, heretofore or hereafter executed, to which indenture and indentures supplemental thereto (hereinafter referred to collectively as the "Indenture") reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security and the rights, duties and immunities thereunder of the Trustee and the rights of the holders of said bonds and of the Trustee and of the Company in respect of such security, and the limitations on such rights. By the terms of the Indenture, the bonds to be secured thereby are issuable in series which may vary as to date, amount, date of maturity, rate of interest and in other respects as provided in the Indenture.

         The 2003 Collateral Series Bonds are to be issued and delivered to the Agent in order evidence and secure the obligation of the Company under the Term Loan Agreement to make payments to the Banks under the Term Loan Agreement and to provide the Banks the benefit of the lien of the Indenture with respect to the 2003 Collateral Series Bonds.

         The obligation of the Company to make payments with respect to the principal of 2003 Collateral Series Bonds shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due principal of the Term Loans included in the Obligations shall have been fully or partially paid. Satisfaction of any obligation to the extent that payment is made with respect to the Term Loans means that if any payment is made on the principal of the Term Loans, a corresponding payment obligation with respect to the principal of the 2003 Collateral Series Bonds shall be deemed discharged in the same amount as the payment with respect to the Term Loans discharges the outstanding obligation with respect to such Term Loans.

         The obligation of the Company to make payments with respect to the interest on 2003 Collateral Series Bonds shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due interest and/or fees on the Term Loans included in the Obligations shall have been fully or partially paid. Satisfaction of any obligation to the extent that payment is made with respect to the Term Loans means that if any payment is made on the interest and/or fees on the Term Loans, a corresponding payment obligation with respect to the interest on the 2003 Collateral Series

Bonds shall be deemed discharged in the same amount as the payment with respect to the Term Loans discharges the outstanding obligation with respect to such Term Loans.

         The Trustee may at any time and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of and interest on this bond, so far as such payments at the time have become due, has been fully satisfied and discharged unless and until the Trustee shall have received a written notice from the Agent stating (i) that timely payment of principal and interest on the 2003 Collateral Series Bonds has not been made,
(ii) that the Company is in arrears as to the payments required to be made by it to the Agent in connection with the Obligations pursuant to the Term Loan Agreement, and (iii) the amount of the arrearage.

         If an Event of Default (as defined in the Term Loan Agreement) with respect to the payment of the principal of any Term Loans shall have occurred, it shall be deemed to be a default for purposes of Section 11.01 of the Indenture in the payment of the principal of the 2003 Collateral Series Bonds equal to the amount of such unpaid principal (but in no event in excess of the principal amount of the 2003 Collateral Series Bonds). If an Event of Default (as defined in the Term Loan Agreement) with respect to the payment of interest on any Term Loans or fees shall have occurred, it shall be deemed to be a default for purposes of Section 11.01 of the Indenture in the payment of the interest on the 2003 Collateral Series Bonds equal to the amount of such unpaid interest or fees.

         This bond is not redeemable except upon written demand of the Agent following the occurrence of an Event of Default under the Term Loan Agreement and the acceleration of the Obligations, as provided in Section 9.2 of the Term Loan Agreement. This bond is not redeemable by the operation of the improvement fund or the maintenance and replacement provisions of the Indenture or with the proceeds of released property.

         In case of certain defaults as specified in the Indenture, the principal of this bond may be declared or may become due and payable on the conditions, at the time, in the manner and with the effect provided in the Indenture. The holders of certain specified percentages of the bonds at the time outstanding, including in certain cases specified percentages of bonds of particular series, may in certain cases, to the extent and as provided in the Indenture, waive certain defaults thereunder and the consequences of such defaults.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than seventy-five per centum in principal amount of the bonds (exclusive of bonds disqualified by reason of the Company's interest therein) at the time outstanding, including, if more than one series of bonds shall be at the time outstanding, not less than sixty per centum in principal amount of each series affected, to effect, by an indenture supplemental to the Indenture, modifications or alterations of the Indenture and of the rights and obligations of the Company and the rights of the holders of the bonds and coupons; provided, however, that no such modification or alteration shall be made without the written approval or consent of the holder hereof which will (a) extend the maturity of this bond or reduce the rate or extend the time of payment of interest hereon or reduce the amount of the principal hereof, or (b) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the

Indenture, or (c) reduce the percentage of the principal amount of the bonds the holders of which are required to approve any such supplemental indenture.

         The Company reserves the right, without any consent, vote or other action by holders of the 2003 Collateral Series Bonds or any other series created after the Sixty-eighth Supplemental Indenture to amend the Indenture to reduce the percentage of the principal amount of bonds the holders of which are required to approve any supplemental indenture (other than any supplemental indenture which is subject to the proviso contained in the immediately preceding sentence) (a) from not less than seventy-five per centum (including sixty per centum of each series affected) to not less than a majority in principal amount of the bonds at the time outstanding or (b) in case fewer than all series are affected, not less than a majority in principal amount of the bonds of all affected series, voting together.

         No recourse shall be had for the payment of the principal of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, stockholder, director or officer, past, present or future, as such, of the Company, or of any predecessor or successor company, either directly or through the Company, or such predecessor or successor company, or otherwise, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

         This bond shall be exchangeable for other registered bonds of the same series, in the manner and upon the conditions prescribed in the Indenture, upon the surrender of such bonds at the Investor Services Department of the Company, as transfer agent. However, notwithstanding the provisions of Section 2.05 of the Indenture, no charge shall be made upon any registration of transfer or exchange of bonds of said series other than for any tax or taxes or other governmental charge required to be paid by the Company.

         The Agent shall surrender this bond to the Trustee when all of the principal of and interest on the Term Loans arising under the Term Loan Agreement, and all of the fees payable pursuant to the Term Loan Agreement, shall have been duly paid, and the Term Loan Agreement shall have been terminated.

      [END OF FORM OF REGISTERED BOND OF THE 2003 COLLATERAL SERIES BONDS]

                           ---------------

         AND WHEREAS all acts and things necessary to make the 2003 Collateral Series Bonds, when duly executed by the Company and authenticated by the Trustee or its agent and issued as prescribed in the Indenture, as heretofore supplemented and amended, and this Supplemental Indenture provided, the valid, binding and legal obligations of the Company, and to constitute the Indenture, as supplemented and amended as aforesaid, as well as by this Supplemental Indenture, a valid, binding and legal instrument for the security thereof, have been done and performed, and the creation, execution and delivery of this Supplemental Indenture and the creation, execution and issuance of bonds subject to the terms hereof and of the Indenture, as so supplemented and amended, have in all respects been duly authorized;

         NOW, THEREFORE, in consideration of the premises, of the acceptance and purchase by the holders thereof of the bonds issued and to be issued under the Indenture, as supplemented and amended as above set forth, and of the sum of One Dollar duly paid by the Trustee to the Company, and of other good and valuable considerations, the receipt whereof is hereby acknowledged, and for the purpose of securing the due and punctual payment of the principal of and premium, if any, and interest on all bonds now outstanding under the Indenture and the $[INSERT AMOUNT OF DEFERRED DRAW TERM LOAN] principal amount of the 2003 Collateral Series Bonds proposed to be issued initially and all other bonds which shall be issued under the Indenture, as supplemented and amended from time to time, and for the purpose of securing the faithful performance and observance of all covenants and conditions therein, and in any indenture supplemental thereto, set forth, the Company has given, granted, bargained, sold, released, transferred, assigned, hypothecated, pledged, mortgaged, confirmed, set over, warranted, alienated and conveyed and by these presents does give, grant, bargain, sell, release, transfer, assign, hypothecate, pledge, mortgage, confirm, set over, warrant, alien and convey unto JPMorgan Chase Bank, as Trustee, as provided in the Indenture, and its successor or successors in the trust thereby and hereby created and to its or their assigns forever, all the right, title and interest of the Company in and to all the property, described in Section 11 hereof, together (subject to the provisions of Article X of the Indenture) with the tolls, rents, revenues, issues, earnings, income, products and profits thereof, excepting, however, the property, interests and rights specifically excepted from the lien of the Indenture as set forth in the Indenture;

         TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the premises, property, franchises and rights, or any thereof, referred to in the foregoing granting clause, with the reversion and reversions, remainder and remainders and (subject to the provisions of Article X of the Indenture) the tolls, rents, revenues, issues, earnings, income, products and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid premises, property, franchises and rights and every part and parcel thereof;

         SUBJECT, HOWEVER, with respect to such premises, property, franchises and rights, to excepted encumbrances as said term is defined in Section 1.02 of the Indenture, and subject also to all defects and limitations of title and to all encumbrances existing at the time of acquisition. TO HAVE AND TO HOLD all said premises, property, franchises and rights hereby conveyed, assigned, pledged or mortgaged, or intended so to be, unto the Trustee, its successor or successors in trust and their assigns forever;

         BUT IN TRUST, NEVERTHELESS, with power of sale for the equal and proportionate benefit and security of the holders of all bonds now or hereafter authenticated and delivered under and secured by the Indenture and interest coupons appurtenant thereto, pursuant to the provisions of the Indenture and of any supplemental indenture, and for the enforcement of the payment of said bonds and coupons when payable and the performance of and compliance with the covenants and conditions of the Indenture and of any supplemental indenture, without any preference, distinction or priority as to lien or otherwise of any bond or bonds over others by reason of the difference in time of the actual authentication, delivery, issue, sale or negotiation thereof or for any other reason whatsoever, except as otherwise expressly provided in the Indenture; and so that each and every bond now or hereafter authenticated and delivered thereunder shall have the same lien, and so that the principal of and premium, if any, and interest on every such bond shall, subject to the terms thereof, be equally and proportionately secured, as if it had been made, executed, authenticated, delivered, sold and negotiated simultaneously with the execution and delivery thereof;

         AND IT IS EXPRESSLY DECLARED by the Company that all bonds authenticated and delivered under and secured by the Indenture, as supplemented and amended as above set forth, are to be issued, authenticated and delivered, and all said premises, property, franchises and rights hereby and by the Indenture and indentures supplemental thereto conveyed, assigned, pledged or mortgaged, or intended so to be, are to be dealt with and disposed of under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes expressed in the Indenture, as supplemented and amended as above set forth, and the parties hereto mutually agree as follows:

         SECTION 1. There is hereby created one series of bonds (the "2003 Collateral Series Bonds") designated as hereinabove provided, which shall also bear the descriptive title "First Mortgage Bond", and the form thereof shall be substantially as hereinbefore set forth (the "Sample Bond"). The 2003 Collateral Series Bonds shall be issued in the aggregate principal amount of $[INSERT AMOUNT OF DEFERRED DRAW TERM LOAN], shall mature on April 15, 2003 and shall be issued only as registered bonds without coupons in denominations of $1,000 and any multiple thereof. The serial numbers of the 2003 Collateral Series Bonds shall be such as may be approved by any officer of the Company, the execution thereof by any such officer either manually or by facsimile signature to be conclusive evidence of such approval. The 2003 Collateral Series Bonds are to be issued to and registered in the name of the Agent under the Term Loan Agreement (as such terms are defined in the Sample Bond) to evidence and secure any and all Obligations (as such term is defined in the Term Loan Agreement) of the Company under the Term Loan Agreement.

         The 2003 Collateral Series Bonds shall bear interest as set forth in the Sample Bond. The principal of and the interest on said bonds shall be payable as set forth in the Sample Bond.

         The obligation of the Company to make payments with respect to the principal of 2003 Collateral Series Bonds shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due principal of the Term Loans included in the Obligations shall have been fully or partially paid. Satisfaction of any obligation to the extent that payment is made with respect to the Term Loans means that if any payment is made on the principal of the Term Loans, a corresponding payment obligation with respect to the principal of the 2003 Collateral Series Bonds shall be deemed discharged in the same amount as the payment with respect to the Term Loans discharges the outstanding obligation with respect to such Term Loans.

         The obligation of the Company to make payments with respect to the interest on 2003 Collateral Series Bonds shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due interest and/or fees on the Term Loans included in the Obligations shall have been fully or partially paid. Satisfaction of any obligation to the extent that payment is made with respect to the Term Loans means that if any payment is made on the interest and/or fees on the Term Loans, a corresponding payment obligation with respect to the interest on the 2003 Collateral Series Bonds shall be deemed discharged in the same amount as the payment with respect to the Term Loans discharges the outstanding obligation with respect to such Term Loans.

         The Trustee may at any time and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of and interest on the 2003 Collateral Series Bonds, so far as such payments at the time have become due, has been fully satisfied and discharged unless and until the Trustee shall have received a written notice from the Agent stating (i) that timely payment of principal and interest on the 2003 Collateral Series Bonds has not been made, (ii) that the Company is in arrears as to the payments required to be made by it to the Agent pursuant to the Term Loan Agreement, and (iii) the amount of the arrearage.

         The 2003 Collateral Series Bonds shall be exchangeable for other registered bonds of the same series, in the manner and upon the conditions prescribed in the Indenture, upon the surrender of such bonds at the Investor Services Department of the Company, as transfer agent. However, notwithstanding the provisions of Section 2.05 of the Indenture, no charge shall be made upon any registration of transfer or exchange of bonds of said series other than for any tax or taxes or other governmental charge required to be paid by the Company.

         SECTION 2. The 2003 Collateral Series Bonds are not redeemable by the operation of the maintenance and replacement provisions of this Indenture or with the proceeds of released property.

         SECTION 3. Upon the occurrence of an Event of Default under the Term Loan Agreement and the acceleration of the Obligations, the 2003 Collateral Series Bonds shall be redeemable in whole upon receipt by the Trustee of a written demand from the Agent stating that there has occurred under the Term Loan Agreement both an Event of Default and a declaration of acceleration of the Obligations and demanding redemption of the 2003 Collateral Series Bonds (including a description of the amount of principal, interest and fees which comprise such Obligations). The Company waives any right it may have to prior notice of such redemption under the Indenture. Upon surrender of the 2003 Collateral Series Bonds by the Agent to the Trustee, the 2003 Collateral Series Bonds shall be redeemed at a redemption price equal to the aggregate amount of the Obligations.


         SECTION 4. The Company reserves the right, without any consent, vote or other action by the holder of the 2003 Collateral Series Bonds or of any subsequent series of bonds issued under the Indenture, to make such amendments to the Indenture, as supplemented, as shall be necessary in order to amend Section 17.02 to read as follows:

                  SECTION 17.02. With the consent of the holders of not less than a majority in principal amount of the bonds at the time outstanding or their attorneys-in-fact duly authorized, or, if fewer than all series are affected, not less than a majority in principal amount of the bonds at the time outstanding of each series the rights of the holders of which are affected, voting together, the Company, when authorized by a resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or modifying the rights and obligations of the Company and the rights of the holders of any of the bonds and coupons; provided, however, that no such supplemental indenture shall (1) extend the maturity of any of the bonds or reduce the rate or extend the time of payment of interest thereon, or reduce the amount of the principal thereof, or reduce any premium payable on the redemption thereof, without the consent of the holder of each bond so affected, or (2) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of this Indenture, without the consent of the holders of all the bonds then outstanding, or (3) reduce the aforesaid percentage of the principal amount of bonds the holders of which are required to approve any such supplemental indenture, without the consent of the holders of all the bonds then outstanding. For the purposes of this Section, bonds shall be deemed to be affected by a supplemental indenture if such supplemental indenture adversely affects or diminishes the rights of holders thereof against the Company or against its property. The Trustee may in its discretion determine whether or not, in accordance with the foregoing, bonds of any particular series would be affected by any supplemental indenture and any such determination shall be conclusive upon the holders of bonds of such series and all other series. Subject to the provisions of Sections
         16.02 and 16.03 hereof, the Trustee shall not be liable for any determination made in good faith in connection herewith.

                  Upon the written request of the Company, accompanied by a resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of bondholders as aforesaid (the instrument or instruments evidencing such consent to be dated within one year of such request), the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture.

                  It shall not be necessary for the consent of the bondholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

                  The Company and the Trustee, if they so elect, and either before or after such consent has been obtained, may require the holder of any bond consenting to the execution of any such supplemental indenture to submit his bond to the Trustee or to ask such bank, banker or trust company as may be designated by the Trustee for the purpose, for the notation thereon of the fact that the holder of such bond has consented to the execution of such supplemental indenture, and in such case such notation, in form satisfactory to the Trustee, shall be made upon all bonds so submitted, and such bonds bearing such notation shall forthwith be returned to the persons entitled thereto.

                  Prior to the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Company shall publish a notice, setting forth in general terms the substance of such supplemental indenture, at least once in one daily newspaper of general circulation in each city in which the principal of any of the bonds shall be payable, or, if all bonds outstanding shall be registered bonds without coupons or coupon bonds registered as to principal, such notice shall be sufficiently given if mailed, first class, postage prepaid, and registered if the Company so elects, to each registered holder of bonds at the last address of such holder appearing on the registry books, such publication or mailing, as the case may be, to be made not less than thirty days prior to such execution. Any failure of the Company to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         SECTION 5. As supplemented and amended as above set forth, the Indenture is in all respects ratified and confirmed, and the Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

         SECTION 6. Nothing contained in this Supplemental Indenture shall, or shall be construed to, confer upon any person other than a holder of bonds issued under the Indenture, as supplemented and amended as above set forth, the Company, the Trustee and the Agent, for the benefit of the Banks (as such term is defined in the Term Loan Agreement), any right or interest to avail himself of any benefit under any provision of the Indenture, as so supplemented and amended.

         SECTION 7. The Trustee assumes no responsibility for or in respect of the validity or sufficiency of this Supplemental Indenture or of the Indenture as hereby supplemented or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein (other than those contained in the sixth, seventh and eighth recitals hereof), all of which recitals and statements are made solely by the Company.

         SECTION 8. This Supplemental Indenture may be simultaneously executed in several counterparts and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

         SECTION 9. In the event the date of any notice required or permitted hereunder shall not be a Business Day, then (notwithstanding any other provision of the Indenture or of any supplemental indenture thereto) such notice need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date fixed for such notice. "Business Day" means, with respect to this Section 9, any day, other than a Saturday or Sunday, on which banks generally are open in Chicago, Illinois and New York, New York for the conduct of substantially all of their commercial lending activities and on which interbank wire transfers can be made on the Fedwire system.

         SECTION 10. This Supplemental Indenture and the 2003 Collateral Series Bonds shall be governed by and deemed to be a contract under, and construed in accordance with, the laws of the State of Michigan, and for all purposes shall be construed in accordance with the laws of such state, except as may otherwise be required by mandatory provisions of law.

         SECTION 11. Detailed Description of Property Mortgaged:

                                   ARTICLE I:

                      ELECTRIC GENERATING PLANTS AND DAMS

         All the electric generating plants and stations of the Company, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, including all powerhouses, buildings, reservoirs, dams, pipelines, flumes, structures and works and the land on which the same are situated and all water rights and all other lands and easements, rights of way, permits, privileges, towers, poles, wires, machinery, equipment, appliances, appurtenances and supplies and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such plants and stations or any of them, or adjacent thereto.

                                  ARTICLE II:

                          ELECTRIC TRANSMISSION LINES

         All the electric transmission lines of the Company, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, including towers, poles, pole lines, wires, switches, switch racks, switchboards, insulators and other appliances and equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such transmission lines or any of them or adjacent thereto; together with all real property, rights of way, easements, permits, privileges, franchises and rights for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways, within as well as without the corporate limits of any municipal corporation. Also all the real property, rights of way, easements, permits, privileges and rights for or relating to the construction, maintenance or operation of certain transmission lines, the land and rights for which are owned by the Company, which are either not built or now being constructed.

                                  ARTICLE III:

                         ELECTRIC DISTRIBUTION SYSTEMS

         All the electric distribution systems of the Company, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, including substations, transformers, switchboards, towers, poles, wires, insulators, subways, trenches, conduits, manholes, cables, meters and other appliances and equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such distribution systems or any of them or adjacent thereto; together with all real property, rights of way, easements, permits, privileges, franchises, grants and rights, for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways within as well as without the corporate limits of any municipal corporation.

                                   ARTICLE IV:

               ELECTRIC SUBSTATIONS, SWITCHING STATIONS AND SITES

         All the substations, switching stations and sites of the Company, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, for transforming, regulating, converting or distributing or otherwise controlling electric current at any of its plants and elsewhere, together with all buildings, transformers, wires, insulators and other appliances and equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with any of such substations and switching stations, or adjacent thereto, with sites to be used for such purposes.

                                   ARTICLE V:

                GAS COMPRESSOR STATIONS, GAS PROCESSING PLANTS,
             DESULPHURIZATION STATIONS, METERING STATIONS, ODORIZING
                         STATIONS, REGULATORS AND SITES

         All the compressor stations, processing plants, desulphurization stations, metering stations, odorizing stations, regulators and sites of the Company, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, for compressing, processing, desulphurizing, metering, odorizing and regulating manufactured or natural gas at any of its plants and elsewhere, together with all buildings, meters and other appliances and equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with any of such purposes, with sites to be used for such purposes.

                                  ARTICLE VI:

                               GAS STORAGE FIELDS

         The natural gas rights and interests of the Company, including wells and well lines (but not including natural gas, oil and minerals), the gas gathering system, the underground gas storage rights, the underground gas storage wells and injection and withdrawal system used in connection therewith, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture: In the Overisel Gas Storage Field, located in the Township of Overisel, Allegan County, and in the Township of Zeeland, Ottawa County, Michigan; in the Northville Gas Storage Field located in the Township of Salem, Washtenaw County, Township of Lyon, Oakland County, and the Townships of Northville and Plymouth and City of Plymouth, Wayne County, Michigan; in the Salem Gas Storage Field, located in the Township of Salem, Allegan County, and in the Township of Jamestown, Ottawa County, Michigan; in the Ray Gas Storage Field, located in the Townships of Ray and Armada, Macomb County, Michigan; in the Lenox Gas Storage Field, located in the Townships of Lenox and Chesterfield, Macomb County, Michigan; in the Ira Gas Storage Field, located in the Township of Ira, St. Clair County, Michigan; in the Puttygut Gas Storage Field, located in the Township of Casco, St. Clair County, Michigan; in the Four Corners Gas Storage Field, located in the Townships of Casco, China, Cottrellville and Ira, St. Clair County, Michigan; in the Swan Creek Gas Storage Field, located in the Township of Casco and Ira, St. Clair County, Michigan; and in the Hessen Gas Storage Field, located in the Townships of Casco and Columbus, St. Clair, Michigan.

                                  ARTICLE VII:

                             GAS TRANSMISSION LINES

         All the gas transmission lines of the Company, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, including gas mains, pipes, pipelines, gates, valves, meters and other appliances and equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such transmission lines or any of them or adjacent thereto; together with all real property, right of way, easements, permits, privileges, franchises and rights for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways, within as well as without the corporate limits of any municipal corporation.

                                 ARTICLE VIII:

                            GAS DISTRIBUTION SYSTEMS

         All the gas distribution systems of the Company, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, including tunnels, conduits, gas mains and pipes, service pipes, fittings, gates, valves, connections, meters and other appliances and equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such distribution systems or any of them or adjacent thereto; together with all real property, rights of way, easements, permits, privileges, franchises, grants and rights, for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways within as well as without the corporate limits of any municipal corporation.

                                  ARTICLE IX:

               OFFICE BUILDINGS, SERVICE BUILDINGS, GARAGES, ETC.

         All office, garage, service and other buildings of the Company, wherever located, in the State of Michigan, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, together with the land on which the same are situated and all easements, rights of way and appurtenances to said lands, together with all furniture and fixtures located in said buildings.

                                   ARTICLE X:

                            TELEPHONE PROPERTIES AND
                         RADIO COMMUNICATION EQUIPMENT

         All telephone lines, switchboards, systems and equipment of the Company, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, used or available for use in the operation of its properties, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such telephone properties or any of them or adjacent thereto; together with all real estate, rights of way, easements, permits, privileges, franchises, property, devices or rights related to the dispatch, transmission, reception or reproduction of messages, communications, intelligence, signals, light, vision or sound by electricity, wire or otherwise, including all telephone equipment installed in buildings used as general and regional offices, substations and generating stations and all telephone lines erected on towers and poles; and all radio communication equipment of the Company, together with all property, real or personal (except any in the Indenture expressly excepted), fixed stations, towers, auxiliary radio buildings and equipment, and all appurtenances used in connection therewith, wherever located, in the State of Michigan.

                                  ARTICLE XI:

                              OTHER REAL PROPERTY

         All other real property of the Company and all interests therein, of every nature and description (except any in the Indenture expressly excepted) wherever located, in the State of Michigan, acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture. Such real property includes but is not limited to the following described property, such property is subject to any interests that were excepted or reserved in the conveyance to the Company:

                                 ALCONA COUNTY

         Certain land in Caledonia Township, Alcona County, Michigan described as:

                  The East 330 feet of the South 660 feet of the SW 1/4 of the SW 1/4 of Section 8, T28N, R8E, except the West 264 feet of the South 330 feet thereof; said land being more particularly described as follows: To find the place of beginning of this description, commence at the Southwest corner of said section, run thence East along the South line of said section 1243 feet to the place of beginning of this description, thence continuing East along said South line of said section 66 feet to the West 1/8 line of said section, thence N 02 degrees 09' 30" E along the said West 1/8 line of said section 660 feet, thence West 330 feet, thence S 02 degrees 09' 30" W, 330 feet, thence East 264 feet, thence S 02 degrees 09' 30" W, 330 feet to the place of beginning.

                                 ALLEGAN COUNTY

         Certain land in Lee Township, Allegan County, Michigan described as:

                  The NE 1/4 of the NW 1/4 of Section 16, T1N, R15W.

                                 ALPENA COUNTY

         Certain land in Wilson and Green Townships, Alpena County, Michigan described as:

                  All that part of the S'ly 1/2 of the former Boyne City-Gaylord and Alpena Railroad right of way, being the Southerly 50 feet of a 100 foot strip of land formerly occupied by said Railroad, running from the East line of Section 31, T31N, R7E, Southwesterly across said Section 31 and Sections 5 and 6 of T30N, R7E and Sections 10, 11 and the E 1/2 of Section 9, except the West 1646 feet thereof, all in T30N, R6E.

                                 ANTRIM COUNTY

         Certain land in Mancelona Township, Antrim County, Michigan described as:

                  The S 1/2 of the NE 1/4 of Section 33, T29N, R6W, excepting therefrom all mineral, coal, oil and gas and such other rights as were reserved unto the State of Michigan in that certain deed running from the State of Michigan to August W. Schack and Emma H. Schack, his wife, dated April 15, 1946 and recorded May 20, 1946 in Liber 97 of Deeds on page 682 of Antrim County Records.

                                 ARENAC COUNTY

         Certain land in Standish Township, Arenac County, Michigan described as:

                  A parcel of land in the SW 1/4 of the NW 1/4 of Section 12, T18N, R4E, described as follows: To find the place of beginning of said parcel of land, commence at the Northwest corner of Section 12, T18N, R4E; run thence South along the West line of said section, said West line of said section being also the center line of East City Limits Road 2642.15 feet to the W 1/4 post of said section and the place of beginning of said parcel of land; running thence N 88 degrees 26' 00" E along the East and West 1/4 line of said section, 660.0 feet; thence North parallel with the West line of said section, 310.0 feet; thence S 88 degrees 26' 00" W, 330.0 feet; thence South parallel with the West line of said section, 260.0 feet; thence S 88 degrees 26' 00" W, 330.0 feet to the West line of said section and the center line of East City Limits Road; thence South along the said West line of said section,
         50.0 feet to the place of beginning.

                                  BARRY COUNTY

         Certain land in Johnstown Township, Barry County, Michigan described as:

                  A strip of land 311 feet in width across the SW 1/4 of the NE 1/4 of Section 31, T1N, R8W, described as follows: To find the place of beginning of this description, commence at the E 1/4 post of said section; run thence N 00 degrees 55' 00" E along the East line of said section, 555.84 feet; thence N 59 degrees 36' 20" W, 1375.64 feet; thence N 88 degrees 30' 00" W, 130 feet to a point on the East 1/8 line of said section and the place of beginning of this description; thence continuing N 88 degrees 30' 00" W, 1327.46 feet to the North and South 1/4 line of said section; thence S 00 degrees 39'35" W along said North and South 1/4 line of said section, 311.03 feet to a point, which said point is 952.72 feet distant N'ly from the East and West 1/4 line of said section as measured along said North and South 1/4 line of said section; thence S 88 degrees 30' 00" E, 1326.76 feet to the East 1/8 line of said section; thence N 00 degrees 47' 20" E along said East 1/8 line of said section, 311.02 feet to the place of beginning.

                                   BAY COUNTY

         Certain land in Frankenlust Township, Bay County, Michigan described as:

                  The South 250 feet of the N 1/2 of the W 1/2 of the W 1/2 of the SE 1/4 of Section 9, T13N, R4E.

                                 BENZIE COUNTY

         Certain land in Benzonia Township, Benzie County, Michigan described as:

                  A parcel of land in the Northeast 1/4 of Section 7, Township 26 North, Range 14 West, described as beginning at a point on the East line of said Section 7, said point being 320 feet North measured along the East line of said section from the East 1/4 post; running thence West 165 feet; thence North parallel with the East line of said section 165 feet; thence East 165 feet to the East line of said section; thence South 165 feet to the place of beginning.

                                 BRANCH COUNTY

         Certain land in Girard Township, Branch County, Michigan described as:

                  A parcel of land in the NE 1/4 of Section 23 T5S, R6W, described as beginning at a point on the North and South quarter line of said section at a point 1278.27 feet distant South of the North quarter post of said section, said distance being measured along the North and South quarter line of said section, running thence S89 degrees21'E 250 feet, thence North along a line parallel with the said North and South quarter line of said section 200 feet, thence N89 degrees21'W 250 feet to the North and South quarter line of said section, thence South along said North and South quarter line of said section 200 feet to the place of beginning.

                                 CALHOUN COUNTY

         Certain land in Convis Township, Calhoun County, Michigan described as:

                  A parcel of land in the SE 1/4 of the SE 1/4 of Section 32, T1S, R6W, described as follows: To find the place of beginning of this description, commence at the Southeast corner of said section; run thence North along the East line of said section 1034.32 feet to the place of beginning of this description; running thence N 89 degrees 39' 52" W, 333.0 feet; thence North 290.0 feet to the South 1/8 line of said section; thence S 89 degrees 39' 52" E along said South 1/8 line of said section 333.0 feet to the East line of said section; thence South along said East line of said section 290.0 feet to the place of beginning. (Bearings are based on the East line of Section 32, T1S, R6W, from the Southeast corner of said section to the Northeast corner of said section assumed as North.)

                                  CASS COUNTY

         Certain easement rights located across land in Marcellus Township, Cass County, Michigan described as:

                  The East 6 rods of the SW 1/4 of the SE 1/4 of Section 4, T5S, R13W.

                               CHARLEVOIX COUNTY

         Certain land in South Arm Township, Charlevoix County, Michigan described as:

                  A parcel of land in the SW 1/4 of Section 29, T32N, R7W, described as follows: Beginning at the Southwest corner of said section and running thence North along the West line of said section 788.25 feet to a point which is 528 feet distant South of the South 1/8 line of said section as measured along the said West line of said section; thence N 89 degrees 30' 19" E, parallel with said South 1/8 line of said section 442.1 feet; thence South 788.15 feet to the South line of said section; thence S 89 degrees 29' 30" W, along said South line of said section 442.1 feet to the place of beginning.

                                CHEBOYGAN COUNTY

         Certain land in Inverness Township, Cheboygan County, Michigan described as:

                  A parcel of land in the SW frl 1/4 of Section 31, T37N, R2W, described as beginning at the Northwest corner of the SW frl 1/4, running thence East on the East and West quarter line of said Section, 40 rods, thence South parallel to the West line of said Section 40 rods, thence West 40 rods to the West line of said Section, thence North 40 rods to the place of beginning.

                                  CLARE COUNTY

         Certain land in Frost Township, Clare County, Michigan described as:

                  The East 150 feet of the North 225 feet of the NW 1/4 of the NW 1/4 of Section 15, T20N, R4W.

                                 CLINTON COUNTY

         Certain land in Watertown Township, Clinton County, Michigan described as:

                  The NE 1/4 of the NE 1/4 of the SE 1/4 of Section 22, and the North 165 feet of the NW 1/4 of the NE 1/4 of the SE 1/4 of Section 22, T5N, R3W.

                                CRAWFORD COUNTY

         Certain land in Lovells Township, Crawford County, Michigan described as:

                  A parcel of land in Section 1, T28N, R1W, described as:
         Commencing at NW corner said section; thence South 89 degrees53'30" East along North section line 105.78 feet to point of beginning; thence South 89 degrees53'30" East along North section line 649.64 feet; thence South 55 degrees 42'30" East 340.24 feet; thence South 55 degrees 44' 37" East 5,061.81 feet to the East section line; thence South 00 degrees 00' 08" West along East section line 441.59 feet; thence North 55 degrees 44' 37" West 5,310.48 feet; thence North 55 degrees 42'30" West 877.76 feet to point of beginning.

                                  EATON COUNTY

         Certain land in Eaton Township, Eaton County, Michigan described as:

                  A parcel of land in the SW 1/4 of Section 6, T2N, R4W, described as follows: To find the place of beginning of this description commence at the

         Southwest corner of said section; run thence N 89 degrees 51' 30" E along the South line of said section 400 feet to the place of beginning of this description; thence continuing N 89 degrees 51' 30" E, 500 feet; thence N 00 degrees 50' 00" W, 600 feet; thence S 89 degrees 51' 30" W parallel with the South line of said section 500 feet; thence S 00 degrees 50' 00" E, 600 feet to the place of beginning.

                                  EMMET COUNTY

         Certain land in Wawatam Township, Emmet County, Michigan described as:

                  The West 1/2 of the Northeast 1/4 of the Northeast 1/4 of
         Section 23, T39N, R4W.

                                 GENESEE COUNTY

         Certain land in Argentine Township, Genesee County, Michigan described as:

                  A parcel of land of part of the SW 1/4 of Section 8, T5N, R5E, being more particularly described as follows:

                   Beginning at a point of the West line of Duffield Road, 100 feet wide, (as now established) distant 829.46 feet measured N01 degrees42'56"W and 50 feet measured S88 degrees14'04"W` from the South quarter corner, Section 8, T5N, R5E; thence S88 degrees14'04"W a distance of 550 feet; thence N01 degrees42'56"W a distance of 500 feet to a point on the North line of the South half of the Southwest quarter of said Section 8; thence N88 degrees14'04"E along the North line of South half of the Southwest quarter of said Section 8 a distance 550 feet to a point on the West line of Duffield Road, 100 feet wide (as now established); thence S01 degrees42'56"E along the West line of said Duffield Road a distance of 500 feet to the point of beginning.

                                 GLADWIN COUNTY

         Certain land in Secord Township, Gladwin County, Michigan described as:

                  The East 400 feet of the South 450 feet of Section 2, T19N,
         R1E.

                             GRAND TRAVERSE COUNTY

         Certain land in Mayfield Township, Grand Traverse County, Michigan described as:

                  A parcel of land in the Northwest 1/4 of Section 3, T25N, R11W, described as follows: Commencing at the Northwest corner of said section, running thence S 89 degrees19'15" E along the North line of said section and the center line of Clouss Road 225 feet, thence South 400 feet, thence N 89 degrees19'15" W 225 feet to the West line of said section and the center line of

         Hannah Road, thence North along the West line of said section and the center line of Hannah Road 400 feet to the place of beginning for this description.

                                 GRATIOT COUNTY

         Certain land in Fulton Township, Gratiot County, Michigan described as:

                  A parcel of land in the NE 1/4 of Section 7, Township 9 North, Range 3 West, described as beginning at a point on the North line of George Street in the Village of Middleton, which is 542 feet East of the North and South one-quarter (1/4) line of said Section 7; thence North 100 feet; thence East 100 feet; thence South 100 feet to the North line of George Street; thence West along the North line of George Street 100 feet to place of beginning.

                                HILLSDALE COUNTY

         Certain land in Litchfield Village, Hillsdale County, Michigan described as:

                  Lot 238 of Block three (3) of Assessors Plat of the Village of Litchfield.

                                  HURON COUNTY

         Certain easement rights located across land in Sebewaing Township, Huron County, Michigan described as:

                  The North 1/2 of the Northwest 1/4 of Section 15, T15N, R9E.

                                 INGHAM COUNTY

         Certain land in Vevay Township, Ingham County, Michigan described as:

                  A parcel of land 660 feet wide in the Southwest 1/4 of Section 7 lying South of the centerline of Sitts Road as extended to the North-South 1/4 line of said Section 7, T2N, R1W, more particularly described as follows: Commence at the Southwest corner of said Section 7, thence North along the West line of said Section 2502.71 feet to the centerline of Sitts Road; thence South 89 degrees54'45" East along said centerline 2282.38 feet to the place of beginning of this description; thence continuing South 89 degrees54'45" East along said centerline and said centerline extended 660.00 feet to the North-South 1/4 line of said section; thence South 00 degrees07'20" West 1461.71 feet; thence North 89 degrees34'58" West 660.00 feet; thence North 00 degrees07'20" East 1457.91 feet to the centerline of Sitts Road and the place of beginning.

                                  IONIA COUNTY

         Certain land in Sebewa Township, Ionia County, Michigan described as:

                  A strip of land 280 feet wide across that part of the SW 1/4 of the NE 1/4 of Section 15, T5N, R6W, described as follows:

                  To find the place of beginning of this description commence at the E 1/4 corner of said section; run thence N 00 degrees 05' 38" W along the East line of said section, 1218.43 feet; thence S 67 degrees 18' 24" W, 1424.45 feet to the East 1/8 line of said section and the place of beginning of this description; thence continuing S 67 degrees 18' 24" W, 1426.28 feet to the North and South 1/4 line of said section at a point which said point is 105.82 feet distant N'ly of the center of said section as measured along said North and South 1/4 line of said section; thence N 00 degrees 04' 47" E along said North and South 1/4 line of said section, 303.67 feet; thence N 67 degrees 18' 24" E, 1425.78 feet to the East 1/8 line of said section; thence S 00 degrees 00' 26" E along said East 1/8 line of said section, 303.48 feet to the place of beginning. (Bearings are based on the East line of Section 15, T5N, R6W, from the E 1/4 corner of said section to the Northeast corner of said section assumed as N 00 degrees 05' 38" W.)

                                  IOSCO COUNTY

         Certain land in Alabaster Township, Iosco County, Michigan described as:

                  A parcel of land in the NW 1/4 of Section 34, T21N, R7E, described as follows: To find the place of beginning of this description commence at the N 1/4 post of said section; run thence South along the North and South 1/4 line of said section, 1354.40 feet to the place of beginning of this description; thence continuing South along the said North and South 1/4 line of said section, 165.00 feet to a point on the said North and South 1/4 line of said section which said point is 1089.00 feet distant North of the center of said section; thence West 440.00 feet; thence North 165.00 feet; thence East 440.00 feet to the said North and South 1/4 line of said section and the place of beginning.

                                ISABELLA COUNTY

         Certain land in Chippewa Township, Isabella County, Michigan described as:

                  The North 8 rods of the NE 1/4 of the SE 1/4 of Section 29, T14N, R3W.

                                 JACKSON COUNTY

         Certain land in Waterloo Township, Jackson County, Michigan described as:

                  A parcel of land in the North fractional part of the N fractional 1/2 of Section 2, T1S, R2E, described as follows: To find the place of beginning of this description commence at the E 1/4 post of said section; run thence N 01 degrees 03' 40" E along the East line of said section 1335.45 feet to the North 1/8 line of said section and the place of beginning of this description; thence N 89 degrees 32' 00" W, 2677.7 feet to the North and South 1/4 line of said section; thence S 00 degrees 59' 25" W along the North and South 1/4 line of said section 22.38
         feet to the North 1/8 line of said section; thence S 89 degrees 59' 10" W along the North 1/8 line of said section 2339.4 feet to the center line of State Trunkline Highway M-52; thence N 53 degrees 46' 00" W along the center line of said State Trunkline Highway 414.22 feet to the West line of said section; thence N 00 degrees 55' 10" E along the West line of said section 74.35 feet; thence S 89 degrees 32' 00" E, 5356.02 feet to the East line of said section; thence S 01 degrees 03' 40" W along the East line of said section 250 feet to the place of beginning.

                                KALAMAZOO COUNTY

         Certain land in Alamo Township, Kalamazoo County, Michigan described as:

                  The South 350 feet of the NW 1/4 of the NW 1/4 of Section 16, T1S, R12W, being more particularly described as follows: To find the place of beginning of this description, commence at the Northwest corner of said section; run thence S 00 degrees 36' 55" W along the West line of said section 971.02 feet to the place of beginning of this description; thence continuing S 00 degrees 36' 55" W along said West line of said section 350.18 feet to the North 1/8 line of said section; thence S 87 degrees 33' 40" E along the said North 1/8 line of said section 1325.1 feet to the West 1/8 line of said section; thence N 00 degrees 38' 25" E along the said West 1/8 line of said section 350.17 feet; thence N 87 degrees 33' 40" W, 1325.25 feet to the place of beginning.

                                KALKASKA COUNTY

         Certain land in Kalkaska Township, Kalkaska County, Michigan described as:

                  The NW 1/4 of the SW 1/4 of Section 4, T27N, R7W, excepting therefrom all mineral, coal, oil and gas and such other rights as were reserved unto the State of Michigan in that certain deed running from the Department of Conservation for the State of Michigan to George Welker and Mary Welker, his wife, dated October 9, 1934 and recorded December 28, 1934 in Liber 39 on page 291 of Kalkaska County Records, and subject to easement for pipeline purposes as granted to Michigan Consolidated Gas Company by first party herein on April 4, 1963 and recorded June 21, 1963 in Liber 91 on page 631 of Kalkaska County Records.

                                  KENT COUNTY

         Certain land in Caledonia Township, Kent County, Michigan described as:

                  A parcel of land in the Northwest fractional 1/4 of Section 15, T5N, R10W, described as follows: To find the place of beginning of this description commence at the North 1/4 corner of said section, run thence S 0 degrees 59' 26" E along the North and South 1/4 line of said section 2046.25 feet to the place of beginning of this description, thence continuing S 0 degrees 59' 26" E along said North and South 1/4 line of said section 332.88 feet, thence S 88 degrees 58' 30"

         W 2510.90 feet to a point herein designated "Point A" on the East bank of the Thornapple River, thence continuing S 88 degrees 53' 30" W to the center thread of the Thornapple River, thence NW'ly along the center thread of said Thornapple River to a point which said point is S 88 degrees 58' 30" W of a point on the East bank of the Thornapple River herein designated "Point B", said "Point B" being N 23 degrees 41' 35" W 360.75 feet from said above-described "Point A", thence N 88 degrees 58' 30" E to said "Point B", thence continuing N 88 degrees 58' 30" E 2650.13 feet to the place of beginning. (Bearings are based on the East line of Section 15, T5N, R10W between the East 1/4 corner of said section and the Northeast corner of said section assumed as N 0 degrees 59' 55" W.)

                                  LAKE COUNTY

         Certain land in Pinora and Cherry Valley Townships, Lake County, Michigan described as:

                  A strip of land 50 feet wide East and West along and adjoining the West line of highway on the East side of the North 1/2 of Section 13 T18N, R12W. Also a strip of land 100 feet wide East and West along and adjoining the East line of the highway on the West side of following described land: The South 1/2 of NW 1/4, and the South 1/2 of the NW 1/4 of the SW 1/4, all in Section 6, T18N, R11W.

                                 LAPEER COUNTY

         Certain land in Hadley Township, Lapeer County, Michigan described as:

                  The South 825 feet of the W 1/2 of the SW 1/4 of Section 24, T6N, R9E, except the West 1064 feet thereof.

                                LEELANAU COUNTY

         Certain land in Cleveland Township, Leelanau County, Michigan described as:

                  The North 200 feet of the West 180 feet of the SW 1/4 of the SE 1/4 of Section 35, T29N, R13W.

                                 LENAWEE COUNTY

         Certain land in Madison Township, Lenawee County, Michigan described as:

                  A strip of land 165 feet wide off the West side of the following described premises: The E 1/2 of the SE 1/4 of Section 12. The E 1/2 of the NE 1/4 and the NE 1/4 of the SE 1/4 of Section 13, being all in T7S, R3E, excepting therefrom a parcel of land in the E 1/2 of the SE 1/4 of Section 12, T7S, R3E, beginning at the Northwest corner of said E 1/2 of the SE 1/4 of Section 12, running thence East 4 rods, thence South 6 rods, thence West 4 rods, thence North 6 rods to the place of beginning.

                               LIVINGSTON COUNTY

         Certain land in Cohoctah Township, Livingston County, Michigan described as:

                  Parcel 1

                  The East 390 feet of the East 50 rods of the SW 1/4 of Section 30, T4N, R4E.

                  Parcel 2

                  A parcel of land in the NW 1/4 of Section 31, T4N, R4E, described as follows: To find the place of beginning of this description commence at the N 1/4 post of said section; run thence N 89 degrees 13' 06" W along the North line of said section, 330 feet to the place of beginning of this description; running thence S 00 degrees 52' 49" W, 2167.87 feet; thence N 88 degrees 59' 49" W, 60 feet; thence N 00 degrees 52' 49" E, 2167.66 feet to the North line of said section; thence S 89 degrees 13' 06" E along said North line of said section, 60 feet to the place of beginning.

                                 MACOMB COUNTY

     Certain land in Macomb Township, Macomb County, Michigan described as:

                  A parcel of land commencing on the West line of the E 1/2 of the NW 1/4 of fractional Section 6, 20 chains South of the NW corner of said E 1/2 of the NW 1/4 of Section 6; thence South on said West line and the East line of A. Henry Kotner's Hayes Road Subdivision #15, according to the recorded plat thereof, as recorded in Liber 24 of Plats, on page 7, 24.36 chains to the East and West 1/4 line of said
         Section 6; thence East on said East and West 1/4 line 8.93 chains; thence North parallel with the said West line of the E 1/2 of the NW 1/4 of Section 6, 24.36 chains; thence West 8.93 chains to the place of beginning, all in T3N, R13E.

                                MANISTEE COUNTY

         Certain land in Manistee Township, Manistee County, Michigan described as:

                  A parcel of land in the SW 1/4 of Section 20, T22N, R16W, described as follows: To find the place of beginning of this description, commence at the Southwest corner of said section; run thence East along the South line of said section 832.2 feet to the place of beginning of this description; thence continuing East along said South line of said section 132 feet; thence North 198 feet; thence West 132 feet; thence South 198 feet to the place of beginning, excepting therefrom the South 2 rods thereof which was conveyed to Manistee Township for highway purposes by a Quitclaim Deed dated June 13, 1919 and recorded July 11, 1919 in Liber 88 of Deeds on page 638 of Manistee County Records.

                                  MASON COUNTY

         Certain land in Riverton Township, Mason County, Michigan described as:

                  Parcel 1

                  The South 10 acres of the West 20 acres of the S 1/2 of the NE 1/4 of Section 22, T17N, R17W.

                  Parcel 2

                  A parcel of land containing 4 acres of the West side of highway, said parcel of land being described as commencing 16 rods South of the Northwest corner of the NW 1/4 of the SW 1/4 of Section 22, T17N, R17W, running thence South 64 rods, thence NE'ly and N'ly and NW'ly along the W'ly line of said highway to the place of beginning, together with any and all right, title, and interest of Howard C. Wicklund and Katherine E. Wicklund in and to that portion of the hereinbefore mentioned highway lying adjacent to the E'ly line of said above described land.

                                 MECOSTA COUNTY

         Certain land in Wheatland Township, Mecosta County, Michigan described as:

                  A parcel of land in the SW 1/4 of the SW 1/4 of Section 16, T14N, R7W, described as beginning at the Southwest corner of said section; thence East along the South line of Section 133 feet; thence North parallel to the West section line 133 feet; thence West 133 feet to the West line of said Section; thence South 133 feet to the place of beginning.

                                 MIDLAND COUNTY

         Certain land in Ingersoll Township, Midland County, Michigan described as:

                  The West 200 feet of the W 1/2 of the NE 1/4 of Section 4, T13N, R2E.

                                MISSAUKEE COUNTY

         Certain land in Norwich Township, Missaukee County, Michigan described as:

                  A parcel of land in the NW 1/4 of the NW 1/4 of Section 16, T24N, R6W, described as follows: Commencing at the Northwest corner of said section, running thence N 89 degrees 01' 45" E along the North line of said section 233.00 feet; thence South 233.00 feet; thence S 89 degrees 01' 45" W, 233.00 feet to the West line of said section; thence North along said West line of said section 233.00 feet to the place of beginning. (Bearings are based on the West line of Section 16, T24N, R6W, between the Southwest and Northwest corners of said section assumed as North.)

                                 MONROE COUNTY

         Certain land in Whiteford Township, Monroe County, Michigan described as:

                  A parcel of land in the SW1/4 of Section 20, T8S, R6E, described as follows: To find the place of beginning of this description commence at the S 1/4 post of said section; run thence West along the South line of said section 1269.89 feet to the place of beginning of this description; thence continuing West along said South line of said section 100 feet; thence N 00 degrees 50' 35" E, 250 feet; thence East 100 feet; thence S 00 degrees 50' 35" W parallel with and
         16.5 feet distant W'ly of as measured perpendicular to the West 1/8 line of said section, as occupied, a distance of 250 feet to the place of beginning.

                                MONTCALM COUNTY

         Certain land in Crystal Township, Montcalm County, Michigan described as:

                  The N 1/2 of the S 1/2 of the SE 1/4 of Section 35, T10N, R5W.

                               MONTMORENCY COUNTY

         Certain land in the Village of Hillman, Montmorency County, Michigan described as:

                  Lot 14 of Hillman Industrial Park, being a subdivision in the South 1/2 of the Northwest 1/4 of Section 24, T31N, R4E, according to the plat thereof recorded in Liber 4 of Plats on Pages 32-34, Montmorency County Records.

                                MUSKEGON COUNTY

         Certain land in Casnovia Township, Muskegon County, Michigan described as:

                  The West 433 feet of the North 180 feet of the South 425 feet of the SW 1/4 of Section 3, T10N, R13W.

                                 NEWAYGO COUNTY

         Certain land in Ashland Township, Newaygo County, Michigan described as:

                  The West 250 feet of the NE 1/4 of Section 23, T11N, R13W.

                                 OAKLAND COUNTY

         Certain land in Wixcom City, Oakland County, Michigan described as:

                  The E 75 feet of the N 160 feet of the N 330 feet of the W
         526.84 feet of the NW 1/4 of the NW 1/4 of Section 8, T1N, R8E, more particularly described as follows: Commence at the NW corner of said
         Section 8, thence N 87 degrees 14' 29" E along the North line of said
         Section 8 a distance of 451.84 feet to the place of beginning for this description; thence continuing N 87 degrees 14' 29" E along said North section line a distance of 75.0 feet to the East line of the West 526.84 feet of the NW 1/4 of the NW 1/4 of said
         Section 8; thence S 02 degrees 37' 09" E along said East line a distance of 160.0 feet; thence S 87 degrees 14' 29" W a distance of
         75.0 feet; thence N 02 degrees 37' 09" W a distance of 160.0 feet to the place of beginning.

                                 OCEANA COUNTY

         Certain land in Crystal Township, Oceana County, Michigan described as:

                  The East 290 feet of the SE 1/4 of the NW 1/4 and the East 290 feet of the NE 1/4 of the SW 1/4, all in Section 20, T16N, R16W.

                                 OGEMAW COUNTY

         Certain land in West Branch Township, Ogemaw County, Michigan described as:

                  The South 660 feet of the East 660 feet of the NE 1/4 of the NE 1/4 of Section 33, T22N, R2E.

                                 OSCEOLA COUNTY

         Certain land in Hersey Township, Osceola County, Michigan described as:

                  A parcel of land in the North 1/2 of the Northeast 1/4 of
         Section 13, T17N, R9W, described as commencing at the Northeast corner of said Section; thence West along the North Section line 999 feet to the point of beginning of this description; thence S 01 degrees 54' 20" E 1327.12 feet to the North 1/8 line; thence S 89 degrees 17' 05" W along the North 1/8 line 330.89 feet; thence N 01 degrees 54' 20" W 1331.26 feet to the North Section line; thence East along the North Section line 331 feet to the point of beginning.

                                 OSCODA COUNTY

         Certain land in Comins Township, Oscoda County, Michigan described as:

                  The East 400 feet of the South 580 feet of the W 1/2 of the SW 1/4 of Section 15, T27N, R3E.

                                 OTSEGO COUNTY

         Certain land in Corwith Township, Otsego County, Michigan described as:

                  Part of the NW 1/4 of the NE 1/4 of Section 28, T32N, R3W, described as: Beginning at the N 1/4 corner of said section; running thence S 89 degrees 04' 06" E along the North line of said section,
         330.00 feet; thence S 00 degrees 28' 43" E, 400.00 feet; thence N 89 degrees 04' 06" W, 330.00 feet to the North and

         South 1/4 line of said section; thence N 00 degrees 28' 43" W along the said North and South 1/4 line of said section, 400.00 feet to the point of beginning; subject to the use of the N'ly 33.00 feet thereof for highway purposes.

                                 OTTAWA COUNTY

         Certain land in Robinson Township, Ottawa County, Michigan described as:

                  The North 660 feet of the West 660 feet of the NE 1/4 of the NW 1/4 of Section 26, T7N, R15W.

                              PRESQUE ISLE COUNTY

         Certain land in Belknap and Pulawski Townships, Presque Isle County, Michigan described as:

                  Part of the South half of the Northeast quarter, Section 24, T34N, R5E, and part of the Northwest quarter, Section 19, T34N, R6E, more fully described as: Commencing at the East 1/4 corner of said
         Section 24; thence N 00 degrees15'47" E, 507.42 feet, along the East line of said Section 24 to the point of beginning; thence S 88 degrees15'36" W, 400.00 feet, parallel with the North 1/8 line of said
         Section 24; thence N 00 degrees15'47" E, 800.00 feet, parallel with said East line of Section 24; thence N 88 degrees15'36"E, 800.00 feet, along said North 1/8 line of Section 24 and said line extended; thence S 00 degrees15'47" W, 800.00 feet, parallel with said East line of
         Section 24; thence S 88 degrees15'36" W, 400.00 feet, parallel with said North 1/8 line of Section 24 to the point of beginning.

                  Together with a 33 foot easement along the West 33 feet of the Northwest quarter lying North of the North 1/8 line of Section 24, Belknap Township, extended, in Section 19, T34N, R6E.

                                ROSCOMMON COUNTY

         Certain land in Gerrish Township, Roscommon County, Michigan described as:

                  A parcel of land in the NW 1/4 of Section 19, T24N, R3W, described as follows: To find the place of beginning of this description commence at the Northwest corner of said section, run thence East along the North line of said section 1,163.2 feet to the place of beginning of this description (said point also being the place of intersection of the West 1/8 line of said section with the North line of said section), thence S 01 degrees 01' E along said West 1/8 line 132 feet, thence West parallel with the North line of said section 132 feet, thence N 01 degrees 01' W parallel with said West 1/8 line of said section 132 feet to the North line of said section, thence East along the North line of said section 132 feet to the place of beginning.

                                 SAGINAW COUNTY

         Certain land in Chapin Township, Saginaw County, Michigan described as:

                  A parcel of land in the SW 1/4 of Section 13, T9N, R1E, described as follows: To find the place of beginning of this description commence at the Southwest corner of said section; run thence North along the West line of said section 1581.4 feet to the place of beginning of this description; thence continuing North along said West line of said section 230 feet to the center line of a creek; thence S 70 degrees 07' 00" E along said center line of said creek
         196.78 feet; thence South 163.13 feet; thence West 185 feet to the West line of said section and the place of beginning.

                                 SANILAC COUNTY

         Certain easement rights located across land in Minden Township, Sanilac County, Michigan described as:

                  The Southeast 1/4 of the Southeast 1/4 of Section 1, T14N, R14E, excepting therefrom the South 83 feet of the East 83 feet thereof.

                               SHIAWASSEE COUNTY

         Certain land in Burns Township, Shiawassee County, Michigan described as:

                  The South 330 feet of the E 1/2 of the NE 1/4 of Section 36, T5N, R4E.

                                ST. CLAIR COUNTY

         Certain land in Ira Township, St. Clair County, Michigan described as:

                  The N 1/2 of the NW 1/4 of the NE 1/4 of Section 6, T3N, R15E.

                               ST. JOSEPH COUNTY

         Certain land in Mendon Township, St. Joseph County, Michigan described as:

                  The North 660 feet of the West 660 feet of the NW 1/4 of SW 1/4, Section 35, T5S, R10W.

                                 TUSCOLA COUNTY

         Certain land in Millington Township, Tuscola County, Michigan described as:

                  A strip of land 280 feet wide across the East 96 rods of the South 20 rods of the N 1/2 of the SE 1/4 of Section 34, T10N, R8E, more particularly described as commencing at the Northeast corner of Section 3, T9N, R8E, thence S 89 degrees 55' 35" W along the South line of said
         Section 34 a distance of 329.65 feet, thence N 18 degrees 11' 50" W a distance of 1398.67 feet to the South 1/8 line of said Section 34 and the place of beginning for this description; thence continuing N 18 degrees 11' 50" W a distance of
         349.91 feet; thence N 89 degrees 57' 01" W a distance of 294.80 feet; thence S 18 degrees 11' 50" E a distance of 350.04 feet to the South 1/8 line of said Section 34; thence S 89 degrees 58' 29" E along the South 1/8 line of said section a distance of 294.76 feet to the place of beginning.

                                VAN BUREN COUNTY

         Certain land in Covert Township, Van Buren County, Michigan described as:

                  All that part of the West 20 acres of the N 1/2 of the NE fractional 1/4 of Section 1, T2S, R17W, except the West 17 rods of the North 80 rods, being more particularly described as follows: To find the place of beginning of this description commence at the N 1/4 post of said section; run thence N 89 degrees 29' 20" E along the North line of said section 280.5 feet to the place of beginning of this description; thence continuing N 89 degrees 29' 20" E along said North line of said section 288.29 feet; thence S 00 degrees 44' 00" E, 1531.92 feet; thence S 89 degrees 33' 30" W, 568.79 feet to the North and South 1/4 line of said section; thence N 00 degrees 44' 00" W along said North and South 1/4 line of said section 211.4 feet; thence N 89 degrees 29' 20" E, 280.5 feet; thence N 00 degrees 44' 00" W, 1320 feet to the North line of said section and the place of beginning.

                                WASHTENAW COUNTY

         Certain land in Manchester Township, Washtenaw County, Michigan described as:

                  A parcel of land in the NE 1/4 of the NW 1/4 of Section 1, T4S, R3E, described as follows: To find the place of beginning of this description commence at the Northwest corner of said section; run thence East along the North line of said section 1355.07 feet to the West 1/8 line of said section; thence S 00 degrees 22' 20" E along said West 1/8 line of said section 927.66 feet to the place of beginning of this description; thence continuing S 00 degrees 22' 20" E along said West 1/8 line of said section 660 feet to the North 1/8 line of said section; thence N 86 degrees 36' 57" E along said North 1/8 line of said section 660.91 feet; thence N 00 degrees22' 20" W, 660 feet; thence S 86 degrees 36' 57" W, 660.91 feet to the place of beginning.

                                  WAYNE COUNTY

         Certain land in Livonia City, Wayne County, Michigan described as:

                  Commencing at the Southeast corner of Section 6, T1S, R9E; thence North along the East line of Section 6 a distance of 253 feet to the point of beginning; thence continuing North along the East line of
         Section 6 a distance of 50 feet; thence Westerly parallel to the South line of Section 6, a distance of 215 feet; thence Southerly parallel to the East line of Section 6 a distance of 50 feet;

         thence easterly parallel with the South line of Section 6 a distance of 215 feet to the point of beginning.

                                 WEXFORD COUNTY

         Certain land in Selma Township, Wexford County, Michigan described as:

                  A parcel of land in the NW 1/4 of Section 7, T22N, R10W, described as beginning on the North line of said section at a point 200 feet East of the West line of said section, running thence East along said North section line 450 feet, thence South parallel with said West section line 350 feet, thence West parallel with said North section line 450 feet, thence North parallel with said West section line 350 feet to the place of beginning.

         SECTION 12. The Company is a transmitting utility under Section 9401(5) of the Michigan Uniform Commercial Code (M.C.L. 440.9401(5)) as defined in M.C.L. 440.9105(n).


         IN WITNESS WHEREOF, said Consumers Energy Company has caused this Supplemental Indenture to be executed in its corporate name by its Chairman of the Board, President, a Vice President or its Treasurer and its corporate seal to be hereunto affixed and to be attested by its Secretary or an Assistant Secretary, and said JPMorgan Chase Bank, as Trustee as aforesaid, to evidence its acceptance hereof, has caused this Supplemental Indenture to be executed in its corporate name by a Vice President and its corporate seal to be hereunto affixed and to be attested by a Trust Officer, in several counterparts, all as of the day and year first above written.

                                              CONSUMERS ENERGY COMPANY



(SEAL)                                     By
                                              ----------------------------
                                              Laura L. Mountcastle
Attest:                                       Vice President and Treasurer



----------------------------
Don A. Forsblom
Assistant Secretary



Signed, sealed and delivered
by CONSUMERS ENERGY COMPANY
in the presence of


----------------------------
Kimberly C. Wilson


----------------------------
Sammie B. Dalton

STATE OF MICHIGAN           )
                             ss.
COUNTY OF JACKSON           )

                  The foregoing instrument was acknowledged before me this ___ day of ____________, 2002, by Laura L. Mountcastle, Vice President and Treasurer of CONSUMERS ENERGY COMPANY, a Michigan corporation, on behalf of the corporation.

                                           ------------------------------------
                                           Margaret Hillman, Notary Public
[Seal]                                     Jackson County, Michigan
                                           My Commission Expires: June 14, 2004

                                           JPMORGAN CHASE BANK, AS TRUSTEE



(SEAL)                                     By
                                              ----------------------------
                                              L. O'Brien
Attest:                                       Vice President



----------------------------

Trust Officer



Signed, sealed and delivered
by JPMORGAN CHASE BANK
in the presence of


----------------------------



----------------------------




STATE OF NEW YORK           )
                            ss.
COUNTY OF NEW YORK          )


                  The foregoing instrument was acknowledged before me this ____ day of _____________, 2002, by L. O'Brien, a Vice President of JPMORGAN CHASE BANK, a New York corporation, on behalf of the corporation.


                                        --------------------------------------
                                                                 Notary Public
[Seal]                                  New York County, New York
                                        My Commission Expires:

Prepared by:
Kimberly C. Wilson
212 West Michigan Avenue
Jackson, MI 49201

When recorded, return to:
Consumers Energy Company
General Services Real Estate Department
Attn: Nancy P. Fisher, P-21-411
1945 W. Parnall Road
Jackson, MI 49201

                                  EXHIBIT B-1

                             REQUIRED OPINIONS FROM

                           MICHAEL D. VANHEMERT, ESQ.

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan.

2. The execution and delivery of the Credit Documents by the Company and the performance by the Company of the Obligations have been duly authorized by all necessary corporate action and proceedings on the part of the Company and will not:

         (a) contravene the Company's Restated Articles of Incorporation, as amended, or bylaws;

         (b) contravene any law or any contractual restriction imposed by any indenture or any other agreement or instrument evidencing or governing indebtedness for borrowed money of the Company; or

         (c) result in or require the creation of any Lien upon or with respect to any of the Company's properties (except the lien in favor of the Agent pursuant to the Inventory Security Agreement and the lien of the Indenture securing the Bonds).

3. The Credit Documents have been duly executed and delivered by the Company.

4. To the best of my knowledge, there is no pending or threatened action or proceeding against the Company or any of its Consolidated Subsidiaries before any court, governmental agency or arbitrator (except (i) to the extent described in the Company's annual report on Form 10-K for the year ended December 31, 2001, quarterly report on Form 10-Q for the quarter ended June 30, 2002, and current reports on Form 8-K filed by the Company on July 30, 2002 and September 8, 2002, in each case as filed with the SEC, and (ii) such other similar actions, suits and proceedings predicated on the occurrence of the same events giving rise to any actions, suits and proceedings described in the reports filed with the SEC set forth in clause (i) of this paragraph 4) which might reasonably be expected to materially adversely affect the financial condition or results of operations of the Company and its Consolidated Subsidiaries, taken as a whole, or that would materially adversely affect the Company's ability to perform its obligations under any Credit Document. To the best of my knowledge, there is no litigation challenging the validity or the enforceability of any of the Credit Documents.

5. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Company of any Credit Document, except for the authorization to issue, sell or guarantee secured and/or unsecured short-term debt granted by the Federal Energy Regulatory Commission in Docket No. ES02-37-000 (hereinafter the "FERC Order"). The FERC Order is in full force and effect as of the date hereof.

6. The Bonds, assuming due authentication in accordance with the terms of the Indenture, are in due and proper form and, when delivered to the Agent pursuant to the Bond Delivery Agreement, will evidence and secure the Obligations owing under the Agreement and will be valid and enforceable obligations of the Company in accordance with their terms, secured by the lien of the Indenture on an equal and ratable basis with all other bonds issued thereunder and otherwise entitled to the benefits provided by the Indenture.

7. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and the execution and delivery of the Supplemental Indenture will not cause the Indenture to not be so qualified.

8. The Company is not an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

9. The Company (i) is a "public utility" and a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended (the "Holding Company Act"), and (ii) is currently exempt from all provisions of the Holding Company Act, except Section 9(a)(2) thereof.

10. In a properly presented case, a Michigan court or a federal court applying Michigan choice of law rules should give effect to the choice of law provisions of the Agreement and should hold that the Agreement is to be governed by the laws of the State of New York rather than the laws of the State of Michigan, except in the case of those provisions set forth in the Agreement the enforcement of which would contravene a fundamental policy of the State of Michigan. In the course of our review of the Agreement, nothing has come to my attention to indicate that any of such provisions would do so. Notwithstanding the foregoing, even if a Michigan court or a federal court holds that the Agreement is to be governed by the laws of the State of Michigan, the Agreement constitutes a legal, valid and binding obligation of the Company, enforceable under Michigan law (including usury provisions) against the Company in accordance with its terms, subject to (a) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                                  EXHIBIT B-2

                             REQUIRED OPINIONS FROM

                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

1. The execution and delivery of the Credit Documents by the Company and the performance by the Company of the Obligations will not:

         (a) contravene any contractual restriction imposed by the Company Indentures; or

         (b) result in or require the creation of any Lien upon or with respect to any of the Company's properties pursuant to either of the Company Indentures.

2. The Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to (a) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) the application of general principles of equity (regardless of whether considered in a preceding in equity or at law).

         "Company Indentures" means (i) the Indenture dated as of January 1, 1996, as supplemented and amended from time to time, between the Company (formerly known as Consumers Power Company) and The Bank of New York, as Trustee, and (ii) the Indenture dated as of February 1, 1998, as supplemented and amended from time to time, between the Company and JP Morgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee.

                                  EXHIBIT B-3

                             REQUIRED OPINIONS FROM

                  MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.

         1. The Bonds, assuming due authentication in accordance with the terms of the Indenture, are in due and proper form and, when delivered to the Agent pursuant to the Bond Delivery Agreement, will evidence and secure the Obligations owing under the Agreement and will be valid and enforceable obligations of the Company in accordance with their terms, secured by the lien of the Indenture on an equal and ratable basis with all other bonds issued thereunder and otherwise entitled to the benefits provided by the Indenture.

         2. The Inventory Security Agreement creates, in favor of the Agent, on behalf of and for the ratable benefit of the Banks, a valid security interest in all of the Company's right, title and interest in and to the Collateral (as defined in the Inventory Security Agreement) to the extent a security interest may be created therein under Article 9 of the Michigan Uniform Commercial Code. The financing statement is in proper form for filing with the Secretary of State of Michigan. Upon the filing of the financing statement in the office of the Secretary of State of Michigan, such security interest in the Collateral will be perfected.

                                   EXHIBIT C

                         FORM OF COMPLIANCE CERTIFICATE

         I, _________________, ______________ of Consumers Energy Company, a
Michigan corporation (the "Company"), DO HEREBY CERTIFY in connection with the Term Loan Agreement dated as of October 17, 2002 (the "Credit Agreement"; the terms defined therein being used herein as so defined) among the Company, various financial institutions and Bank One, NA (Main Office - Chicago), as Agent, that:

I.       Section 8.1 of the Credit Agreement provides that the Company shall:
         "At all times, maintain a ratio of Total Consolidated Debt to Total Consolidated Capitalization of not greater than 0.65 to 1.0."

         The following calculations are made in accordance with the definitions of Total Consolidated Debt and Total Consolidated Capitalization in the Credit Agreement and are correct and accurate as of _____________, ___:

A.       Total Consolidated Debt

         (a)      Indebtedness for borrowed money                 $

plus     (b)      Indebtedness for deferred purchase price of
                  property/services

plus     (c)      Unfunded Vested Liabilities

plus     (d)      Obligations under acceptance facilities

plus     (e)      Obligations under Capital Leases

plus     (f)      Obligations under interest rate swap, "cap",
                  "collar" or other hedging agreement

plus     (g)      Guaranties, endorsements and
                  other contingent obligations

minus    (h)      Principal amount of any Securitized Bonds

minus    (i)      Junior Subordinated Debt owned by any
                  Hybrid Preferred Securities Subsidiary

minus    (j)      Subordinated guaranties by the Company of
                  payments with respect to Hybrid Preferred
                  Securities

minus    (k)      Agreed upon percentage of Net Proceeds
                  from issuance of hybrid debt/equity
                  securities (other than Junior Subordinated
                  Debt and Hybrid Preferred Securities)

                                        TOTAL                     $

B.       Total Consolidated Capitalization:

         (a)      Total Consolidated Debt                         $

         (b)      Equity of common stockholders

         (c)      Equity of preference stockholders

         (d)      Equity of preferred stockholders

                                        TOTAL                     $

C.       Debt to Capital Ratio                                     _____ to 1.00
         (total of A divided by total of B)

II.      Section 8.2 of the Credit Agreement provides that the Company shall:
         "Not permit the ratio, determined as of the end of each of its fiscal quarters for the then most-recently ended four fiscal quarters, of (i) Consolidated EBIT to (ii) cash Consolidated Interest Expense to be less than 2.0 to 1.0"

                  The following calculations are made in accordance with the definitions of Consolidated EBIT and Consolidated Interest Expense in the Credit Agreement and are correct and accurate as of _____________, ___:

A.       Consolidated EBIT

         (a)      Consolidated Net Income                       $

plus     (b)      Consolidated Interest Expense                 $

plus     (c)      Expense for taxes paid or accrued             $

plus     (d)      Non-cash write-offs and write-downs           $
                  contained in the Company's Consolidated
                  Net Income, including, without limitation, write-offs or write-downs related to the sale of assets, impairment of assets and loss on contracts

plus     (e)      For any fiscal period ending prior to March   $
                  31, 2003, pre-tax write-off for the fiscal period ending December 31, 2001 in an amount not to exceed $126,000,000 arising from the loss on Power Purchase Agreement

                  - MCV Partnership

minus    (f)      Extraordinary gains realized other than in    $
                  the ordinary course of business

                                        TOTAL                   $

B.       Consolidated Interest Expense                          $

C.       Interest Coverage Ratio                                  _____ to 1.00
         (total of A divided by total of B)

         IN WITNESS WHEREOF, I have signed this Certificate this ___ day of _________, ___.

                                   EXHIBIT D

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

         This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of AssignoR] (the "Assignor") and [Insert name of AssigneE] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "Credit Agreement "), receipt of a copy of which is hereby acknowledged by the Assignee. The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

         For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations in its capacity as a Bank under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (including without limitation any letters of credit, guaranties and swingline loans included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.       Assignor:

2.       Assignee: __________________________ [and is an affiliate of Assignor]

3.       Borrower: CONSUMERS ENERGY COMPANY

4.       Agent: Bank One, NA, as the Agent under the Credit Agreement.

5. Credit Agreement: The Term Loan Agreement dated as of October 17, 2002 among Consumers Energy Company, the Banks party thereto, and Bank One, NA, as Agent.

6. Assigned Interest:

                      Aggregate Amount
                      of Commitments/          Amount of Commitments/     Percentage Assigned of
                      outstanding Term         outstanding Term Loans     Commitments/
Facility Assigned     Loans for all Banks*     Assigned*                  outstanding Term Loans(2)
-----------------     --------------------     ----------------------     ------------------------
                      $                        $                                        %
-----------------      -----------------        -----------------                 ------
                      $                        $                                        %
-----------------      -----------------        -----------------                 ------
                      $                        $                                        %
-----------------      -----------------        -----------------                 ------

7. Trade Date:                          (4)
              --------------------------

Effective Date: ____________________, 20__ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE
AGENT.]

         The terms set forth in this Assignment and Assumption are hereby agreed to:

                                        ASSIGNOR
                                        [NAME OF ASSIGNOR]

                                        By:
                                                Title:

                                        ASSIGNEE
                                        [NAME OF ASSIGNEE]

                                        By:
                                                Title:

[Consented to and ](5) Accepted:

BANK ONE, NA, as Agent

By:
Title:


[Consented to:](6)

* Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

2 Set forth, to at least 9 decimals, as a percentage of the Commitments/Term
  Loans of all Banks thereunder.

4 Insert if satisfaction of minimum amounts is to be determined as of the Trade
  Date.

5 To be added only if the consent of the Agent is required by the terms of the Credit Agreement.

6 To be added only if the consent of the Company and/or other parties is required by the terms of the Credit Agreement.

[NAME OF RELEVANT PARTY]


By:
Title:

                                    ANNEX 1
                            TERMS AND CONDITIONS FOR
                           ASSIGNMENT AND ASSUMPTION

                  1. Representations and Warranties.

                  1.1 Assignor. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectibility, or value of the Credit Documents or any collateral thereunder,
(iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document, (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document, (v) inspecting any of the property, books or records of the Company, or any guarantor, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Term Loans or the Credit Documents.

                  1.2. Assignee. The Assignee (a) represents and warrants that
(i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Bank under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Bank thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Bank thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in
Schedule 1 to this Assignment and Assumption, (iv) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Credit Documents will not be "plan assets" under ERISA, (v) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment and Assumption, (vi) it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Bank, and (vii) attached as Schedule 1 to this Assignment and Assumption is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and

(ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Bank.

                  2. Payments. The Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

                  3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Illinois.

                          ADMINISTRATIVE QUESTIONNAIRE

    (Schedule to be supplied by Closing Unit or Trading Documentation Unit)

   (For Forms for Primary Syndication call Peterine Svoboda at 312-732-8844)
      (For Forms after Primary Syndication call Jim Bartz at 312-732-1242)

              US AND NON-US TAX INFORMATION REPORTING REQUIREMENTS

    (Schedule to be supplied by Closing Unit or Trading Documentation Unit)

   (For Forms for Primary Syndication call Peterine Svoboda at 312-732-8844)
      (For Forms after Primary Syndication call Jim Bartz at 312-732-1242)

                                   EXHIBIT E

                             TERMS OF SUBORDINATION

                           [JUNIOR SUBORDINATED DEBT]

                                  ARTICLE ____
                                 SUBORDINATION

         Section ___.1 Applicability of Article; Securities Subordinated to Senior Indebtedness.

         (a) This Article ____ shall apply only to the Securities of any series which, pursuant to Section ___, are expressly made subject to this Article. Such Securities are referred to in this Article ____ as "Subordinated Securities."

         (b) The Issuer covenants and agrees, and each Holder of Subordinated Securities by his acceptance thereof likewise covenants and agrees, that the indebtedness represented by the Subordinated Securities and the payment of the principal and interest, if any, on the Subordinated Securities is subordinated and subject in right, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Indebtedness.

         "Senior Indebtedness" means the principal of and premium, if any, and interest on the following, whether outstanding on the date hereof or thereafter incurred, created or assumed: (i) indebtedness of the Issuer for money borrowed by the Issuer (including purchase money obligations) or evidenced by debentures (other than the Subordinated Securities), notes, bankers' acceptances or other corporate debt securities, or similar instruments issued by the Issuer; (ii) all capital lease obligations of the Issuer; (iii) all obligations of the Issuer issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Issuer and all obligations of the Issuer under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) obligations with respect to letters of credit; (v) all indebtedness of others of the type referred to in the preceding clauses (i) through (iv) assumed by or guaranteed in any manner by the Issuer or in effect guaranteed by the Issuer; (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of the Issuer (whether or not such obligation is assumed by the Issuer), except for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Subordinated Notes, as the case may be, including all other debt securities and guaranties in respect of those debt securities, issued to any other trusts, partnerships or other entities affiliated with the Issuer which act as a financing vehicle of the Issuer in connection with the issuance of preferred securities by such entity or other securities which rank pari passu with, or junior to, the Preferred Securities, and (2) any indebtedness between or among the Issuer and its affiliates; and/or
(vii) renewals, extensions or refundings of any of the indebtedness referred to in the preceding clauses unless, in the case of any particular indebtedness, renewal, extension or refunding, under the express provisions of the instrument creating or evidencing the same or the assumption or guarantee of the same, or pursuant to which the same is outstanding, such indebtedness or such renewal, extension or refunding thereof is not superior in right of payment to the Subordinated Securities.

         This Article shall constitute a continuing obligation to all Persons who, in reliance upon such provisions become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and they and/or each of them may enforce such provisions.

         Section ___.2 Issuer Not to Make Payments with Respect to Subordinated Securities in Certain Circumstances.

         (a) Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, all principal thereof and premium and interest thereon shall first be paid in full, or such payment duly provided for in cash in a manner satisfactory to the holders of such Senior Indebtedness, before any payment is made on account of the principal of, or interest on, Subordinated Securities or to acquire any Subordinated Securities or on account of any sinking fund provisions of any Subordinated Securities (except payments made in capital stock of the Issuer or in warrants, rights or options to purchase or acquire capital stock of the Issuer, sinking fund payments made in Subordinated Securities acquired by the Issuer before the maturity of such Senior Indebtedness, and payments made through the exchange of other debt obligations of the Issuer for such Subordinated Securities in accordance with the terms of such Subordinated Securities, provided that such debt obligations are subordinated to Senior Indebtedness at least to the extent that the Subordinated Securities for which they are exchanged are so subordinated pursuant to this Article ____).

         (b) Upon the happening and during the continuation of any default in payment of the principal of, or interest on, any Senior Indebtedness when the same becomes due and payable or in the event any judicial proceeding shall be pending with respect to any such default, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Issuer with respect to the principal of, or interest on, Subordinated Securities or to acquire any Subordinated Securities or on account of any sinking fund provisions of Subordinated Securities (except payments made in capital stock of the Issuer or in warrants, rights, or options to purchase or acquire capital stock of the Issuer, sinking fund payments made in Subordinated Securities acquired by the Issuer before such default and notice thereof, and payments made through the exchange of other debt obligations of the Issuer for such Subordinated Securities in accordance with the terms of such Subordinated Securities, provided that such debt obligations are subordinated to Senior Indebtedness at least to the extent that the Subordinated Securities for which they are exchanged are so subordinated pursuant to this Article ____).

         (c) In the event that, notwithstanding the provisions of this Section ___.2, the Issuer shall make any payment to the Trustee on account of the principal of or interest on Subordinated Securities, or on account of any sinking fund provisions of such Securities, after the maturity of any Senior Indebtedness as described in Section ___.2(a) above or after the happening of a default in payment of the principal of or interest on any Senior Indebtedness as described in Section ___.2(b) above, then, unless and until all Senior Indebtedness which shall have matured, and all premium and interest thereon, shall have been paid in full (or the declaration of acceleration thereof shall have been rescinded or annulled), or such default shall have been cured or waived or shall have ceased to exist, such payment (subject to the provisions of Sections ___.6 and ___.7) shall be held by the Trustee, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of such Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them) or their representative or the trustee under the indenture or other agreement (if any) pursuant to which such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all such Senior Indebtedness remaining unpaid to the extent necessary to pay the same in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. The Issuer shall give prompt written notice to the Trustee of any default in the payment of principal of or interest on any Senior Indebtedness.

         Section ___.3 Subordinated Securities Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of Issuer. Upon any distribution of assets of the Issuer in any dissolution, winding up, liquidation or reorganization of the Issuer (whether voluntary or involuntary, in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

         (a) the holders of all Senior Indebtedness shall first be entitled to receive payments in full of the principal thereof and premium and interest due thereon, or provision shall be made for such payment, before the Holders of Subordinated Securities are entitled to receive any payment on account of the principal of or interest on such Securities;

         (b) any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities (other than securities of the Issuer as reorganized or readjusted or securities of the Issuer or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article ____ with respect to Subordinated Securities, to the payment in full without diminution or modification by such plan of all Senior Indebtedness), to which the Holders of Subordinated Securities or the Trustee on behalf of the Holders of Subordinated Securities would be entitled except for the provisions of this Article ____ shall be paid or delivered by the liquidating trustee or agent or other person making such payment or distribution directly to the holders of Senior Indebtedness or their representative, or to the trustee under any indenture under which Senior Indebtedness may have been issued (pro rata as to each such holder, representative or trustee on the basis of the respective amounts of unpaid Senior Indebtedness held or represented by each), to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution or provision thereof to the holders of such Senior Indebtedness; and

         (c) in the event that notwithstanding the foregoing provisions of this Section ___.3, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities (other than securities of the Issuer as reorganized or readjusted or securities of the Issuer or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article ____ with respect to Subordinated Securities, to the payment in full without diminution or modification by such plan of all Senior Indebtedness), shall be received by the Trustee or the Holders of the Subordinated Securities on account of principal of or interest on the Subordinated Securities before all Senior Indebtedness is paid in full, or effective provision made for its payment, such payment or distribution (subject to the provisions of Section ___.6 and ___.7) shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative, or to the trustee under any indenture under which such Senior Indebtedness may have been issued (pro rata as provided in subsection (b) above), for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness.

         The Issuer shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Issuer.

         The consolidation of the Issuer with, or the merger of the Issuer into, another corporation or the liquidation or dissolution of the Issuer following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article ____ hereof shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section ___.3 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated such in Article ____.

         Section ___.4 Holders of Subordinated Securities to be Subrogated to Right of Holders of Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, the Holders of Subordinated Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Issuer applicable to the Senior Indebtedness until all amounts owing on Subordinated Securities shall be paid in full, and for the purposes of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Issuer or by or on behalf of the Holders of Subordinated Securities by virtue of this Article ____ which otherwise would have been made to the Holders of Subordinated Securities shall, as between the Issuer, its creditors other than holders of Senior Indebtedness and the Holders of Subordinated Securities, be deemed to be payment by the Issuer to or on account of the Senior Indebtedness, it being understood that the provisions of this Article ____ are and are intended solely for the purpose of defining the relative rights of the Holders of the Subordinated Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

         Section ___.5 Obligation of the Issuer Unconditional. Nothing contained in this Article ____ or elsewhere in this Indenture or in any Subordinated Security is intended to or shall impair, as among the Issuer, its creditors other than holders of Senior Indebtedness and the Holders of Subordinated Securities, the obligation of the Issuer, which is absolute and unconditional, to pay to the Holders of Subordinated Securities the principal of, and interest on, Subordinated Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of Subordinated Securities and creditors of the Issuer other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Subordinated Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article ____ of the holders of Senior Indebtedness in respect of cash, property or securities of the Issuer received upon the exercise of any such remedy. Upon any payment or distribution of assets of the Issuer referred to in this Article ____, the Trustee and Holders of Subordinated Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or, subject to the provisions of Section ___ and ___, a certificate of the receiver, trustee in bankruptcy, liquidating trustee or agent or other Person making such payment or distribution to the Trustee or the Holders of Subordinated Securities, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article
____.

         Nothing contained in this Article ____ or elsewhere in this Indenture or in any Subordinated Security is intended to or shall affect the obligation of the Issuer to make, or prevent the Issuer from making, at any time except during the pendency of any dissolution, winding up, liquidation or reorganization proceeding, and, except as provided in subsections (a) and (b) of Section ___.2, payments at any time of the principal of, or interest on, Subordinated Securities.

         Section ___.6 Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice. The Issuer shall give prompt written notice to the Trustee of any fact known to the Issuer which would prohibit the making of any payment or distribution to or by the Trustee in respect of the Subordinated Securities. Notwithstanding the provisions of this Article ____ or any provision of this Indenture, the Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment or distribution to or by the Trustee, unless at least two Business Days prior to the making of any such payment, the Trustee shall have received written notice thereof from the Issuer or from one or more holders of Senior Indebtedness or from any representative thereof or from any trustee therefor, together with proof satisfactory to the Trustee of such holding of Senior Indebtedness or of the authority of such representative or trustee; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections ___ and ___, shall be entitled to assume conclusively that no such facts exist. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a representative or trustee on behalf of the holder) to establish that such notice has been given by a holder of Senior Indebtedness (or a representative of or trustee on behalf of any such holder). In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payments or distribution pursuant of this Article ____, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, as to the extent to which such Person is entitled to participate in such payment or distribution, and as to other facts pertinent to the rights of such Person under this Article ____, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and nothing in this Article ____ shall apply to claims of, or payments to, the Trustee under or pursuant to Section ___.

         Section ___.7 Application by Trustee of Monies or Government Obligations Deposited with It. Money or Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Section ____ shall be for the sole benefit of Securityholders and, to the extent allocated for the payment of Subordinated Securities, shall not be subject to the subordination provisions of this Article ____, if the same are deposited in trust prior to the happening of any event specified in Section ___.2. Otherwise, any deposit of monies or Government Obligations by the Issuer with the Trustee or any paying agent (whether or not in trust) for the payment of the principal of, or interest on, any Subordinated Securities shall be subject to the provisions of Section ___.1, ___.2 and ___.3 except that, if prior to the date on which by the terms of this Indenture any such monies may become payable for any purposes (including, without limitation, the payment of the principal of, or the interest, if any, on any Subordinated Security) the Trustee shall not have received with respect to such monies the notice provided for in Section ___.6, then the Trustee or the paying agent shall have full power and authority to receive such monies and Government Obligations and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date. This Section ___.7 shall be construed solely for the benefit of the Trustee and paying agent and, as to the first sentence hereof, the Securityholders, and shall not otherwise effect the rights of holders of Senior Indebtedness.

         Section ___.8 Subordination Rights Not Impaired by Acts or Omissions of Issuer or Holders of Senior Indebtedness. No rights of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any act or failure to act, in good faith, by any such holders or by any noncompliance by the Issuer with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of the Issuer may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Subordinated Securities, without incurring responsibility to the Holders of the Subordinated Securities and without impairing or releasing the subordination provided in this Article ____ or the obligations hereunder of the Holders of the Subordinated Securities to the holders of such Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness;
(iii) release any Person liable in any manner for the collection for such Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Issuer, as the case may be, and any other Person.

         Section ___.9 Securityholders Authorize Trustee to Effectuate Subordination of Securities. Each Holder of Subordinated Securities by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article ____ and appoints the Trustee his attorney-in-fact for such purpose, including in the event of any dissolution, winding up, liquidation or reorganization of the Issuer (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise) the immediate filing of a claim for the unpaid balance of his Subordinated Securities in the form required in said proceedings and causing said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of Senior Indebtedness have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities.

         Section ___.10 Right of Trustee to Hold Senior Indebtedness. The Trustee in its individual capacity shall be entitled to all of the rights set forth in this Article ____ in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

         With respect to the holders of Senior Indebtedness of the Issuer, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article ____, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Indebtedness and, subject to the provisions of Sections ___.2 and ___.3, the Trustee shall not be liable to any holder of such Senior Indebtedness if it shall pay over or deliver to Holders of Subordinated Securities, the Issuer or any other Person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this Article ____ or otherwise.

         Section ___.11 Article ____ Not to Prevent Events of Defaults. The failure to make a payment on account of principal or interest by reason of any provision in this Article ____ shall not be construed as preventing the occurrence of an Event of Default under Section ----.

                                   EXHIBIT F

                             TERMS OF SUBORDINATION

                   [GUARANTY OF HYBRID PREFERRED SECURITIES]

         SECTION ___. This Guarantee will constitute an unsecured obligation of the Guarantor and will rank subordinate and junior in right of payment to all other liabilities of the Guarantor and pari passu with any guarantee now or hereafter entered into by the Guarantor in respect of the securities representing common beneficial interests in the assets of the Issuer or of any preferred or preference stock of any affiliate of the Guarantor.

                                  EXHIBIT G-1

            FORM OF BOND DELIVERY AGREEMENT (SUPPLEMENTAL INDENTURE)

                            BOND DELIVERY AGREEMENT



                            CONSUMERS ENERGY COMPANY

                                       TO

                             BANK ONE, NA, AS AGENT


                          Dated as of October 17, 2002




                                  Relating to
           First Mortgage Bonds, Collateral Series due April 15, 2003



                               ------------------

         THIS BOND DELIVERY AGREEMENT (this "Agreement"), dated as of October 17, 2002, is between Consumers Energy Company (the "Company"), and Bank One, NA, as agent (the "Agent") under the Term Loan Agreement (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") dated as of October 17, 2002, among the Company, the financial institutions parties thereto (the "Banks"), and the Agent. Capitalized terms used but not otherwise defined herein have the respective meanings assigned to such terms in the Loan Agreement.

         Whereas, the Company entered into the Loan Agreement and has made borrowings thereunder in accordance with the provisions thereof;

         Whereas, the Company has established its First Mortgage Bonds, Collateral Series due 2003, in the initial aggregate principal amount of $70,000,000 (the "Bonds") to be issued under and in accordance with that certain Eighty-Fifth Supplemental Indenture dated as of October 17, 2002 (the "Supplemental Indenture"), to the Indenture of the Company to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank) dated as of September 1, 1945 (as amended and supplemented, the "Indenture"); and

         Whereas, the Company proposes to issue and deliver to the Agent, for the benefit of the Banks, the Bonds in order to provide the Bonds as evidence of (and the benefit of the lien of the Indenture with respect to the Bonds for) the Obligations of the Company arising under the Loan Agreement;

         Now, therefore, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Company and the Agent hereby agree as follows:

                                    ARTICLE I
                                    THE BONDS

Section 1.1 Delivery of Bonds.

         In order to provide the Bonds as evidence of (and through the Bonds the benefit of the Lien of the Indenture for) the Obligations of the Company under the Loan Agreement as aforesaid, the Company hereby delivers to the Agent the Bonds in the aggregate principal amount of $70,000,000, maturing on April 15, 2003 and bearing interest as provided in the Supplemental Indenture. The obligation of the Company to pay the principal of and interest on the Bonds shall be deemed to have been satisfied and discharged in full or in part, as the case may be, to the extent of payment by the Company of the Obligations, all as set forth in the Bonds and in Section 1 of the Supplemental Indenture.

         The Bonds are registered in the name of the Agent and shall be owned and held by the Agent, subject to the provisions of this Agreement, for the benefit of the Banks, and the Company shall have no interest therein. The Agent shall be entitled to exercise all rights of bondholders under the Indenture with respect to the Bonds.

         The Agent hereby acknowledges receipt of the Bonds.

Section 1.2 Payments on the Bonds.

         Any payments received by the Agent on account of the principal of or interest on the Bonds shall be deemed to be and treated in all respects as payments of the Obligations, and such payments shall be distributed by the Agent to the Banks in accordance with the provisions of the Loan Agreement applicable to payments received by the Agent in respect of the Obligations (and the Company hereby consents to such distributions).

                                   ARTICLE II
                    NO TRANSFER OF BONDS; SURRENDER OF BONDS

Section 2.1 No Transfer of the Bonds.

         The Agent shall not sell, assign or otherwise transfer any Bonds delivered to it under this Agreement except to a successor administrative agent under the Loan Agreement. The Company may take such actions as it shall deem necessary, desirable or appropriate to effect compliance with such restrictions on transfer, including the issuance of stop-transfer instructions to the trustee under the Indenture or any other transfer agent thereunder.

Section 2.2 Surrender of Bonds.

                  (A) The Agent shall forthwith surrender to or upon the order of the Company all Bonds held by it at the first time at which the Commitments shall have been terminated and all Obligations shall have been paid in full.

                  (B) Upon any permanent reduction in the Commitments and/or prepayments of Term Loans pursuant to the terms of the Loan Agreement, the Agent shall forthwith surrender to or upon the order of the Company Bonds in an aggregate principal amount equal to the excess of the aggregate principal amount of Bonds held by the Agent over the sum of the total Commitments and the aggregate outstanding Term Loans.

                                  ARTICLE III
                                 GOVERNING LAW

         This Agreement shall construed in accordance with and governed by the internal laws (without regard to the conflict of laws provisions) of the State of New York, but giving effect to Federal laws applicable to national banks.

                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and the Agent have caused this Agreement to be executed and delivered as of the date first above written.

                                               CONSUMERS ENERGY COMPANY

                                               By:
                                                   ----------------------
                                               Name:
                                               Title:


                                               BANK ONE, NA, as Agent

                                               By:
                                                   ----------------------
                                               Name:
                                               Title:

                                  EXHIBIT G-2

      FORM OF BOND DELIVERY AGREEMENT (INCREMENTAL SUPPLEMENTAL INDENTURE)


                            BOND DELIVERY AGREEMENT




                            CONSUMERS ENERGY COMPANY

                                       TO

                             BANK ONE, NA, AS AGENT


                       Dated as of [______________], 2002



                                  Relating to
           First Mortgage Bonds, Collateral Series due April 15, 2003



                               ------------------

         THIS BOND DELIVERY AGREEMENT (this "Agreement"), dated as of [________], 2002, is between Consumers Energy Company (the "Company"), and Bank One, NA, as agent (the "Agent") under the Term Loan Agreement (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") dated as of October 17, 2002, among the Company, the financial institutions parties thereto (the "Banks"), and the Agent. Capitalized terms used but not otherwise defined herein have the respective meanings assigned to such terms in the Loan Agreement.

         Whereas, the Company entered into the Loan Agreement and has made borrowings thereunder in accordance with the provisions thereof;

         Whereas, the Company established certain First Mortgage Bonds, Collateral Series due 2003, in the aggregate principal amount of $70,000,000 (the "Initial Bonds") to be issued under and in accordance with that certain Eighty-Fifth Supplemental Indenture dated as of October 17, 2002 (the "Initial Supplemental Indenture") to the Indenture of the Company to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank) dated as of September 1, 1945 (as amended and supplemented, the "Indenture");

         Whereas, the Company has established its First Mortgage Bonds, Collateral Series due 2003, in the aggregate principal amount of $[INSERT AMOUNT OF DEFERRED DRAW TERM LOAN] (the "Bonds") to be issued under and in accordance with that certain Eighty-Sixth Supplemental Indenture dated as of [________], 2002 (the "Supplemental Indenture"), to the Indenture; and

         Whereas, the Company proposes to issue and deliver to the Agent, for the benefit of the Banks, the Bonds in order to provide the Bonds as additional evidence of (and the benefit of the lien of the Indenture with respect to the Bonds for) the Obligations of the Company arising under the Loan Agreement;

         Now, therefore, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Company and the Agent hereby agree as follows:

                                   ARTICLE I
                                    THE BONDS

Section 1.1 Delivery of Bonds.

         In order to provide the Bonds as evidence of (and through the Bonds the benefit of the Lien of the Indenture for) the Obligations of the Company under the Loan Agreement as aforesaid, the Company hereby delivers to the Agent the Bonds in the aggregate principal amount of $[INSERT AMOUNT OF DEFERRED DRAW TERM LOAN], maturing on April 15, 2003 and bearing interest as provided in the Supplemental Indenture. Without duplication in respect of any payment in respect of the Initial Bonds, the obligation of the Company to pay the principal of and interest on the Bonds shall be deemed to have been satisfied and discharged in full or in part, as the case may be, to the extent of payment by the Company of the Obligations, all as set forth in the Bonds and in Section 1 of the Supplemental Indenture.

         The Bonds are registered in the name of the Agent and shall be owned and held by the Agent, subject to the provisions of this Agreement, for the benefit of the Banks, and the Company shall have no interest therein. The Agent shall be entitled to exercise all rights of bondholders under the Indenture with respect to the Bonds.

         The Agent hereby acknowledges receipt of the Bonds.

Section 1.2 Payments on the Bonds.

         Without duplication in respect of any payment in respect of the Initial Bonds, any payments received by the Agent on account of the principal of or interest on the Bonds shall be deemed to be and treated in all respects as payments of the Obligations, and such payments shall be distributed by the Agent to the Banks in accordance with the provisions of the Loan Agreement applicable to payments received by the Agent in respect of the Obligations (and the Company hereby consents to such distributions).

                                   ARTICLE II
                    NO TRANSFER OF BONDS; SURRENDER OF BONDS

Section 2.1 No Transfer of the Bonds.

         The Agent shall not sell, assign or otherwise transfer any Bonds delivered to it under this Agreement except to a successor administrative agent under the Loan Agreement. The Company may take such actions as it shall deem necessary, desirable or appropriate to effect compliance with such restrictions on transfer, including the issuance of stop-transfer instructions to the trustee under the Indenture or any other transfer agent thereunder.

Section 2.2 Surrender of Bonds.

                  (C) The Agent shall forthwith surrender to or upon the order of the Company all Bonds held by it at the first time at which the Commitments shall have been terminated and all Obligations shall have been paid in full.

                  (D) Without duplication in respect of the surrender of any Initial Bonds, upon any permanent reduction in the Commitments and/or prepayments of Term Loans pursuant to the terms of the Loan Agreement, the Agent shall forthwith surrender to or upon the order of the Company Bonds in an aggregate principal amount equal to the excess of the aggregate principal amount of Bonds held by the Agent over the sum of the total Commitments and the aggregate outstanding Term Loans.

                                  ARTICLE III
                                 GOVERNING LAW

         This Agreement shall construed in accordance with and governed by the internal laws (without regard to the conflict of laws provisions) of the State of New York, but giving effect to Federal laws applicable to national banks.

                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and the Agent have caused this Agreement to be executed and delivered as of the date first above written.

                                               CONSUMERS ENERGY COMPANY

                                               By:
                                                   ----------------------
                                               Name:
                                               Title:


                                               BANK ONE, NA, as Agent

                                               By:
                                                   ----------------------
                                               Name:
                                               Title:

                               COMMITMENT SCHEDULE

                       INITIAL TERM      DEFERRED DRAW       INCREMENTAL
                         LOAN              TERM LOAN         DEFERRED DRAW
BANK                   COMMITMENT         COMMITMENTS        COMMITMENTS*
----                   ------------      -------------       -------------
Bank One, NA           $38,888,889        $2,777,778         $44,444,444

Barclays Bank PLC      $31,111,111        $2,222,222         $35,555,556

AGGREGATE              $70,000,000        $5,000,000         $80,000,000
COMMITMENTS

                  *No Bank's Incremental Deferred Draw Commitment shall be effective and binding on such Bank, and no Bank shall be required to make any Deferred Draw Term Loan pursuant to any Incremental Deferred Draw Commitment hereunder, unless and until the Company shall have satisfied the conditions set forth in Section 11.2.